                                                                    Exhibit 10.7

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                          Dated as of February 28, 1997

                                      among

                          BERINGER WINE ESTATES COMPANY

                                   as Borrower

                                       and

                     PACIFIC COAST FARM CREDIT SERVICES, ACA

                                   COBANK, ACB

                              BANK OF AMERICA NT&SA

                      GENERAL ELECTRIC CAPITAL CORPORATION

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
                       RABOBANK NEDERLAND, NEW YORK BRANCH

                        THE FIRST NATIONAL BANK OF BOSTON

                                   as Lenders

                                       and

                     PACIFIC COAST FARM CREDIT SERVICES, ACA

                          as the Agent for the Lenders

                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page
                                                                                                      ----
    ARTICLE I.    GENERAL TERMS........................................................................  3
         1.1      Certain Defined Terms................................................................  3
         1.2      Accounting Terms..................................................................... 32
         1.3      Certain Matters of Construction...................................................... 32

    ARTICLE II.   AMOUNT AND TERMS OF CREDIT........................................................... 33
         2.1      Revolving Advances................................................................... 33
         2.2      Term Loan............................................................................ 37
         2.3      Mandatory Prepayments; Application Thereof........................................... 39
         2.4      Other Prepayments.................................................................... 42
         2.5      Interest on Revolving Advances....................................................... 44
         2.6      Interest on Term Loan................................................................ 46
         2.7      Other Interest Provisions............................................................ 50
         2.8      Fees................................................................................. 53
         2.9      Purchase of Farm Credit Stock........................................................ 55
         2.10     Receipt of Payments.................................................................. 56
         2.11     Application and Allocation of Payments Prior to the Occurrence
                    of an Event of Default............................................................. 56
         2.12     Accounting........................................................................... 57
         2.13     Taxes................................................................................ 57
         2.14     Capital Adequacy..................................................................... 58
         2.15     Eligible Accounts.................................................................... 59
         2.16     Eligible Inventory................................................................... 61
         2.17     Valuation of Inventory............................................................... 64
         2.18     Eligible Wine Barrels................................................................ 64
         2.19     Requests to Refinance Revolving Loan................................................. 64

    ARTICLE III.  COLLATERAL........................................................................... 65
         3.1      Borrower's Obligations............................................................... 65
         3.2      Further Assurances................................................................... 65

    ARTICLE IV.   CONDITIONS PRECEDENT TO ADVANCES..................................................... 66
         4.1      Conditions to Initial Revolving Advance, Initial Letter of Credit Obligation
                  and Term Loan........................................................................ 66
         4.2      Conditions to Each Revolving Advance, Letter of Credit Obligation and the Term Loan.. 69
         4.3      Conditions to Advances on Second Restatement Closing Date............................ 69
         4.4      Conditions to Newhall Advance........................................................ 71

    ARTICLE V.    REPRESENTATIONS AND WARRANTIES....................................................... 72
         5.1      Corporate Existence; Compliance with Law............................................. 72
         5.2      Executive Offices.................................................................... 72
         5.3      Subsidiaries......................................................................... 73
         5.4      Corporate Power; Authorization; Enforceable Obligations.............................. 73
         5.5      Solvency............................................................................. 73

         5.6      Financial Statements................................................................. 73
         5.7      Projections.......................................................................... 74
         5.8      Ownership of Property; Liens......................................................... 74
         5.9      No Default........................................................................... 75
         5.10     Burdensome Restrictions.............................................................. 76
         5.11     Labor Matters........................................................................ 76
         5.12     Other Ventures....................................................................... 76
         5.13     Investment Company Act............................................................... 76
         5.14     Margin Regulations................................................................... 77
         5.15     Taxes................................................................................ 77
         5.16     ERISA................................................................................ 78
         5.17     No Litigation........................................................................ 79
         5.18     Brokers.............................................................................. 80
         5.19     Stock Acquisition.................................................................... 80
         5.20     Outstanding Stock; Options; Warrants, Etc............................................ 80
         5.21     Employment and Labor Agreements...................................................... 80
         5.22     Patents, Trademarks, Copyrights, and Licenses........................................ 80
         5.23     Full Disclosure...................................................................... 81
         5.24     Liens................................................................................ 81
         5.25     No Material Adverse Effect........................................................... 81
         5.26     Hazardous Materials.................................................................. 81
         5.27     Insurance Policies................................................................... 82
         5.28     Deposit and Disbursement Accounts.................................................... 83
         5.29     PACA................................................................................. 83
         5.30     Correctness of Disclosure Schedule................................................... 83

    ARTICLE VI.   FINANCIAL STATEMENTS AND INFORMATION................................................. 84
         6.1      Reports and Notices.................................................................. 84
         6.2      Communication with Accountants....................................................... 86

    ARTICLE VII.  AFFIRMATIVE COVENANTS................................................................ 87
         7.1      Maintenance of Existence and Conduct of Business..................................... 87
         7.2      Payment of Obligations............................................................... 88
         7.3      Agent's and Lenders' Bank Fees....................................................... 88
         7.4      Books and Records.................................................................... 88
         7.5      Litigation........................................................................... 89
         7.6      Insurance............................................................................ 89
         7.7      Compliance with Laws................................................................. 90
         7.8      Agreements........................................................................... 90
         7.9      Supplemental Disclosure.............................................................. 90
         7.10     Employee Plans....................................................................... 91
         7.11     Environmental Matters................................................................ 91
         7.12     Subsidiary........................................................................... 91
         7.13     Maintenance of Equipment and Fixtures................................................ 91
         7.14     Syndication.......................................................................... 92
         7.15     Payment of Grower Payables........................................................... 92
         7.16     Payment of Leases.................................................................... 92
         7.17     Interest Rate Protection............................................................. 92
         7.18     Notification Regarding Subordinated Debt............................................. 92
         7.19     Proceeds of Second Restatement Stock................................................. 93

    ARTICLE VIII. NEGATIVE COVENANTS................................................................... 93
         8.1      Mergers, Etc. ....................................................................... 93
         8.2      Investments; Loans and Advances...................................................... 93
         8.3      Indebtedness......................................................................... 94
         8.4      Capital Structure.................................................................... 96
         8.5      Maintenance of Business.............................................................. 97
         8.6      Transactions with Affiliates......................................................... 97
         8.7      Guaranteed Indebtedness.............................................................. 97
         8.8      Liens................................................................................ 97
         8.9      Sales of Assets...................................................................... 98
         8.10     Cancellation of Claims.  ............................................................ 99
         8.11     Events of Default.................................................................... 99
         8.12     Restricted Payments.................................................................. 99
         8.13     Payment or Modification of Subordinated Debt.........................................100
         8.14     Limitation on Purchase of Real Property..............................................100
         8.15     Termination of Real Property Leases..................................................100
         8.16     ERISA................................................................................100
         8.17     Maintenance Capital Expenditures.....................................................101
         8.18     Non-Maintenance Capital Expenditures.................................................102
         8.19     Hazardous Materials..................................................................105
         8.20     PACA License.........................................................................106
         8.21     Financial Covenants..................................................................106
         8.22     Compliance With Subordinated Debt Documents..........................................107
         8.22     No Purchase of Newhall Property Without Term Lenders' Making Newhall Advance.........107

    ARTICLE IX.   INDEMNITY............................................................................107
         9.1      Indemnification......................................................................107
         9.2      No Control...........................................................................108

    ARTICLE X.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES...............................................109
         10.1     Events of Default....................................................................109
         10.2     Acceleration; Remedies...............................................................112
         10.3     Distribution and Application of Amounts Received After an Event of Default...........114
         10.4     Waivers by Borrower..................................................................115

    ARTICLE XI.   AGENCY...............................................................................116
         11.1     Appointment..........................................................................116
         11.2     Delegation of Duties.................................................................116
         11.3     Limitation of Liability..............................................................116
         11.4     Reliance by Agent....................................................................117
         11.5     Notice of Default....................................................................117
         11.6     Non-Reliance on Agent and the Other Lenders..........................................118
         11.7     Indemnification......................................................................118
         11.8     Payments.............................................................................119
         11.9     Agent in Its Individual Capacity.....................................................119
         11.10    Successor Agent......................................................................119
         11.11    Applicability of this Article to Borrower............................................120

    ARTICLE XII.  ASSIGNMENTS AND PARTICIPATIONS.......................................................120
         12.1     Successors and Assigns...............................................................120

         12.2     Assignments..........................................................................120
         12.3     Participations.......................................................................122
         12.4     Disclosure...........................................................................123

    ARTICLE XIII. MISCELLANEOUS........................................................................123
         13.1     Complete Agreement; Modification of Agreement........................................123
         13.2     Fees and Expenses....................................................................124
         13.3     Access and Annual Audit..............................................................125
         13.4     Set-off; Sharing.....................................................................126
         13.5     No Waiver by Agent or Lenders........................................................127
         13.6     Remedies.............................................................................127
         13.7     Severability.........................................................................128
         13.8     Parties..............................................................................128
         13.9     Conflict of Terms....................................................................128
         13.10    Authorized Signature.................................................................128
         13.11    GOVERNING LAW........................................................................128
         13.12    Notices..............................................................................129
         13.13    Survival.............................................................................132
         13.14    Section Titles.......................................................................132
         13.15    Counterparts.........................................................................132
         13.16    Performance Always Due on Business Day...............................................132
         13.17    MUTUAL WAIVER OF JURY TRIAL..........................................................132
         13.18    Revival of Obligations...............................................................132
         13.19    Time of the Essence..................................................................133
         13.20    No Third Party Beneficiaries.........................................................134
         13.21    Payments in Immediately Available Funds..............................................134

                                INDEX OF EXHIBITS
                                -----------------

Exhibit A          - Form of Borrowing Base Certificate
Exhibit B          - Lenders' Percentages
Exhibit C          - Schedule of Documents
Exhibit C-1        - Third Amendment Schedule
Exhibit C-2        - Second Restatement Schedule
Exhibit D          - Form of Notice of Revolving Advance
Exhibit E          - Form of Bill of Sale
Exhibit F          - Schedule of Special Real Property
Exhibit G          - Form of Certification Regarding Compliance
                        with Financial Covenants
Exhibit H          - Term Loan Tranche B Principal Amortization
                        Schedule

          THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement"), dated as of February 28, 1997, is by and among BERINGER WINE ESTATES COMPANY, a Delaware corporation ("Borrower"), formerly known as WINE WORLD ESTATES COMPANY ("Wine World"), and PACIFIC COAST FARM CREDIT SERVICES, ACA, ("Pacific Coast"), COBANK, ACB ("CoBank"), BANK OF AMERICA NT&SA ("Bank of America"), GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., RABOBANK NEDERLAND, NEW YORK BRANCH ("Rabobank") and THE FIRST NATIONAL BANK OF BOSTON ("Bank of Boston") (collectively, "Lenders" and individually, a "Lender") and PACIFIC COAST FARM CREDIT SERVICES, ACA, as agent for Lenders (in such capacity, "Agent") with respect to the following facts:

                                    RECITALS
                                    --------

     A. Borrower owns and operates several vertically integrated wineries. On or about January 1, 1996, Borrower consummated a transaction (the "Stock Acquisition") involving the following elements: (i) Borrower merged with Wine Acquisition Corporation, a Delaware corporation, with Borrower being the surviving entity, and (ii) in payment for the shares in Borrower held by Nestle Holdings, Inc. ("Nestle"), Borrower tendered a cash payment to Nestle and also issued to Nestle a Promissory Note dated January 1, 1996 for Two Hundred Seventy-Five Million Dollars ($275,000,000) (the "Nestle Debt"), which Promissory Note was secured by various real and personal property owned by Borrower.

     B. Borrower originally requested that Lenders provide Borrower with a senior secured credit facility in the maximum aggregate principal amount of up to Three Hundred Twenty Million Dollars ($320,000,000), consisting of two tranches, a revolving credit facility in the maximum aggregate amount of up to One Hundred Fifty Million Dollars ($150,000,000) (which included a letter of credit subfacility in the maximum amount of Ten Million Dollars ($10,000,000)) and a term loan in the maximum aggregate amount of up to One Hundred Seventy Million Dollars ($170,000,000), the proceeds of which Borrower used for its ordinary working capital needs, to assist in retiring the Nestle Debt and to facilitate the purchase of certain assets from Chateau St. Jean, a California corporation, as more fully set forth in that certain Asset Purchase Agreement dated as of March 22, 1996, by and between Chateau St. Jean, Suntory International Corp. and Borrower (the asset purchase transaction is hereafter referred to as the "Chateau St. Jean Acquisition").

     C. Lenders provided Borrower with the requested senior secured credit facility as evidenced by that certain Credit Agreement (the "Original Credit Agreement"), by and among,

Borrower, Lenders and Agent, dated as of January 16, 1996 as amended by a First Amendment, Second Amendment and Third Amendment by and among, Borrower, Lenders and Agent.

     D. Subsequent to the execution of the Original Credit Agreement by Borrower, the Board of Directors of Wine World and Silverado Partners Acquisition Corp., a California corporation ("SPAC"), as the sole shareholder of Wine World, each adopted resolutions authorizing an amendment to the Certificate of Incorporation of Wine World to change the name of Wine World to Beringer Wine Estates Company.

     E. Subsequent to the authorization of the Wine World name change, SPAC reincorporated in the state of Delaware through the merger of SPAC with and into Beringer Wine Estates Holdings, Inc., a Delaware corporation ("BWEH"), a newly formed Delaware corporation having no material assets or liabilities at the time of the merger, pursuant to the terms of an agreement and plan of merger by and between SPAC and BWEH.

     F. In connection with the name change of Wine World and the merger of SPAC with and into BWEH, Borrower requested that the Lenders amend and restate the Original Credit Agreement to reflect the Wine World name change and the merger of SPAC with and into BWEH. Lenders agreed and Borrower, Lenders, and Agent entered into an Amended and Restated Credit Agreement dated as of June 7, 1996.

     G. Borrower has entered into an agreement with various individuals to purchase the stock of Stag's Leap Winery, Inc. ("Stag's Leap") and to purchase certain real property and personal property related thereto (such stock and real property are hereafter referred to as the "Stag's Leap Assets" and the transaction by which such assets were acquired is hereafter referred to as the "Stag's Leap Acquisition") pursuant to a Stock and Asset Purchase Agreement dated as of January 31, 1997 and certain other documents referred to therein (collectively, the "Stag's Leap Acquisition Agreements"). Borrower has entered into an agreement to purchase certain real property and related personal property (the "Newhall Property") from The Newhall Land and Farming Company ("Newhall") pursuant to an agreement and certain other documents referred to therein (collectively, the "Newhall Acquisition Agreements"). (The transaction by which the Newhall Property is acquired is hereafter referred to as the "Newhall Acquisition.")

     H. Borrower has requested that Lenders increase the Term Loan by Twelve Million Five Hundred Thousand Dollars ($12,500,000) to facilitate Borrower's acquisition of the Stag's Leap Assets and the Newhall Property. Borrower has further requested that Lenders agree to certain other changes to the Agreement.

     I. The Lenders are willing to agree to the above request on the terms and conditions set forth herein and in the documents executed in connection herewith.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                 GENERAL TERMS
                                 -------------

     1.1  Certain Defined Terms.  As used in this Agreement, all terms defined
          ----------------------
in the preamble to this Agreement shall have the meanings set forth therein, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account Debtor" shall mean any Person who may become obligated to Borrower under, with respect to, or on account of, an account.

          "Acquisition Agreements" shall mean the Stock Purchase Agreement by and among Nestle and various other parties dated November 17, 1995, as amended by that certain First Amendment to Stock Purchase Agreement dated as of December 29, 1995, and all exhibits, schedules, amendments, modifications, or supplements thereto and any other documents, instruments, and agreements delivered by any party in connection with such Stock Purchase Agreement or the transactions contemplated thereby or the Stock Acquisition.

          "Affiliate" shall mean, (a) with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person,
(ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners, and (b) with respect to Borrower, (I) each Person, officer, director, joint venturer and partner described in clause (a), together with (II) Wine World Equity Partners, L.P., Silverado Equity Partners, L.P., David Freed, George Vare, Michael Moone, and Richard Lemon. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agency Fee" shall have the meaning ascribed to such term in Section 2.8(b).

          "Agent" means Pacific Coast, but solely in its capacity as Agent hereunder and not in any other capacity.

          "Agreement" shall mean this Second Amended and Restated Credit Agreement, including all amendments, modifications, and supplements hereto and any appendices, exhibits, or schedules to any of the foregoing, and, if the context shall so require, shall refer to any previous versions of this Agreement that may from time to time have been in effect.

          "Agricultural Real Property" shall mean real property other than Winery Real Property and Special Real Property.

          "Assignment and Acceptance" shall have the meaning ascribed to such term in Section 12.2(a).

          "Authorized Financial Representative" shall mean a person listed on the Certificate of Financial Representatives delivered by Borrower to Lenders pursuant to the Schedule of Documents or any person subsequently designated by Borrower as an Authorized Financial Representative in a written notice delivered by Borrower to Agent.

          "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101, et seq., as in
                                                             -- ---
effect from time to time.

          "Barrel Maintenance Capital Expenditures" shall mean Maintenance Capital Expenditures for the acquisition, replacement, refurbishing, improvement or repair of American oak wine barrels used in connection with wineries owned by Borrower at the Closing Date or acquired in the Chateau St. Jean Acquisition or the Stag's Leap Acquisition, determined in accordance with GAAP.

          "Base Term Loan Amount" shall mean (a) sixty-nine percent (69%) of the value of the real property (including leasehold interests for which a deed of trust and a landlord's agreement in favor of and satisfactory to Agent have been executed and delivered) securing the Obligations, minus (b) the amount of all
                                                  -----
principal payments made by Borrower on account of the Term Loan pursuant to
Section 2.2(c). The value of such real property shall be determined by the Real Estate Valuation Schedule previously delivered by Agent to Borrower, unless Agent decides to require, on or after January 16, 1999, updated appraisals, the cost of which shall be paid by Borrower, in which case the value shall be determined by such updated appraisals but only if such updated appraisals show a decline in value).

          "BATF" shall mean the federal Bureau of Alcohol, Tobacco and Firearms or any successor thereto.

          "Borrower" shall mean Beringer Wine Estates Company, a Delaware corporation, formerly known as Wine World Estates Company.

          "Borrower's Knowledge" means to the actual knowledge of Borrower's chief executive officer, chief financial officer, controller, assistant controller, vice president of field or vineyard operations, vice presidents for winery operations, and vice president for human resources, provided that if any
                                                           --------
such position shall be eliminated, then the equivalent replacement position shall be included in each case without any implication that such individual has undertaken particular investigation of the matter in question.

          "Borrowing Base" shall mean an amount equal to the following:

          (a) eighty percent (80%) of the value of Eligible Accounts, the value being the amount invoiced by Borrower, less any discount for prompt payment or other discount available to the Account Debtor; plus
                                                                     ----

          (b) sixty percent (60%) of the value, net of any temporary price promotions (historically defined in Borrower's financial records under the categories of depletion expense, purchase allowance, free goods, bonus packs, and other), of Eligible Inventory consisting of Cased Goods Inventory, as determined in accordance with Section 2.16; plus
                                                                          ----

          (c) fifty-five percent (55%) of the value of Eligible Inventory, other than Cased Goods Inventory, as determined in accordance with Section 2.16; plus
                ----

          (d) eighty-five percent (85%) of Cash Invested in Growing Crops;

          provided, that the maximum amount outstanding against Cash Invested in
          --------
          Growing Crops at any one time shall not exceed (i) during the crop year ending November 30, 1996, the lesser of (A) eighty-five percent (85%) of the maximum amount of Cash Invested in Growing Crops approved by Lenders in connection with approval of the crop budget for such crop year, and (B) Fifteen Million Dollars ($15,000,000) and (ii) during subsequent crop years, the lesser of (A) eighty-five percent (85%) of the maximum amount of Cash Invested in Growing Crops approved by Lenders in connection with approval of the crop budget for such year, or (B) Fifteen Million Dollars ($15,000,000) plus six percent (6%) per annum for each crop year after the crop year ending November 30, 1996, compounded annually; plus

          (e) seventy percent (70%) of the following: (i) one hundred percent (100%) of the value of Eligible Wine Barrels that are less than one
          (1) year old, (ii) seventy-five percent (75%) of Eligible Wine Barrels that are one (1) year old or more, but less than two (2) years old,
          (iii) fifty percent (50%) of Eligible Wine Barrels that are two (2) years old or more, but less than three (3) years old, and (iv) twenty-five (25%) percent of Eligible Wine Barrels that are three (3) years old or more, but less than four (4) years old, in each case as determined by Section 2.18; minus
                                      -----

          (f) the aggregate amount of Grower Payables outstanding from time to time; minus
                -----

          (g) such other reserves as Agent may reasonably deem necessary from time to time.

          "Borrowing Base Certificate" shall mean a certificate in the form attached hereto as Exhibit A.

          "Business Day" shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of California.

          "BWEH" shall mean Beringer Wine Estates Holdings, Inc., a Delaware corporation, successor by merger to SPAC.

          "Capital Expenditures" shall mean, for any period and with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the balance sheet of such Person including in connection with a sale-leaseback transaction) by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. Capital Expenditures shall not include (i) the actual value received for existing equipment either traded-in at time of purchase of new equipment or sold in the ordinary course of business (but only to the extent such equipment is replaced), and (ii) expenditures made from insurance proceeds.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          "Cash Collateral Account" shall have the meaning assigned to it in
Section 2.1(h).

          "Cased Goods Inventory" shall mean finished bottled and labeled wine that has been placed in cases and is ready for delivery to customers, and as to which all taxes which are due have been paid.

          "Cash Equivalents" shall mean (i) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than ninety (90) days from the date acquired, (ii) certificates of deposit with maturities of not more than ninety (90) days from the date acquired that have been issued by a United States Federal or state chartered commercial bank of recognized standing, which bank has capital and unimpaired surplus in excess of $500,000,000, based on its most recent publicly available financial statements, and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Services, Inc., (iii) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States of America or any state thereof and having a rating of at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Services, Inc., in each case with maturities of not more than ninety (90) days from the date acquired, and
(iv) investments in any money market funds registered under the Investment Company Act of 1940 that is approved by Agent, which approval shall not unreasonably be withheld.

          "Cash Invested in Growing Crops" shall mean the actual amount directly expended by Borrower for production of growing crops but only to the extent that such expenditures were included in the annual crop operating budget submitted to Agent pursuant to Section 6.1(g) and were approved by Requisite Lenders, such approval not to be unreasonably withheld, but shall not include (a) expenditures for vineyard development or planting, (b) payments on any Indebtedness, and (c) rental payments under leases for vineyards.

          "Charges" shall mean all federal, state, county, city, municipal, local, foreign, or other governmental taxes (including, without limitation, taxes owed to either (A) PBGC or (B) BATF or any other federal, state or local governmental agency in connection with the sale of alcoholic beverages) at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income, or gross receipts of Borrower, (iv) Borrower's ownership or use of any of its assets, or (v) any other aspect of Borrower's business.

          "Closing Date" shall mean January 16, 1996, the date on which Lenders made the first advance to Borrower under the Original Credit Agreement.

          "Code" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

          "Collateral" shall mean any and all property of Borrower or any Guarantor in which Agent, for the benefit of Lenders, now or hereafter has a Lien to secure all or any part of the Obligations or the obligations of such Guarantor to Agent and Lenders.

          "Collection Account" shall mean a bank account in the name of Agent at a bank chosen by Borrower and reasonably acceptable to Agent which shall be, unless otherwise consented to by Agent, the same bank at which the Disbursement Account is maintained.

          "Commitment Fee" shall have the meaning assigned to it in Section 2.8(a).

          "Compensation" shall mean, with respect to any Person, all payments and accruals commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person.

          "Consolidated Adjusted Current Assets" shall mean, as at any date of determination, the current assets of Borrower and its Subsidiaries, determined on a consolidated basis in conformity with GAAP, adjusted to exclude (i) cash,
(ii) Cash Equivalents, and (iii) any non-cash step-ups in the stated value of inventories resulting from the Stock Acquisition, the Chateau St. Jean Acquisition, or the Stag's Leap Acquisition.

          "Consolidated Adjusted Current Liabilities" shall mean, as at any date of determination, the current liabilities of Borrower and its Subsidiaries, determined on a consolidated basis in conformity with GAAP, adjusted to exclude
(i) all short term Consolidated Funded Debt, (ii) current maturities of long term debt, (iii) Deferred Taxes, (iv) all Obligations with respect to the Revolving Loan, and (v) any obligation owing to Lenders to make any Excess Cash Flow Payment pursuant to Section 2.3(b).

          "Consolidated Cash Flow" shall mean, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of: (a) Consolidated Net Income; plus (b) the sum of (i) federal, state, local, and
                         ----
foreign income taxes, (ii) extraordinary non-cash losses, (iii) interest expense (including the interest portion of any capitalized lease obligations), (iv) lease expenses with respect to the Designated Operating Leases, (v) depletion, depreciation and amortization, (vi) losses on asset sales, and (vii) any periodic effect of any non-cash step-ups in the stated value of inventories resulting from the Stock Acquisition, the Chateau St. Jean Acquisition, or the Stag's Leap Acquisition; minus (c) the sum of (I) extraordinary gains, (II)
                         -----
gains on asset sales, (III) cash taxes payable, and (IV) the greater of (x) actual quarterly Maintenance Capital Expenditures over the immediately preceding four quarters, or (y) Four Million Four Hundred Thousand Dollars ($4,400,000);

provided, that for purposes of determining Consolidated Cash Flow, Maintenance
--------
Capital Expenditures shall not include Phylloxera Capital Expenditures.

          "Consolidated Current Assets" shall mean, as at any date of determination, the current assets of Borrower and its Subsidiaries, determined on a consolidated basis in conformity with GAAP, adjusted to (i) exclude any remaining unamortized step-ups in the stated value of inventories resulting from the Stock Acquisition, the Chateau St. Jean Acquisition, or the Stag's Leap Acquisition, and (ii) exclude any current asset consisting of Deferred Taxes resulting from the Stock Acquisition, the Chateau St. Jean Acquisition, or the Stag('s) Leap Acquisition.

          "Consolidated Current Liabilities" shall mean, as at any date of determination, the current liabilities of Borrower and its Subsidiaries, determined on a consolidated basis in conformity with GAAP, adjusted to (i) include all Obligations with respect to the Revolving Loan, (ii) exclude any obligation owing to Lenders to make any Excess Cash Flow Payment pursuant to
Section 2.3(b), and (iii) exclude any liability for Deferred Taxes associated with the step-ups in the stated value of inventories resulting from the Stock Acquisition, the Chateau St. Jean Acquisition, or the Stag's Leap Acquisition, as long as such deferred tax liability will not result in a cash tax payment over the next twelve (12) months.

          "Consolidated Debt Coverage Ratio" shall mean, as at any date of determination, the ratio of Consolidated Cash Flow for any period to Consolidated Debt Service for such period.

          "Consolidated Debt Service" shall mean, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of the following: (i) cash interest expense (including the interest portion of any capitalized lease obligations); (ii) scheduled principal payments (including the principal portion of capitalized lease obligations); (iii) scheduled payments on the Designated Operating Leases; and (iv) cash dividends paid or declared.

          "Consolidated EBITDA" shall mean, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of: (a) Consolidated Net Income; plus (b) the sum of (i) Federal, state, local, and foreign income taxes, (ii) interest expense (including the interest portion of any capitalized lease obligations), (iii) depletion, depreciation and amortization, (iv) any periodic effect of any non-cash step-ups in the stated value of inventories resulting from the Stock Acquisition, the Chateau St. Jean Acquisition, or the Stag's Leap Acquisition, (v) losses on asset sales, and (vi) all other non-cash expenses; minus (c) the sum of (I) gains on asset sales, and
                             -----
(II) extraordinary gains.

          "Consolidated Funded Debt" shall mean, as at any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of: (a) indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but excluding obligations to trade creditors incurred in the ordinary course of business), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all Capital Lease Obligations, (d) amounts owing under the Obligations, and (e) amounts owing under the Subordinated Debt.

          "Consolidated Funded Debt to Consolidated EBITDA Ratio" shall mean, as at any date of determination, the ratio of Consolidated Funded Debt, as of such date of determination, to Consolidated EBITDA for the rolling four-quarter period ending upon such date of determination.

          "Consolidated Net Income" shall mean, for any period, on a consolidated basis, the net income, if any, of Borrower and its Subsidiaries, determined in accordance with GAAP.

          "Consolidated Net Loss" shall mean, for any period, on a consolidated basis, the net loss, if any, of Borrower and its Subsidiaries, determined in accordance with GAAP.

          "Consolidated Net Worth" shall mean, as at any date of determination, the amount, if any, by which Consolidated Total Assets exceeds Consolidated Total Liabilities.

          "Consolidated Total Assets" shall mean, as at any date of determination, all assets of Borrower and its Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Total Liabilities" shall mean, as at any date, on a consolidated basis, all liabilities of Borrower and its Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Working Capital" shall mean, as at any date, for Borrower and its Subsidiaries on a Consolidated Basis, Consolidated Adjusted Current Assets, minus Consolidated Adjusted Current Liabilities.
                -----

          "Cost of Funds Rate" shall mean, at any time, the yield of the applicable Farm Credit Medium Term Notes, as made available by the Federal Farm Credit Banks Funding Corporation, most closely matching a one year, two year, three year, five year, seven year or nine and one-half year Fixed Rate Interest Period upon the maturity of such Interest Period.

          "Default" shall mean any event or circumstance which, with the passage of time or the giving of notice or both, would unless remedied or waived, become an Event of Default.

          "Default Rate" shall mean: (a) with respect to Revolving Advances bearing interest at the Variable Rate, a rate of interest equal to the higher of
(i) the Prime Rate, or (ii) the Reference Rate, in either case plus a margin of three and three-quarters percent (3.75%) per annum; (b) with respect to Revolving Advances bearing interest at a Fixed Rate, a rate of interest that is three percent (3.00%) per annum higher than the otherwise applicable Fixed Rate (until the expiration of the applicable Interest Period at which time such Revolving Advances shall be treated the same as Revolving Advances bearing interest at the Variable Rate); (c) with respect to the Letter of Credit Maintenance Fee, a fee that is three percent (3.00%) per annum higher than the otherwise applicable Letter of Credit Maintenance Fee; (d) with respect to any principal portion of the Term Loan, a rate of interest that is three percent (3.00%) per annum higher than the rate otherwise applicable to such principal portion of the Term Loan, provided, that upon the expiration of any Interest
                          --------
Period during the continuance of an Event of Default, the relevant portion of the Term Loan shall thereafter bear interest until cure or waiver of the Event of Default at the Discount Rate, plus a margin of five and thirty-five one hundredths percent (5.35%) per annum; and (e) with respect to all other Obligations (including interest on Revolving Advances not paid when due, interest on the Term Loan not paid when due, and payment of costs, fees, and expenses provided for under any Loan Document), a rate of interest equal to the higher of (I) the Prime Rate, or (II) the Reference Rate, in either case plus a margin of three and three-quarters percent (3.75%) per annum.

          "Deferral Amount" shall have the meaning set forth in Section 2.3(b).

          "Deferred Taxes" shall mean, as to any Person, as at any date of determination, accrued or assessed taxes that would be due and payable in the year accrued or assessed, but for a statutory or regulatory provision providing or allowing for payment at a later date, determined in accordance with GAAP.

          "Designated Operating Leases" shall mean all operating leases under which Borrower is the lessee, excluding leases of real property.

          "Direct Compensation" shall mean, with respect to any Person, all payments and accruals commonly considered to be such Person's base salary and shall not include bonus payments and accruals, profit sharing arrangements, payments in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments made to on accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person.

          "Disbursement Account" shall mean a bank account at a bank chosen by Borrower and reasonably acceptable to Agent, having the following characteristics: (a) the account will be in the name of Agent, (b) the account will be an account in which Lenders will wire advances under the Revolving Loan, and (c) the bank will be instructed by Agent to transfer funds into an account designated by Borrower.

          "Disclosure Schedule" shall mean the Amended Disclosure Schedule delivered by Borrower to Agent and Lenders pursuant to Item 1.6 of the Third Amendment Schedule, as supplemented by the Second Amended Disclosure Schedule referred to in the Second Restatement Schedule.

          "Discount Rate" shall mean, at any time, the ninety (90) day Farm Credit Notes Discount Note Rate then available from the Federal Farm Banks Funding Corporation.

          "DOL" shall mean the United States Department of Labor or any successor thereto.

          "Draw Amount" shall have the meaning assigned to it in Section 2.1(g).

          "Eligible Accounts" shall have the meaning assigned to it in Section 2.15.

          "Eligible Inventory" shall have the meaning assigned to it in Section 2.16.

          "Eligible Wine Barrels" shall have the meaning assigned to it Section 2.18.

          "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S)(S) 9601 et seq.) ("CERCLA");
                                                         -- ----
the Hazardous Material Transportation Act, as amended (49 U.S.C. (S)(S) 1801 et
                                                                             --
seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7
---
U.S.C. (S)(S) 136 et seq.); the Resource Conservation and Recovery Act, as
                  -- ---
amended (42 U.S.C. (S)(S) 6901 et seq.) ("RCRA"); the Toxic Substance Control
                               -- ---
Act, as amended (15 U.S.C. (S)(S) 2601 et seq.); the Clean Air Act, as amended
                                       -- ---
(42 U.S.C. (S)(S) 7401 et seq.); the Federal Water Pollution Control Act, as
                       -- ---
amended (33 U.S.C. (S)(S) 1251 et seq.); the Occupational Safety and Health Act,
                               -- ---
as amended (29 U.S.C. (S)(S) 651 et seq.); and the Safe Drinking Water Act, as
                                 -- ---
amended (42 U.S.C. (S)(S) 300(f) et seq.), and any and all regulations
                                 -- ---
promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to Borrower, any trade or business (whether or not incorporated) under common control with Borrower and which, together with Borrower, are treated as a single employer within the meaning of Section 4001(a) of ERISA.

          "ERISA Event" shall mean, with respect to Borrower or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower or any ERISA Affiliate from a Title IV Plan subject to

Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of a proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Eurodollar Business Day" shall mean a business day on which banks generally in the City of London are open for interbank or foreign exchange transactions.

          "Event of Default" shall have the meaning assigned to it in Section 10.1.

          "Excess Cash Flow" shall mean, for any Fiscal Year, for Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of the following: (a) Consolidated Net Income; plus (b) the sum of (i) federal, state,
                                        ----
local, and foreign income taxes, (ii) decreases in Consolidated Working Capital;
(iii) extraordinary non-cash losses, (iv) depletion, depreciation and amortization, (v) interest expense, (vi) Net Proceeds from asset sales, (vii) any periodic effect of any non-cash step-up in the stated value of inventory resulting from the Stock Acquisition, and (viii) losses from asset sales (determined in accordance with GAAP); minus (c) the sum of (I) increases in
                                      -----
Consolidated Working Capital, (II) extraordinary gains, (III) gains from asset sales (determined in accordance with GAAP), (IV) cash paid interest expense, (V) cash taxes paid or payable without duplication for the period being measured,
(VI) actual Maintenance Capital Expenditures, and (VII) the sum of (A) scheduled repayments of principal on the Term Loan, Capital Lease Obligations and Purchase Money Indebtedness for such Fiscal Year, (B) any voluntary prepayments of principal on the Term Loan made during such Fiscal Year, and (C) the amount of any permanent reduction of the Maximum Revolving Loan occurring during such Fiscal Year in accordance with Section 2.1(l) but not to exceed the amount, if any, by which the principal balance of the Revolving Loan on the first day of such Fiscal Year exceeded the principal balance of the Revolving Loan on the last day of such Fiscal Year.

          "Excess Cash Flow Payment" shall have the meaning set forth in Section 2.3(b).

          "Fees" shall mean any fees referred to in Section 2.8(a), the Agency Fee, the Facility Fee (unless such fee is waived pursuant to Section 2.8(c)), the Unused Commitment Fee, the Letter of Credit Fees, any prepayment surcharge, and any other fees due either to Agent or any Lender pursuant to the Loan Documents.

          "Financials" shall mean the financial statements referred to in
Section 5.6.

          "First Amendment" shall mean the Consent to Assignments and Waiver and First Amendment to Credit Agreement dated as of January 22, 1996 among Borrower, Lenders and Agent.

          "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

          "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

          "Fiscal Year" shall mean the 12-month period of Borrower ending December 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Agent shall consent in writing to such change.

          "Fixed Asset" shall mean (a) real property, or an interest in real property (but does not include crops growing or to be grown), (b) equipment, or an interest in equipment (other than equipment, such as wine barrels of a type that is eligible for inclusion in the Borrowing Base), and (c) trademarks, tradenames, and other intellectual property, or any licenses or other interests therein; provided that, for purposes of allocating proceeds between the
         --------
Revolving Loan and the Term Loan, a disposition of an interest in intellectual property or any other Fixed Asset shall be deemed to occur under this Agreement only if the intellectual property or other Fixed Asset itself is the subject of the disposition, not upon the sale or other disposition of any assets other than Fixed Assets the value of which may have been enhanced by the intellectual property or the Fixed Asset.

          "Fixed Rate" shall mean: (a) with respect to any portion of the Revolving Loan that Borrower elects at any time pursuant to Section 2.5(c) to convert to a fixed rate of interest, the applicable LIBO Rate as of the date of such election plus a margin equal to two and one-quarter percent (2.25%), or such lower margin, if any, for which Borrower qualifies under Section 2.5(d);
(b) with respect to the initial selection on or prior to the Closing Date of rates for the Term Loan, the rates and applicable margins provided in Section 2.6(a); and (c) with respect to any selection on or after January

16, 1997 of rates for the Term Loan, the rates and applicable margins provided in Section 2.6(b).

          "Formula Yield" shall mean, with respect to each portion of the Term Loan or the Revolving Loan to be prepaid and bearing interest at a Fixed Rate, the interpolated yield to maturity between the two most actively traded U.S. Treasury obligations which on the prepayment date have a maturity most closely corresponding to the remaining life of such Fixed Rate portion.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          "General Maintenance Capital Expenditures" shall mean all Maintenance Capital Expenditures other than Barrel Maintenance Capital Expenditures.

          "General Prepayment" shall mean (a) a prepayment in full of all of the Obligations, other than a prepayment in full fulfilling the requirements of clause (d) of the definition of Special Prepayment, or (b) a partial prepayment other than a Special Prepayment.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Grower Payables" shall mean (i) amounts payable by Borrower to growers of agricultural products which have been purchased by Borrower for processing or which are otherwise used by Borrower in the production of wine or wine products and shall include "grower payables," as referenced in Borrower's financial records, and (ii) amounts payable by Borrower to wine processors or other persons who have delivered notice to Borrower under California Civil Code
Section 3051a of the assertion of a lien under California Civil Code Section
3051.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

          "Guarantor" shall mean any person that has guaranteed to Agent and/or Lenders all or any portion of the Obligations.

          "Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority in any jurisdiction in which Borrower has owned, leased or operated real property or disposed of hazardous materials, or by the United States Government, including any material or substance which is
(i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term of phrase under any such law, (ii) petroleum, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
(S) 1251 et seq. (33 U.S.C. (S) 1321) or listed pursuant to Section 307 of the
         -- ---
Clean Water Act (33 U.S.C. (S) 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq. (42 U.S.C. (S) 6903), or (v) defined as a "hazardous
                 -- ---
substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601, et seq. (42 U.S.C. (S)
                                                     -- ---
9601).

          "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but excluding obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii),
(iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA, other than PBGC premiums.

          "Interest Determination Date" shall mean the date, as designated by Borrower pursuant to Section 2.5 or Section 2.6, on which a portion of the Revolving Advances or a portion of the Term Loan shall begin to bear interest at a Fixed Rate.

          "Interest Period" shall mean (a) with respect to any portion of interest on Revolving Advances that Borrower elects to have bear interest at a Fixed Rate, a period beginning on the Interest Determination Date and ending, at Borrower's election, either thirty (30), sixty (60), ninety (90), one hundred twenty (120), one hundred eighty (180), two hundred seventy (270), or three hundred sixty (360) days thereafter, (b) with respect to interest on the Term Loan Tranche A, a period beginning on the Interest Determination Date and ending, at Borrower's election, either ninety (90) days, one (1) year, two (2) years, three (3) years, five (5) years, or seven (7) years thereafter, and (c) with respect to interest on the Term Loan Tranche B, a period beginning on the Interest Determination Date and ending, at Borrower's election, either ninety
(90) days, one (1) year, two (2) years, three (3) years, five (5) years, seven
(7) years, or nine and one-half (9.5) years thereafter.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "Lenders" shall mean Pacific Coast, CoBank, Bank of America, GE Capital, Rabobank, and Bank of Boston so long as each shall continue to hold any portion of the Revolving Loan or Term Loan, and if at any time any of the foregoing Lenders shall decide to assign or syndicate all or any portion of the Revolving Loan or the Term Loan, such term shall include such assignee or such other members of the syndicate.

          "Letter of Credit Bank" shall have the meaning assigned thereto in
Section 2.1(f).

          "Letter of Credit Maintenance Fee" shall mean a fee, calculated and payable in accordance with Section 2.8(e), equal to one percent (1.00%) per annum on the face amount of the applicable Letter of Credit; provided, that if,
                                                             --------
as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 1996, Borrower's Consolidated Funded Debt to Consolidated EBITDA Ratio, for the period of such Fiscal Quarter and the three immediately preceding Fiscal Quarters, calculated on a rolling basis, is less than 4.00:1, then such fee shall be reduced from one percent (1.0%) per annum to three-quarters of one percent (.75%) per annum. Any such reduction to the Letter of Credit Fee shall become effective as of the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements required to be delivered to Agent pursuant to Section 6.1(c) demonstrating to Agent's reasonable satisfaction Borrower's right to such reduction. Borrower shall not be entitled to a lower margin under this definition until after Borrower has delivered to Agent the quarterly financial statement for the Fiscal Quarter ending December 31, 1996. Notwithstanding anything to the contrary in the foregoing, if a Default or Event of Default shall have occurred and be continuing, then the fee shall be one percent (1.0%), subject to increase to the Default Rate pursuant to Section 2.7(d).

          "Letter of Credit Obligations" shall mean all outstanding obligations incurred by the Letter of Credit Bank, Agent or any Revolving Lender at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guaranty, by the Letter of Credit Bank, Agent, any Revolving Lender or another Person, of Letters of Credit. The amount of such Letter of Credit Obligations at any time shall equal the maximum amount which may be payable by or due to the Letter of Credit Bank, Agent or Revolving Lenders thereupon or pursuant thereto at such time.

          "Letters of Credit" shall mean commercial or standby letters of credit issued at the request and for the account of Borrower for which Agent, the Letter of Credit Bank, or any Revolving Lender has incurred Letter of Credit Obligations.

          "LIBO Rate" shall mean, for any Interest Determination Date, the rate offered from time to time for U.S. Dollar deposits for the Interest Period selected, as quoted by Telerate News Service on page 3750 recorded as of 11:00 A.M. London setting time (or, if the page 3750 of the Telerate News Service is unavailable, the comparable reference on the Reuters Screen LIBOR Page or such other quotation service as may be chosen by Agent) on the second full Eurodollar Business Day preceding the beginning of the Interest Period; provided, that if
                                                             --------
two or more of such offered rates appear on Telerate (or on the Reuters Screen LIBOR Page or alternative service, as the case may be), the "LIBO Rate" shall be highest of the two rates quoted.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Loan Documents" shall mean this Agreement, the Revolving Notes, the Term Notes, the Security Documents, the Third Amendment Documents, and all other agreements, instruments, documents, and certificates identified in the Schedule of Documents, the Third Amendment Schedule, or the Second Restatement Schedule in favor of Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts and agreements whether heretofore, now, or hereafter executed by or on behalf of Borrower or any of its Affiliates, or any employee of Borrower or any of its Affiliates, and delivered to Agent or any Lender in connection with this Agreement, or any previous versions of this Agreement or the transactions contemplated thereby or hereby.

          "Maintenance Capital Expenditures" shall mean Capital Expenditures of Borrower and its Subsidiaries for or relating to (i) facility expenditures for or relating to the replacement, refurbishing, improvement, or repair of bottling, fermenting, barrel storage, or crushing assets and any hospitality facility in existence at the Closing Date or acquired in the Chateau St. Jean Acquisition or the Stag's Leap Acquisition, (ii) general vineyard planting, replanting and irrigation capital expenditures for vineyards owned on the Closing Date, vineyards acquired with the proceeds of the Newhall Advance, or vineyards acquired in the Chateau St. Jean Acquisition or the Stag's Leap Acquisition, including Phylloxera Capital Expenditures, and (iii) the acquisition, replacement, refurbishing, improvement or repair of American oak wine barrels used in connection with wineries owned by Borrower at the Closing Date or acquired in the Chateau St. Jean Acquisition or the Stag's Leap Acquisition, determined in accordance with GAAP.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, or financial or other condition of Borrower,
(ii) Borrower's ability to pay the Obligations in accordance with the terms thereof, or (iii) the Collateral or Agent's or Lenders' Liens on the Collateral or the priority of any such Lien, or (iv) Agent's and Lenders' rights and remedies under this Agreement and the other Loan Documents.

          "Maximum Lawful Rate" shall have the meaning assigned to it in Section 2.7(e).

          "Maximum Revolving Loan" shall mean One Hundred Fifty Million Dollars ($150,000,000); provided, that such amount shall be permanently reduced (i) by
                --------
any amount paid with respect to the Revolving Loan pursuant to Sections 2.3(c), 2.3(d) or 2.3(e), and (ii) to any amount requested by Borrower and approved by Agent and Lenders pursuant to Section 2.1(l).

          "Minimum Payment Amount" shall mean, with respect to any sale of real property by Borrower an amount equal to (a) if the principal balance of the Term Loan at the time of sale exceeds the Base Term Loan Amount, one hundred percent (100%) of the Net Proceeds from such sale, provided, that such Net Proceeds shall not be less than ninety-five percent
--------
(95%) of the value for such real property as set forth on the Real Estate Valuation Schedule previously delivered by Agent to Borrower, and (b) if the principal balance of the Term Loan at the time of sale is equal to or less than the Base Term Loan Amount, eighty percent (80%) of the Net Proceeds from such sale, provided, that such Net Proceeds shall not be less than eighty percent
      --------
(80%) of the value for such real property as set forth on such Real Estate Valuation Schedule.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Proceeds" shall mean, with respect to any sale of an asset of Borrower, the proceeds remaining from the sale of such asset after the payment of Purchase Money Indebtedness permitted by this Agreement that was secured by the asset sold, after the payment of all escrow and closing fees, title costs, broker's commissions, and sales or other excise taxes arising directly from such sale; provided, that such proceeds shall not be reduced by the amount of any
      --------
legal or other professional expenses (other than brokers' commissions) incurred by Borrower in connection with such sale or any income or capital gains tax arising from such sale.

          "Newhall Advance" shall mean an advance of Seven Million Five Hundred Thousand Dollars ($7,500,000) under Term Loan Tranche B that will be made on the Newhall Advance Date to facilitate Borrower's acquisition of the Newhall Property, but only if all conditions precedent for the making thereof shall have been fulfilled by Borrower.

          "Newhall Advance Date" shall mean the date on which the Newhall Acquisition Agreements shall close, but only if all conditions precedent for making of the Newhall Advance shall have been fulfilled by Borrower.

          "Newly Acquired Capital Assets" shall mean real property and equipment acquired by Borrower after the Closing Date through Non-Maintenance Capital Expenditures, excluding equipment or fixtures attached to or used in connection with the operation of a winery or vineyard property subject to a deed of trust in favor of Agent.

          "Non-Funding Lender" shall have the meaning assigned to it in Section 2.1(b).

          "Non-Maintenance Capital Expenditures" shall mean (a) Capital Expenditures, other than Maintenance Capital Expenditures, (b) expenditures for current assets purchased in connection with the purchase of fixed assets consisting of winery or vineyard property, and (c) expenditures for the purchase of the stock or other ownership interests in enterprises that own and operate winery property.

          "Notice of Revolving Advance" shall have the meaning assigned to it in
Section 2.1(b).

          "Obligations" shall mean all loans, advances, debts, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable and whether or not allowed as a claim in any proceeding referred to in Section 10.1(i) or 10.1(j)) owing by Borrower to Agent or to Lenders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents, including any obligations owed in connection with any interest rate swap undertaken with any Lender to meet the requirement of Section 7.17. This term includes the Revolving Loan, the Letter of Credit Obligations, the Term Loan, all principal, interest, Fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under this Agreement or any of the Loan Documents.

          "OSHA" shall mean the Occupational Safety and Health Act, 29 U.S.C.
(S)(S) 651, et seq., as amended from time to time, and the regulations
            -- ---
promulgated thereunder.

          "Other Lender" shall have the meaning assigned to it in Section
2.1(b).

          "PACA" shall mean the Perishable Agricultural Commodities Act, 7 U.S.C. (S) 499e(c) (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Percentage" shall mean, (a) as to each Revolving Lender with respect to the Revolving Loan and the Letter of Credit Obligations, the applicable percentage set forth opposite such Revolving Lender's name on Part 1 of Exhibit B hereto, (b) as to each Term Lender with respect to the Term Loan, the applicable percentage set forth opposite such Term Lender's name on Part 2 of Exhibit B hereto, and (c) as to each Lender with respect to the Obligations in their entirety, the applicable percentage set forth opposite such Lender's name on Part 3 of Exhibit B hereto; as each may be modified, amended, restated or supplemented from time to time; provided that upon an assignment by any Lender
                                --------
of any portion of the Revolving Loan or the Term Loan, the Percentages shall be amended to reflect such assignment and upon the payment or prepayment of any portion of the Term Loan or upon any reduction in the amount of the Maximum Revolving Loan, the Percentages shall be amended to reflect such prepayment or reduction.

          "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 7.2(b); (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business;
(iv) deposits securing public or statutory obligations of Borrower; (v) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (vi) carriers', warehousemen's, or other similar possessory Liens arising in the ordinary course of business and securing indebtedness either not yet due and payable in an outstanding aggregate amount not in excess of One Hundred Thousand Dollars ($100,000) at any time, or to the extent that nonpayment thereof is permitted by the terms of Section 7.2(b);
(vii) Producers' Liens, so long as Borrower is not in default under its agreements with the Producer or Producers benefitted thereby; (viii) the Liens set forth on the schedule of permitted liens delivered by Borrower pursuant to the Schedule of Documents to the extent approved by Agent; (ix) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (x) an attachment or judgment Lien, but only for a period of thirty (30) days following attachment of such Lien and such attachment or judgment lien shall cease to be a Permitted Lien if the obligation that it secures has not been satisfied or bonded during such thirty (30) day period;
(xi) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (xii) encumbrances listed as exceptions to title in the title policy received by Agent at the Closing Date, but only to the extent that such encumbrances cover the particular properties identified in such title policy as being covered by such encumbrances, and (xiii) security interests securing Purchase Money Indebtedness in Newly Acquired Capital Assets to the extent permitted by Section 8.3(b).

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Phylloxera Capital Expenditures" shall mean, for any period, the sum of expenditures required to be capitalized under GAAP for or relating to vineyard expenditures on phylloxera-infested acreage.

          "Plan" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Prime Rate" shall mean the "Prime" rate as published from time to time in the Eastern Edition of The Wall Street Journal, regardless of whether
                               -----------------------
such rate is actually charged by any bank, or, in the event that The Wall Street
                                                                 ---------------
Journal ceases publication of such rate, in such other nationally recognized
-------
financial publication of general circulation as Agent may, from time to time, designate in writing based on Agent's reasonable determination that the rate so published is comparable to the "Prime" rate published in the Eastern Edition of The Wall Street Journal.
-----------------------

          "Producer" shall mean any producer of any agricultural product that sells any product which is grown by him and which is subject to a producer's lien pursuant to Article 9 (commencing with Section 55631), Chapter 6, Division 20 of the California Food and Agricultural Code, as now in effect or hereafter amended.

          "Producers' Liens" shall mean (i) liens in favor of Producers arising pursuant to Article 9 (commencing with Section 55631), Chapter 6, Division 20 of the California Food and Agricultural Code, as now in effect or hereafter amended, and (ii) liens under California Civil Code Section 3051 of which

Borrower has received notice as provided in California Civil Code Section 3051a.

          "Projections" shall mean the projections referred to in Section 5.7.

          "Purchase Money Indebtedness" means Indebtedness incurred solely for the purchase of Newly Acquired Capital Assets; provided that such Indebtedness
                                               --------
is secured by purchase money Liens on such assets, such Liens do not extend to or cover any assets of Borrower or any Subsidiary other than such Newly Acquired Capital Asset or a group of related Newly Acquired Capital Assets, and such Liens secure the obligation to pay the purchase price and acquisition costs of such Newly Acquired Capital Asset and interest thereon only, such Indebtedness is incurred at the time of acquisition of such Newly Acquired Capital Asset, and the fair market value of the Newly Acquired Capital Assets so secured is at least equal to the amount of the Indebtedness secured thereby.

          "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Reference Rate" shall mean the rate of interest publicly announced from time to time by Bank of America in San Francisco as its Reference Rate, or such other rate of interest as Bank of America in San Francisco may hereafter announce as the substitute for its Reference Rate.

          "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in federal, state, or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including such Lender of or under any Federal, state, or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reportable Event" shall mean any of the events described in Section 4043(b)(1), (2), (3), (5), (6), or (9) of ERISA.

          "Requisite Lenders" shall mean any combination of both (a) Lenders holding Percentages of the Revolving Loan of sixty-six and two-thirds percent (66.66%) or more and (b) Lenders holding Percentages of the Term Loan of sixty-six and two-thirds percent (66.66%) or more.

          "Restricted Payment" shall mean (i) the declaration of a payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Borrower's Stock,
(ii) any payment on account of the purchase, redemption or other retirement of Borrower's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of Borrower except for reasonably equivalent value.

          "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Advance" shall have the meaning ascribed to such term in
Section 2.1(a).

          "Revolving Lenders" shall mean Pacific Coast, CoBank, Bank of America, GE Capital, Rabobank, and Bank of Boston, or any other Lender that holds a Percentage of the Revolving Loan, but only in its capacity as the holder of such interest.

          "Revolving Loan" shall mean the aggregate amount of Revolving Advances outstanding at any time.

          "Revolving Loan Maturity Date" shall mean January 16, 2001; provided,
                                                                      --------
that if the Obligations shall become due and payable in accordance with Section
10.2 or any other provision of this Agreement, then the Revolving Loan Maturity Date shall be the date on which the Obligations become due and payable.

          "Revolving Note" shall mean any promissory notes or similar instrument delivered by Borrower to any Revolving Lender evidencing at any time any portion of the Revolving Loan.

          "Schedule of Accounts" shall mean a schedule, containing such information regarding accounts receivable of Borrower as Agent shall reasonably request, delivered by Borrower to Lender from time to time pursuant to the terms of this Agreement or as and when requested by Agent.

          "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Exhibit C as supplemented and amended by the Third Amendment Schedule in the form attached hereto as Exhibit C-1 and the Second Restatement Schedule attached hereto as Exhibit C-2.

          "Schedule of Inventory" a schedule, containing such information regarding inventory of Borrower as Agent shall reasonably request, delivered by Borrower to Lender from time to time pursuant to the terms of this Agreement or as and when requested by Agent.

          "Second Amendment" shall mean the Second Amendment to Credit Agreement dated as of March 15, 1996 among Borrower, Lenders and Agent.

          "Second Restatement Closing Date" shall mean the date on which the modifications set forth in this Agreement shall become effective, which shall be on or about the date set forth on the first page of this Agreement.

          "Second Restatement Schedule" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered on or in connection with the Second Restatement Closing Date and the transactions contemplated thereunder, in the form attached hereto as Exhibit C-2.

          "Second Restatement Stock" shall mean the shares of common Stock in Borrower issued to BWEH for the purchase price of Five Million Dollars ($5,000,000), of which ninety percent (90%) shall be issued by the Second Restatement Closing Date and ten percent (10%) shall be issued by the earlier of
(i) March 31, 1997, or (ii) the Newhall Advance Date.

          "Security Agreements" shall mean each Security Agreement dated as of January 16, 1996 entered into among Agent, for the benefit of each Lender, and
(a) Borrower and (b) Cork Processors, and the Amended and Restated Security Agreement dated June 7, 1996 entered into among Agent, for the benefit of each Lender, and BWEH, including all amendments, modifications, and supplements thereto, as the same may be further amended from time to time.

          "Security Documents" shall mean the Security Agreements, the Trademark Assignments and the Stock Pledge Agreements, as identified on the Schedule of Documents, as amended, and any other document pursuant to which Borrower or any Affiliate of Borrower has granted or shall grant to Agent or to any Lender a security interest in or Lien upon any property to secure any of the Obligations, including all amendments, modifications and supplements thereto.

          "Solvent" shall mean, when used with respect to any Person, that:

          (i) the present fair salable value of such Person's assets is in excess of the total amount of such Person's liabilities;

         (ii)  such Person is able to pay its debts as they become due; and

        (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

          "SPAC" shall mean Silverado Partners Acquisition Corp., a California corporation, and its successors and assigns.

          "Special Prepayment" shall mean: (a) a prepayment of proceeds received from sale or other disposition of a Fixed Asset, (b) a prepayment of proceeds received from an equity investment in common or preferred Stock of Borrower, (c) a prepayment from Excess Cash Flow required by Section 2.3(b), and (d) if Borrower requests Lenders to approve a proposed transaction which, if consummated, would create an Event of Default solely under Section 10.1(l) and Lenders decline to approve such a request, thus rendering it necessary for Borrower to seek alternative financing in order to consummate such transaction, then a repayment in full of the Obligations from such alternative financing shall constitute a Special Prepayment so long as the repayment occurs within three (3) months of such request.

          "Special Real Property" shall mean those parcels of real property identified in Exhibit F.

          "Spill" shall have the meaning ascribed to such term in Section 5.26.

          "Stag's Leap Advance" shall mean an advance of Five Million Dollars ($5,000,000) under Term Loan Tranche B that will be made on the Second Restatement Closing Date to facilitate Borrower's acquisition of the Stag's Leap Assets.

          "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "Stock Acquisition" shall have the meaning ascribed to such term in Recital A.

          "Stockholder" shall mean each holder of Stock of Borrower.

          "Stock Pledge Agreements" shall mean the Stock Pledge Agreement dated January 16, 1996, entered into among Agent, for the benefit of each Lender, and Borrower, and the Amended and Restated Stock Pledge Agreement of even date herewith entered into among Agent, for the benefit of each Lender, and BWEH, including all amendments, modifications, and supplements thereto.

          "Subject Property" shall have the meaning assigned to it in Section
9.1.

          "Subordinated Debt" shall mean (a) all or any portion of those certain 12 1/2% Senior Subordinated Notes due January 10, 2006 in the amount of Thirty-Five Million Dollars ($35,000,000) issued pursuant to a Securities Purchase Agreement dated as of January 16, 1996, as the same may be modified or amended from time to time, and (b) any other obligation that is subordinated in right or time of payment to all or any portion of the Obligations, the terms of which must be reasonably satisfactory to Agent and all Lenders.

          "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership, trust, limited liability company, or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner, excluding Calcork, a California general partnership.

          "Taxes" shall have the meaning assigned to it in Section 2.13(a).

          "Term Lenders" shall mean Pacific Coast, CoBank, and any other Lender that holds a Percentage of the Term Loan, in its capacity as a holder of such interest.

          "Term Loan" shall mean a loan, consisting of Term Loan Tranche A and Term Loan Tranche B, made by Term Lenders to Borrower on the Closing Date in the original principal amount of One Hundred Sixty Million Dollars ($160,000,000), which was subsequently increased to (i) One Hundred Seventy Million Dollars ($170,000,000) on the Third Amendment Closing Date, and (ii) One Hundred Eighty-Two Million Five Hundred Thousand Dollars ($182,500,000) on the Second Restatement Closing Date (of which Five Million Dollars ($5,000,000) was advanced on the Second Restatement Closing Date and of which Seven Million Five Hundred Thousand Dollars ($7,500,000) is committed to be advanced on the Newhall Closing Date).

          "Term Loan Maturity Date" shall mean July 16, 2005; provided, that if
                                                              --------
the Obligations shall become due and payable in accordance with Section 10.2 or any other provision of this Agreement, then the Term Loan Maturity Date shall be the date on which the Obligations become due and payable.

          "Term Loan Tranche A" shall mean a portion of the original principal amount of the Term Loan equal to Twenty Million Dollars ($20,000,000).

          "Term Loan Tranche B" shall mean that portion of the principal amount of the Term Loan not within the scope of Term Loan Tranche A, which meant that the amount thereof (i) was, on the Closing Date, One Hundred Forty Million Dollars ($140,000,000), (ii) was, on the Third Amendment Closing Date, One Hundred Fifty Million Dollars ($150,000,000), and (iii) became, on the Second Restatement Closing Date, One Hundred Fifty-Five Million Dollars ($155,000,000), subject to increase to One Hundred Sixty-Two Million Five Hundred Thousand Dollars ($162,500,000) on the Newhall Advance Date.

          "Term Note" shall mean any promissory notes or similar instrument delivered by Borrower to any Term Lender evidencing at any time any portion of the Term Loan.

          "Termination Date" shall mean the date on which (i) the Revolving Loan and the Term Loan and any other Obligations under this Agreement have been completely discharged and Borrower shall have no further right to borrow any amounts under this Agreement, and (ii) Borrower shall have funded the amounts required, if any, under the Loan Documents into the Cash Collateral Account in respect of the Letter of Credit Obligations, if any, then outstanding.

          "Texas Pacific Group" shall mean TPG Partners, L.P., a Delaware limited partnership and TPG Parallel I, L.P., a Delaware limited partnership.

          "Third Amendment" shall mean the Third Amendment to Credit Agreement dated as of April 1, 1996 among Borrower, Lenders and Agent.

          "Third Amendment Closing Date" shall mean the date the Third Amendment was executed by the Borrower, Lenders and Agent and delivered to the Agent.

          "Third Amendment Documents" shall mean the Third Amendment and all other agreements, instruments, documents, and certificates identified in the Third Amendment Schedule in favor of Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts and agreements whether heretofore, now, or hereafter executed by or on behalf of Borrower or any of its Affiliates, or any employee of Borrower or any of its Affiliates, and delivered to Agent or any Lender in connection with the Third Amendment or the transactions contemplated thereby.

          "Third Amendment Schedule" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Third Amendment and the transactions contemplated thereunder, in the form attached hereto as Exhibit C-1.

          "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

          "Trademark Assignments" shall mean the Assignment for Security (Trademarks and Trademark Licenses) dated as of January 16, 1996 entered into among Agent, for the benefit of each Lender, and Borrower, including all amendments, modifications and supplements thereto.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any ERISA Affiliate as a result of such transaction.

          "Variable Rate" shall mean a floating rate of interest equal to the higher of (i) Prime Rate, or (ii) the Reference Rate, in either case plus a
                                                                     ----
margin of (x) for the period from the Closing Date to and including January 15, 1997, three quarters of one percent (0.75%) per annum, and (b) for the period on and after January 16, 1997, three quarters of one percent (0.75%) per annum or such lower margin, if any, for which Borrower qualifies under the provisions of
Section 2.5(b).

          "Vineyard Maintenance Capital Expenditures" shall mean Maintenance Capital Expenditures for the development and irrigation of vineyards.

          "Welfare Plan" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower.

          "Winery Real Property" shall mean any real property owned by Borrower or any Subsidiary on which a winery is located or which is contiguous to or integrally related to any real property on which a winery is located.

          "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

     1.2  Accounting Terms.  Any accounting term used in this Agreement shall
          ----------------
have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

     1.3  Certain Matters of Construction.  The words "herein," "hereof,"
          -------------------------------
"hereto," "hereunder," and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to a "Section," "Exhibit," or "Schedule" shall refer to the relevant Section or, Exhibit, or Schedule to this Agreement, unless specifically indicated to the contrary. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine or neuter. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. The term "real property" shall include vines and trees affixed to such real property but shall not include crops, including wine grapes, grown or growing on such property.


                                  ARTICLE II.

                          AMOUNT AND TERMS OF CREDIT
                          --------------------------

     2.1  Revolving Advances.
          ------------------

          (a) Revolving Lenders Will Make Advances Available.  Upon and subject
              ----------------------------------------------
to the terms and conditions hereof, the Revolving Lenders agree to make available, from time to time, until the Revolving Loan Maturity Date, for Borrower's use and upon the request of Borrower therefor, advances (each, a "Revolving Advance") that shall not exceed, in the aggregate together with all Letter of Credit Obligations, at any one time, the lesser of (i) an amount equal to the Maximum Revolving Loan minus the aggregate amount of Grower Payables then
                              -----
outstanding, or (ii) the Borrowing Base. The amount of any Revolving Advance shall be not less than One Million Dollars ($1,000,000) and shall be in integral multiples of One Hundred Thousand Dollars ($100,000).

          (b) Requests for Advances.  If Borrower desires to receive a Revolving
              ---------------------
Advance, Borrower shall deliver a notice to Agent substantially in the form of Exhibit D no later than 2:00 p.m. (California time) on the second Business Day prior to the date of the proposed Revolving Advance. Each such notice (a "Notice of Revolving Advance") shall be from an Authorized Financial Representative. Agent and Revolving Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Advance reasonably believed by Agent to be genuine. Agent shall deliver notice of its receipt of the Notice of Revolving Advance to each Revolving Lender on or before 11:00 a.m. (California time) on the Business Day prior to the date of the proposed Revolving Advance, and each of the other Revolving Lenders shall wire its Percentage of such Revolving Advance to the Disbursement Account (with notice to Agent that such wire has been made) on or before 11:00 a.m. (California time) on the date of the proposed Revolving Advance. Upon the close of business on the date of the proposed Revolving Advance, the funds in the Disbursement Account shall be made available to Borrower by the bank at which the Disbursement Account is held, unless such bank shall have been instructed by Agent to withhold such funds, which instructions Agent may deliver if Agent has determined that Borrower has failed to fulfill the applicable conditions set forth in Article IV. All notices delivered pursuant to this Section 2.1(b) shall be delivered by facsimile to the facsimile number set forth in Section 13.12 or to such other facsimile number as a party hereto shall designate in writing pursuant to the provisions of Section 13.12. The failure of any Revolving Lender (such Revolving Lender, a "Non-Funding Lender") to make any Revolving Advance to be made by it on the date specified therefor shall not relieve any other Revolving Lender ("Other Lender") of its obligation to make its Revolving Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made by such Non-Funding Lender.

          (c) Maturity Date for Revolving Loan.  The Revolving Loan shall mature
              --------------------------------
and shall become due and payable in full on the Revolving Loan Maturity Date.

          (d) Revolving Line of Credit.  The Revolving Loan is a revolving line
              ------------------------
of credit and Borrower may borrow, repay principal, and reborrow in accordance with the terms of this Agreement; provided that Borrower shall provide Agent
                                  --------
with one (1) day's advance notice of any repayment. Repayments of principal shall be in integral multiples of One Hundred Thousand Dollars ($100,000).

          (e) Reliance on Borrowing Base Certificate.  Borrower agrees that in
              --------------------------------------
making any Revolving Advance or incurring any Letter of Credit Obligations hereunder Agent and Revolving Lenders shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Agent by Borrower. Borrower further agrees that Agent and Revolving Lenders shall be under no obligation to make any Revolving Advance or incur any Letter of Credit Obligations until such time as Borrower shall have delivered a current Borrowing Base Certificate to Agent and Revolving Lenders by the time required by Section 6.1(a).

          (f) Availability of Letters of Credit.  Borrower may from time to time
              ---------------------------------
request that Revolving Lenders make a Letter of Credit available to Borrower upon the terms and conditions set forth in this Agreement; provided that no
                                                           --------
letter of credit may be issued for purposes of payment of workers compensation insurance premiums, and provided that the format of the Letter of Credit and the identity of the beneficiary are reasonably acceptable to the issuing bank. Upon and subject to the terms and conditions hereof, Revolving Lenders shall make available to Borrower such Letter of Credit. Borrower shall request the issuance of a Letter of Credit by written notice to Agent not less than five (5) Business Days prior to the requested date of issuance; provided, that Borrower
                                                       --------
shall not request a Letter of Credit and Revolving Lenders shall not cause the issuance of a Letter of Credit if doing so would cause the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) to exceed Ten Million Dollars ($10,000,000) or if the issuance of such Letter of Credit would cause the aggregate of all Letter of Credit Obligations and the Revolving Loan to exceed the lesser of (i) an amount equal to the Maximum

Revolving Loan minus the aggregate amount of Grower Payables outstanding from
               -----
time to time, or (ii) the Borrowing Base; and provided further, that no Letter
                                              -------- -------
of Credit shall have an expiry date which is later than (x) three hundred sixty-five (365) days following the date of issuance thereof, or (y) the Revolving Loan Maturity Date. Bank of America shall be issuer of all Letters of Credit; provided, that the Revolving Lenders may by unanimous vote at any time select
--------
another Revolving Lender to be such issuer, whereupon such other Revolving Lender shall be the issuer of all Letter of Credit issued after such selection (the issuer being the "Letter of Credit Bank"). At the time of each request by Borrower that a Letter of Credit be issued, the Letter of Credit Bank, at its option, may require Borrower to execute and deliver to the Letter of Credit Bank an application for such Letter of Credit in the form customarily prescribed by the Letter of Credit Bank to issue Letters of Credit (the "Applications") or such other documents as the Letter of Credit Bank may reasonably require with respect to the issuance of such Letters of Credit. This Agreement supersedes any terms of the Applications which are inconsistent with the terms hereof, including terms relating to the reimbursement of draws, payment of fees, and defaults.

          (g) Draw or Other Payment on Letters of Credit.  In the event that the
              ------------------------------------------
Letter of Credit Bank, Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation (the "Draw Amount"), such Draw Amount shall be deemed to immediately constitute a Revolving Advance. Borrower shall, within two (2) Business Days of being notified by Agent or such Revolving Lender of the Draw Amount, pay to Agent for the benefit of the Letter of Credit Bank an amount equal to the Draw Amount, together with interest on the Draw Amount at the Variable Rate (or, if applicable, the Default Rate) from the date of payment by the Letter of Credit Bank to the date of the payment by Borrower. If Borrower fails to make the required payment to the Letter of Credit Bank, then each Revolving Lender shall upon the request of Agent make a payment to the Letter of Credit Bank of its Percentage of the Draw Amount and its Percentage of interest on the Draw Amount. Such payment shall be considered a purchase by such Revolving Lenders from the Letter of Credit Bank of their Percentages of the Draw Amount, and interest thereon, and such payment shall neither increase nor decrease the amounts owed by Borrower hereunder.

          (h) Letters of Credit Outstanding on the Revolving Loan Maturity Date.
              -----------------------------------------------------------------
In the event that any Letter of Credit Obligation, whether or not then due or payable, shall for any reason be outstanding on the Revolving Loan Maturity Date, Borrower will either (i) cause the underlying Letter of Credit to be returned and canceled and Letter of Credit Bank's corresponding Letter of Credit Obligation to be terminated, or (ii) pay to Agent, for the benefit of Revolving Lenders, cash in an amount equal to the maximum amount then available to be drawn under the Letter of Credit. Such cash shall be held by Agent in a cash collateral account (the "Cash Collateral Account") which shall be in the name, sole dominion and control of Agent (as a cash collateral account) for the benefit of Revolving Lenders and subject to the terms of this Section 2.1. Borrower agrees to execute and deliver to Agent such documentation with respect to the Cash Collateral Account as Agent may request, and Borrower hereby pledges and grants to Agent a security interest in all such cash held in the Cash Collateral Account from time to time and all interest thereon and the proceeds thereof, as additional security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.

          (i) Application of Funds in Cash Collateral Account.  From time to
              -----------------------------------------------
time after cash is deposited in the Cash Collateral Account, Agent may apply such cash then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to the Letter of Credit Bank or to Revolving Lenders.

          (j) Withdrawal of Funds in Cash Collateral Account.  Neither Borrower
              ----------------------------------------------
nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the cash held in the Cash Collateral Account, except that upon the termination of any Letter of Credit Obligation in accordance with its terms and the payment of all amounts payable by Borrower to Agent, the Letter of Credit Bank, and Revolving Lenders in respect thereof, any funds remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations and any other outstanding Obligations to Agent, the Letter of Credit Bank, or Revolving Lenders shall be returned to Borrower.

          (k) No Obligation to Invest Funds in Cash Collateral Account.  Neither
              --------------------------------------------------------
Agent nor any other Person shall have any obligation to invest any cash deposited in the Cash Collateral Account or to deposit any such cash in an interest-bearing account.

          (l) Voluntary Reduction of Maximum Revolving Loan. Borrower may, at
              ---------------------------------------------
any time upon ten (10) days prior notice to Agent and the Lenders, permanently reduce the Maximum Revolving Loan to an amount determined by Borrower; provided,
                                                                       --------
that (a) such reduction shall be ineffective if and to the extent that the Requisite Term Lenders reasonably determine that such reduction would impair the ability of Borrower to make either (i) regularly scheduled payments of interest or principal under the Term Loan, or (ii) payments of Excess Cash Flow required pursuant to Section 2.3(b), and (b) in no event may Borrower reduce the Maximum Revolving Loan below One Hundred Fifteen Million Dollars ($115,000,000).

     2.2  Term Loan.
          ---------

          (a) Advance of Term Loan.  Upon and subject to the terms and
              --------------------
conditions hereof, each Term Lender advanced to Borrower on the Closing Date such Term Lender's Percentage of the Term Loan. On the Closing Date, the aggregate amount of all such advances from all Term Lenders equalled One Hundred Sixty Million Dollars ($160,000,000). Upon and subject to the terms and conditions hereof, each Term Lender advanced to Borrower on the Third Amendment Closing Date such Term Lender's Percentage of an additional Ten Million Dollar advance under the Term Loan. On the Third Amendment Closing Date, the aggregate amount of all such advances from all Term Lenders equalled One Hundred Seventy Million Dollars ($170,000,000). Each Term Lender agrees that (i) on the Second Restatement Closing Date, the maximum amount available to be borrowed under the Term Loan shall increase by Twelve Million Five Hundred Thousand Dollars ($12,500,000) from One Hundred Seventy Million Dollars ($170,000,000) to One Hundred Eighty-Two Million Five Hundred Thousand Dollars ($182,500,000), (ii) on the Second Restatement Closing Date, each Term Lender shall advance to Borrower its Term Lender's Percentage of the Five Million Dollars ($5,000,000) Stag's Leap Advance, at which time the aggregate amount of all such advances from all Term Lenders shall equal One Hundred Seventy-Five Million Dollars ($175,000,000), and (iii) on the Newhall Advance Date, if the Newhall Advance Date shall occur, each Term Lender shall advance to Borrower its Term Lender's Percentage of the Seven Million Five Hundred Thousand Dollars ($7,500,000) Newhall Advance, at which time the aggregate amount of all such advances from all Term Lenders shall equal One Hundred Eighty-Two Million Five Hundred Thousand Dollars ($182,500,000).

          (b) Term Notes.  The Term Loan made by Term Lenders to Borrower shall
              ----------
be evidenced by the Term Notes to be executed and delivered by Borrower at the Second Restatement Closing Date. The Term Notes shall represent the obligation of Borrower to pay the Term Loan.

          (c) Term Loan Interest and Principal Payments; Amortization.  Borrower
              -------------------------------------------------------
shall pay to Agent, for the benefit of Term Lenders, interest on the Term Loan on a quarterly basis, in arrears, commencing on April 1, 1996, and continuing on the first Business Day of each Fiscal Quarter thereafter until the Termination Date; provided, that (i) with respect to a portion of Term Loan Tranche A equal
      --------
to the Deferral Amount, Borrower shall pay to Agent commencing on July 1, 1997, quarterly installments of principal and interest, which principal and interest amounts shall be determined as of such July 1, 1997 date and shall approximate the equal amortization of principal and interest based on the weighted average of the Fixed Rates in effect as of such date over a period of nineteen and one-quarter (19.25) years from such July 1, 1997 date, (ii) with respect to the remainder of Term Loan Tranche A, from and after the third anniversary of the Closing Date commencing on April 1, 1999, Borrower shall pay to Agent quarterly installments of principal and interest, which principal and interest amounts shall be determined as of such third anniversary and shall approximate the equal amortization of principal and interest based on the weighted average of the Fixed Rates in effect as of such third anniversary over a period of seventeen and one-half (17.5) years from the third anniversary of the Closing Date, (iii) with respect to One Hundred Fifty Million Dollars ($150,000,000) of Term Loan Tranche B, from and after the first anniversary of the Closing Date commencing April 1, 1997, Borrower shall pay to Agent quarterly installments of principal determined in accordance with Exhibit H (subject to adjustment if there is a reamortization pursuant to Section 2.2(d)), and all interest accrued thereon, amortized over a period of nineteen and one-half (19.5) years from the first
(1st) anniversary of the Closing Date; and (iv) with respect to the remainder of Term Loan Tranche B, commencing July 1, 1997, Borrower shall pay to Agent quarterly installments of principal and interest, which principal and interest amounts shall be determined as of such July 1, 1997 date and shall approximate the equal amortization of principal and interest based on the weighted average of the Fixed Rates in effect as of such date, amortized over a period of nineteen and one-quarter (19.25) years from the Second Restatement Closing Date; and provided, further, that all unpaid principal, accrued interest and other
    --------
amounts evidenced by the Term Notes shall be due and payable in full on the Term Loan Maturity Date.

          (d) Application of Prepayments on Term Loan.  All mandatory and other
              ---------------------------------------
prepayments applied to the Term Loan pursuant to Sections 2.3(b),(c),(d), and
(e) and 2.4 or any other provision of this Agreement shall be applied by Agent first to Term Loan Tranche A until all principal, interest, and other amounts owing thereunder shall have been paid in full. (Prepayments received prior to April 1, 1999 shall be applied first to that portion of Term Loan Tranche A referred to in clause (i) of Section 2.2(c) and then to that portion of Term Loan Tranche A referred to in clause (ii) of Section 2.2(c). Prepayments received on or after April 1, 1999 shall be applied pro-rata between that portion of Term Loan Tranche A referred to in clause [i] of Section 2.2(c) and that portion of Term Loan Tranche A referred to in clause (ii) of Section
2.2(c).)   After full payment of Term Loan Tranche A, all such prepayments shall be applied to Term Loan Tranche B until all principal, interest, and other amounts owing thereunder shall have been paid in full. (Prepayments shall be applied pro-rata between that portion of Term Loan Tranche B referred to in clause (iv) of Section 2.2(c) and that portion of Term Loan Tranche B referred to in clause (iii) of Section 2.2(c).) Except as otherwise provided below, all such prepayments applied to principal under the Term Loan shall be applied in inverse order of maturity, shall not reduce the amount of any future installment of principal provided for under Section 2.2(c) (other than the payment due upon maturity of the Term Loan or, if such final installment has already been prepaid, the most remote remaining scheduled principal payment), and shall constitute a permanent reduction of the Term Loan. Notwithstanding the immediately preceding sentence, if (i) Term Loan Tranche A has been paid in full, (ii) Agent has received a prepayment on Term Loan Tranche B which, when taken together with all previous prepayments applied to Term Loan Tranche B, results in an aggregate prepayment of not less than Twenty Million Dollars ($20,000,000), and (iii) no Default or Event of Default has occurred and is continuing, then, upon Borrower's written request in connection with such prepayment of any additional prepayment of Term Loan Tranche B, Agent shall, on a one-time basis, without premium or fee, reamortize the then remaining principal balance under Term Loan Tranche B in equal, quarterly installments of principal and interest over the original nineteen and one-half (19.5) year amortization period, less the portion of such amortization period that has elapsed since the amortization commenced on the first anniversary after the Closing Date. Borrower shall have the right to designate the various Fixed Rate portions to which prepayments on the Term Loan shall be applied and, in the absence of such designation, shall be applied to the Fixed Rate portions maturing soonest.

     2.3  Mandatory Prepayments; Application Thereof.
          ------------------------------------------

          (a) Mandatory Prepayment of Revolving Loan and Letter of Credit
              -----------------------------------------------------------
Obligations.  If at any time, the outstanding balance of the Revolving Loan,
-----------
when aggregated with the amount of outstanding Letter of Credit Obligations, shall exceed the amount of the Maximum Revolving Loan, Borrower shall immediately repay to Agent the outstanding Revolving Loan in the amount of such excess. If at any time the outstanding balance of the Revolving Loan, when aggregated with the amount of outstanding Letter of Credit Obligations, shall exceed the amount of the Borrowing Base, Borrower shall immediately repay to Agent the outstanding Revolving Loan in the amount of such excess. No prepayment fee shall be payable with respect to any mandatory prepayment under this Section 2.3(a). All mandatory prepayments under this Section 2.3(a) shall be applied by Agent to the Obligations owing to the Revolving Lenders in accordance with their respective Percentages.

          (b) Mandatory Prepayment from Excess Cash Flow.
              ------------------------------------------

Subject to the terms and conditions set forth below, until such time as the aggregate principal balance of the Term Loan has been reduced below the Base Term Loan Amount, Borrower shall pay to Agent, within fifteen (15) days after Borrower is required to deliver its annual audited financial statements to Agent pursuant to Section 6.1(e), an amount equal to sixty percent (60%) of Borrower's Excess Cash Flow for the immediately preceding Fiscal

Year (each, an "Excess Cash Flow Payment"); provided that the Excess Cash Flow Payment with respect to Excess Cash Flow during the Fiscal Year ending December 31, 1996 will be required only to the extent that such Excess Cash Flow Payment exceeds Five Million Dollars ($5,000,000). (The amount of the Excess Cash Flow Payment that would have been required by the first sentence of this Section 2.3(b), but which was not paid due to the proviso at the end of that sentence, is hereafter referred to as the "Deferral Amount.") If the amount payable to Agent for any Fiscal Year as provided above (other than 1996) would be less than Five Million Dollars ($5,000,000), then the Excess Cash Flow Payment for such Fiscal Year shall be increased to the lesser of (i) seventy-five percent (75%) of such Excess Cash Flow, or (ii) Five Million Dollars ($5,000,000). If after the increase described in the immediately preceding sentence the amount paid to Agent for any Fiscal Year as provided above is less than Five Million Dollars ($5,000,000), then the amount of such shortfall shall be added to the minimum amount payable from Excess Cash Flow for subsequent Fiscal Years, until such shortfall has been received by Agent; provided that the amount payable shall
                                      --------
never exceed seventy-five percent (75%) of Excess Cash Flow. If for any Fiscal Year sixty percent (60%) of Borrower's Excess Cash Flow for such Fiscal Year would exceed the amount necessary to reduce the balance below the Base Term Loan Amount, then Borrower need only pay as much as is necessary to cause the principal balance of the Term Loan to equal the Base Term Loan Amount. If at the time Borrower is making an Excess Cash Flow Payment an appraisal of Borrower's real property is in process and such appraisal when completed shows a lower property value that changes the Base Term Loan Amount, then Borrower shall make such additional Excess Cash Flow Payments to Agent as are necessary based on the new Base Term Loan Amount. Amounts paid to Agent pursuant to this
Section 2.3(b) shall be applied as a permanent reduction to the Term Loan and distributed to Term Lenders as provided in Section 2.2(d).

          (c) Mandatory Prepayment from Sales of Assets.  If at any time
              -----------------------------------------
Borrower sells or otherwise disposes of real property in amounts permitted by
Section 8.9(b) of this Agreement, Borrower shall immediately pay to Agent the Minimum Payment Amount with respect to such sale or disposition. Except for such permitted sales of real property and except for the proceeds of equipment being traded in or replaced in the ordinary course of business, if at any time Borrower sells or otherwise disposes of any Fixed Assets, or sells or otherwise disposes of any assets other than Fixed Assets outside of the ordinary course of Borrower's business, Borrower shall immediately pay to Agent all of the Net Proceeds of such sale or other disposition. In addition to the foregoing, if at the end of one hundred eighty (180) days after disposition of a Fixed Asset by Borrower, Lenders have released to Borrower aggregate proceeds from sales of Fixed Assets in an amount that exceeds by Twenty Million

Dollars ($20,000,000) the amount of such proceeds subsequently invested by Borrower in "Productive Assets" (defined as assets used by Borrower in the same type of business that Borrower is engaged in on the Closing Date), then a mandatory prepayment shall be due from Borrower to Agent in the amount of such excess, to be applied to either the Term Loan or the Revolving Loan as designated by Borrower. All mandatory prepayments under this Section 2.3(c) from the sale or other disposition of any Fixed Assets shall be applied by Agent to the Term Loan in the manner provided in Section 2.2(d). All mandatory prepayments under this Section 2.3(c) from the sale or other disposition of any assets other than Fixed Assets shall be applied by Agent to the Revolving Loan. Such amounts received by Revolving Lenders shall constitute a permanent reduction in the Maximum Revolving Loan.

          (d) Mandatory Prepayment from Issuance of Additional Indebtedness or
              ----------------------------------------------------------------
Equity.  If at any time after the Closing Date Borrower incurs any additional
------
Indebtedness for borrowed money, other than Purchase Money Indebtedness, or issues any additional Stock (other than the Second Restatement Stock), Borrower shall immediately pay to Agent all proceeds of such incurrence or issuance. All mandatory prepayments under this Section 2.3(d) shall be distributed by Agent to Revolving Lenders and Term Lenders based on their Percentages of the Obligations. Amounts received by Term Lenders pursuant to this Section 2.3(d) shall constitute a permanent reduction of the Term Loan as provided in Section 2.2(d). Amounts received by Revolving Lenders shall constitute a permanent reduction in the Maximum Revolving Loan.

          (e) Mandatory Prepayment Upon Payment of Subordinated Debt.  If at any
              ------------------------------------------------------
time Borrower shall make or tender any payment on account of the principal portion of any Subordinated Debt that is not approved in writing by Agent, Borrower shall make a mandatory prepayment to Agent, for the benefit of Revolving Lenders and Term Lenders, in the amount of, and consisting of, such payment or tendered payment. Such prepayment shall be distributed by Agent to Revolving Lenders and Term Lenders based on their Percentages of the Obligations. Amounts received by Term Lenders pursuant to this Section 2.3(e) shall constitute a permanent reduction of the Term Loan as provided in Section 2.2(d). Amounts received by Revolving Lenders pursuant to this Section 2.3(e) shall constitute a permanent reduction in the Maximum Revolving Loan.

          (f) Mandatory Prepayment Upon Failure to Obtain Landlord/Lender
              -----------------------------------------------------------
Agreements.  If Borrower shall fail to obtain landlord/lender agreements and
----------
memorandum of landlord/lender agreements in form and substance acceptable to Agent and Term Lenders on or before April 12, 1996 for Special Leased Property having an aggregate value equal to or greater than Seven Hundred Twenty Five Thousand Dollars ($725,000), Borrower shall on such date pay to Agent the sum of Five Hundred Thousand Dollars

($500,000) which sum shall constitute a permanent reduction of the Term Loan as provided in Section 2.2(d). As used in this Section 2.3(f), the term "Special Leased Property" shall mean those parcels of real property listed in the Schedule of Value of Real Property referred to in the Third Amendment Schedule of Documents as the "Special Leased Property."

     2.4  Other Prepayments.
          -----------------

          (a) Prepayment in Full.  Borrower shall have the right at any time to
              ------------------
voluntarily prepay the entire amount of the outstanding Revolving Loan and the entire amount of the outstanding Term Loan and to terminate this Agreement upon at least three (3) Business Days notice to Agent, without premium or penalty except Borrower shall pay to Agent, for the benefit of Term Lenders, a prepayment surcharge calculated in accordance with Section 2.3 or Section 2.4(d), and shall pay to Agent for the benefit of Revolving Lenders a prepayment surcharge calculated in accordance with Section 2.4(d). Prepayment in full shall be accompanied by the payment of all accrued and unpaid interest and all Fees and other remaining Obligations, including, Borrower making arrangements, in accordance with the terms and conditions of Section 2.1(h), for satisfaction with respect to any outstanding Letter of Credit Obligation.

          (b) Partial Prepayment of Term Loan.  Borrower shall have the right at
              -------------------------------
any time to voluntarily prepay any portion of the Term Loan upon at least three
(3) Business Days notice to Agent, without premium or penalty, except that Borrower shall pay to Agent, for the benefit of Term Lenders, a prepayment surcharge calculated in accordance with Section 2.4(c) if the prepayment is a Special Prepayment, and shall pay to Agent for the benefit of Term Lenders a prepayment surcharge calculated in accordance with Section 2.4(d) if the prepayment is a General Prepayment. All voluntary partial prepayments of the Term Loan shall be applied by Agent in the manner provided in Section 2.2(d). Notwithstanding the foregoing, Borrower may only make a voluntary prepayment of the Term Loan if (i) the source of such voluntary prepayment is the sale or other disposition of a Fixed Asset or the proceeds of an issuance of debt or equity permitted by this Agreement, or (ii) the voluntary prepayment is made no earlier than the date of delivery of Borrower's audited financial statement for the Fiscal Year ended December 31, 1996 and the aggregate amount of additional prepayments in any particular year (other than those made pursuant to clause (i) of this sentence) is not greater than the amount of Borrower's Excess Cash Flow during the Fiscal Year preceding the Fiscal Year in which the voluntary prepayment is made.

          (c) Prepayment Surcharge for Special Prepayments.  At the time that
              --------------------------------------------
Borrower makes any Special Prepayment, whether such Special Prepayment is voluntary on behalf of Borrower or mandatory under the terms of this Agreement, Borrower shall simultaneously pay to Agent, for the benefit of Term Lenders and Revolving Lenders, a prepayment surcharge for each Fixed Rate portion so prepaid calculated as follows:

               (i)  For each Fixed Rate portion of the Term Loan:

     Loan:

     (A) Calculate the difference between (1) the annual rate the Term Lenders allocated (in accordance with their standard methodology) on the Interest Determination Date to fund the amount being prepaid, and (2) the annual rate the Term Lenders would allocate (in accordance with such methodology) on the date of such prepayment to fund a new advance in such amount for the remainder of the Interest Period for such Fixed Rate portion. If the difference is negative, no prepayment surcharge is payable.

     (B)  Divide the result in (A) above by four (4);

     (C) For each quarter or portion thereof during which the amount prepaid was scheduled to have been outstanding, however, in no such instance beyond the remaining Interest Period for such Fixed Rate portion, multiply the amount determined in (B) above by the amount prepaid (such that there is a quarterly calculation for each quarter during the remaining Interest Period for such Fixed Rate portion);

     (D)  Determine the present value of each quarterly calculation made under
          (C) above, based upon the scheduled time that interest on the amount prepaid would have been payable during the remaining Interest Period for such Fixed Rate portion and a discount rate equal to the rate set forth in (A)(2) above;

     (E) Add all of the calculations made under (D) above. The result is the prepayment surcharge; and

               (ii) For each Fixed Rate portion of the Revolving Loan, the prepayment surcharge shall be equal to any funding losses incurred by Lenders as a result of such prepayment, including any loss or expense arising from the redeployment of funds.

          (d) Prepayment Surcharge for General Prepayment.  At the time that
              -------------------------------------------
Borrower makes any General Prepayment, whether such General Prepayment is voluntary on behalf of Borrower or mandatory under the terms of this Agreement, Borrower shall simultaneously pay to Agent, for the benefit of Term Lenders and/or Revolving Lenders, as the case may be, a prepayment surcharge for each Fixed Rate portion of the Term Loan and the Revolving Loan so prepaid, calculated as follows:

               (i) For each Fixed Rate portion of the Term Loan, the prepayment surcharge shall equal the sum of the respective present values of such portion for each calendar quarter or portion of a calendar quarter remaining from the date of such prepayment until the expiration of the applicable Interest Period based on the sum of the Formula Yield in effect on the date of such prepayment plus one-half percent (.50%), and treating
                                    ----
     each portion of a calendar quarter as an entire quarter; and

               (ii) For each Fixed Rate portion of the Revolving Loan, the prepayment surcharge shall be equal to any funding losses incurred by Lenders as a result of such prepayment, including any loss or expense arising from the redeployment of funds.

     2.5  Interest on Revolving Advances.
          ------------------------------

          (a) Variable Rate.  Revolving Advances hereunder shall bear interest
              -------------
at the Variable Rate, unless Borrower elects to convert the interest rate to a Fixed Rate for the period selected by Borrower in accordance with the provisions of Section 2.5(c).

          (b) Reduction in Margin Applicable to Variable Rate.  On and after
              -----------------------------------------------
January 16, 1997, the margin applicable to the Variable Rate shall be adjusted on a quarterly basis in the manner and to the extent provided in this Section 2.5(b). If, as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 1996, Borrower's Consolidated Funded Debt to Consolidated EBITDA Ratio, for the period of such Fiscal Quarter and the three immediately preceding Fiscal Quarters, calculated on a rolling basis, falls within any of the levels listed below, then the margin applicable to the Variable Rate shall be adjusted, in the manner forth below, to the applicable margin for such level listed below:


     Consolidated Funded Debt to                          Applicable
     Consolidated EBITDA Ratio Level                        Margin
     -------------------------------                      ----------
4.75:1 or greater                                            .75%
3.75:1 or greater, but less than 4.75:1                      .50%
3.25:1 or greater, but less than 3.75:1                      .25%
Less than 3.25:1                                            0.00%

Any change to the applicable margin on or after January 16, 1997 shall become effective as of the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements required to be delivered to Agent pursuant to
Section 6.1(c) demonstrating
to Agent's reasonable satisfaction Borrower's right to such changed applicable margin. Borrower shall not be entitled to a lower margin under this Section 2.5(b) until after Borrower has delivered to Agent the quarterly financial statement for the Fiscal Quarter ending December 31, 1996. Notwithstanding anything to the contrary in the foregoing, if a Default or Event of Default shall have occurred and be continuing, then the applicable margin shall be three-quarters of one percent (.75%), subject to increase to the Default Rate pursuant to Section 2.7(d).

          (c) Fixed Rate for Revolving Loan.  Borrower may, from time to time,
              -----------------------------
elect to convert all or a portion of the outstanding Revolving Advances to a Fixed Rate; provided, that (i) at least four (4) Business Days prior to the
            --------
proposed Interest Determination Date, Borrower has provided Agent with written notice of such election, the requested Interest Determination Date, the amount of the Revolving Advances to be converted, and the requested Interest Period for the amount to be converted, (ii) at the time of delivery of such written notice and upon the date of conversion, no Default or Event of Default exists under this Agreement, (iii) at no time shall there be more than ten (10) outstanding tranches of the Revolving Loan bearing interest at a Fixed Rate, (iv) the last day of the Interest Period chosen by Borrower shall not extend beyond the Revolving Loan Maturity Date, and (v) the amount converted to a Fixed Rate at any one time shall be not less than One Million Dollars ($1,000,000) and any amounts in excess thereof shall be in integral multiples of One Hundred Thousand Dollars ($100,000). Whenever Borrower shall notify Agent of an election pursuant to this Section 2.5(c), Agent shall so notify each Revolving Lender at least three (3) Business Days prior to the proposed Interest Determination Date. Any election by Borrower pursuant to this Section 2.5(c) shall be irrevocable during the Interest Period selected by Borrower, and that portion of the Revolving Loan so converted shall bear interest at the applicable Fixed Rate until the expiration of the applicable Interest Period at which time, unless another Fixed Rate has been duly elected by Borrower pursuant to this Section 2.5(c), the interest rate for such portion of the Revolving Loan will automatically convert to the Variable Rate.

          (d) Reduction in Margin Applicable to Fixed Rate Elections for
              ----------------------------------------------------------
Revolving Loan.  On and after January 16, 1997, the margin applicable to the
--------------
Fixed Rate shall be adjusted on a quarterly basis in the manner and to the extent provided in this Section 2.5(d). If, as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 1996, Borrower's Consolidated Funded Debt to Consolidated EBITDA Ratio, for the period of such Fiscal Quarter and the three immediately preceding Fiscal Quarters, calculated on a rolling basis, falls within any of the levels listed below, then the margin applicable to the Fixed Rate for the next Fiscal Quarter shall be adjusted, in the manner set forth below, to the applicable margin for such level listed below:


Consolidated Funded Debt                              Applicable
to Consolidated EBITDA Ratio Level                      Margin
----------------------------------                    ----------
4.75:1 or greater                                       2.25%
3.75:1 or greater, but less than 4.75:1                 2.05%
3.25:1 or greater, but less than 3.75:1                 1.85%
2.75:1 or greater, but less than 3.25:1                 1.60%
Less than 2.75:1                                        1.35%

The first ratio shall be determined for the four quarters ending with the Fiscal Quarter ending on December 31, 1996 and shall be determined on the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements for such Fiscal Quarter required to be delivered to Agent pursuant to Section 6.1(c). Thereafter, any change to the applicable margin shall become effective as of the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements required to be delivered to Agent pursuant to Section 6.1(c) demonstrating to Agent's reasonable satisfaction Borrower's right to such changed applicable margin. Notwithstanding anything to the contrary in the foregoing, if a Default or Event of Default shall have occurred and be continuing on either the date that Borrower elects to convert a portion of the Revolving Loan to a Fixed Rate or upon the Interest Determination Date, then Borrower shall have no right to elect a Fixed Rate. If Borrower is nonetheless permitted to elect a Fixed Rate, Borrower shall not be entitled to any reduction in the applicable margin otherwise available under this Section 2.5(d).

     2.6  Interest on Term Loan.
          ---------------------

          (a) Election of Fixed Rates for Term Loan Upon Closing Date.  The Term
              -------------------------------------------------------
Loan shall bear interest at a Fixed Rate, as elected by Borrower in accordance with the terms of this Agreement. At least five (5) Business Days prior to the proposed Closing Date, Borrower shall have provided Agent with written notice of the Interest Periods elected by Borrower for the Term Loan, which shall be subject to the following conditions: (i) at least One Hundred Twenty Million Dollars ($120,000,000) of the Term Loan advanced on the Closing Date shall be subject to an Interest Period of not less than three (3) years, (ii) Borrower may designate no more than four (4) separate Interest Periods for Term Loan Tranche A, and no more than seven (7) separate Interest Periods for Term Loan Tranche B, (iii) the last day of the Interest Period chosen by Borrower shall not extend beyond the Term Loan Maturity Date, (iv) the amount of each portion of the Term Loan designated for an Interest Period shall be not less than Five Million Dollars ($5,000,000) plus additional
                             ----
incremental amounts of One Million Dollars ($1,000,000) or integral multiples thereof, and (v) the ninety (90) day Interest Period shall expire on March 31, 1996, rather than on the ninetieth (90th) day. The designations made by Borrower pursuant to this Section 2.6(a) shall be irrevocable during the Interest Period selected by Borrower and any portion of the Term Loan so designated shall bear interest at the applicable Fixed Rate until the expiration of the applicable Interest Period. The Fixed Rates available upon the Closing Date shall be as follows: (i) as to any ninety (90) day Interest Period, the Discount Rate as of the date of such election plus the applicable margin listed
                                              ----
below, (ii) as to any one, two, or three year Interest Period, the rate offered on U.S. Treasury Bonds of equivalent maturity as of the date of such election plus the applicable margin listed below, and (iii) as to any five, seven, or
----
nine and one-half year Interest Period, the Average Life U.S. Treasury Bond rate of equivalent maturity as of the date of such election plus the applicable
                                                       ----
margin listed below:

          Interest Period      Applicable Margin
          ---------------      -----------------
          90 days                     2.35%
          one year                    2.25%
          two years                   2.25%
          three years                 2.35%
          five years                  2.60%
          seven years                 2.70%
          to maturity                 2.85%

The chart set forth in Section 2.6(a) prior to the Third Amendment Closing Date applied to Interest Periods commencing prior to the effectiveness of the Third Amendment. The above chart shall apply to Interest Periods commencing on or after the effectiveness of the Third Amendment (which shall include the additional advance of Ten Million Dollars ($10,000,000) made as part of the Third Amendment).

          (b) Election of Fixed Rates for Term Loan After First Anniversary of
              ----------------------------------------------------------------
Closing Date.  At any time after January 16, 1997, at least five (5) Business
------------
Days prior to the expiration of any Interest Period chosen by Borrower with respect to a portion of the Term Loan, Borrower shall have provided Agent with written notice of the subsequent Interest Period elected by Borrower for that portion of the Term Loan. Subsequent elections shall be subject to the following conditions: (i) Borrower may designate no more than four (4) separate Interest Periods for Term Loan Tranche A, and no more than six (6) separate Interest Periods for Term Loan Tranche B, (ii) the last day of an Interest Period chosen by Borrower shall not extend beyond the Term Loan Maturity Date,
(iii) the amount of each portion of the Term Loan designated for an Interest Period shall be in amounts reasonably acceptable to Agent, and (iv) if Borrower shall elect a ninety

(90) day Interest Period upon expiration of any Interest Period ending on or about an anniversary of the Closing Date, then such ninety (90) day Interest Period shall expire on March 31 of that year rather than on the ninetieth (90th) day. The designations made by Borrower pursuant to this Section 2.6(b) shall be irrevocable during the Interest Period selected by Borrower and any portion of the Term Loan so designated shall bear interest at the applicable Fixed Rate until the expiration of the applicable Interest Period. If Borrower shall not have designated an Interest Period by the fifth (5th) Business Day required by the first sentence of this Section 2.6(b), then, subject to Section 2.6(c), Borrower shall be deemed to have designated an Interest Period of ninety (90) days for the applicable portion of the Term Loan; provided; that if the Term
                                                  --------
Loan Maturity Date is less than ninety days (90) after such date, then Agent shall select a shorter Interest Period. The Fixed Rates for Interest Periods selected after January 16, 1997 shall be as follows: (i) as to any ninety (90) day Interest Period, the Discount Rate as of the date of such election plus the
                                                                       ----
applicable margin listed below, and (ii) as to any one year, two year, three year, five year, or seven year, the Cost of Funds Rate applicable to such Interest Period plus the applicable margin listed below:
                ----

          Interest Period      Applicable Margin
          ---------------      -----------------
          90 days                    2.35%
          one year                   2.20%
          two years                  2.20%
          three years                2.25%
          five years                 2.45%
          seven years                2.60%;

or such lower Fixed Rates, if any, to which Borrower may be entitled pursuant to
Section 2.6(c).

          (c) Reduction in Margin Applicable to Fixed Rate Elections for Term
              ---------------------------------------------------------------
Loan.  The margin applicable to each Fixed Rate to be selected after January 16,
----
1997 shall be adjusted on a quarterly basis in the manner and to the extent provided in this Section 2.6(c). If, as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1996, Borrower's Consolidated Funded Debt to Consolidated EBITDA Ratio, for the period of such Fiscal Quarter and the three immediately preceding Fiscal Quarters, calculated on a rolling basis, falls within any of the levels listed below, then the margin applicable to each of the available Fixed Rates selected pursuant to Section 2.6(b) for the next Fiscal Quarter shall be adjusted in the manner set forth below to the applicable margin for such Fixed Rate for such level listed below:


Consolidated Funded Debt to               Interest Periods &
Consolidated EBITDA Ratio Levels          Applicable Margins
--------------------------------          ------------------
================================================================================
                                  1 or 2
                     90 Day        Year        3 Year       5 Year       7 Year
--------------------------------------------------------------------------------
3.75:1 or              2.10%        1.95%        2.00%        2.20%        2.35%
 greater, but
 less than 4.75:1
--------------------------------------------------------------------------------
3.25:1 or              1.85%        1.70%        1.75%        1.95%        2.10%
 greater, but
 less than 3.75:1
--------------------------------------------------------------------------------
2.75:1 or              1.60%        1.45%        1.50         1.70%        1.85%
 greater, but
 less than 3.25:1
--------------------------------------------------------------------------------
Less than 2.75:1       1.35%        1.20%        1.25%        1.45%        1.60%
================================================================================

The first ratio shall be determined for the four quarters ending with the Fiscal Quarter ending on December 31, 1996 and shall be determined on the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements for such Fiscal Quarter required to be delivered to Agent pursuant to Section 6.1(c). Thereafter, the ratio shall change for future Fiscal Quarters as of the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements required to be delivered to Agent pursuant to Section 6.1(c). Notwithstanding anything to the contrary in the foregoing, (i) changes in the ratios and applicable margins described above during any Interest Period shall not affect the Fixed Rate for such Interest Period during such Interest Period, and (ii) if a Default or Event of Default shall have occurred and be continuing on the date that Borrower designates an Interest Period or on the Interest Determination Date, Borrower shall not be entitled to the reduction provided for by this Section 2.6(d).

          (d) No Designation Upon Occurrence of a Default or Event of Default.
              ---------------------------------------------------------------
If a Default or Event of Default shall have occurred, then during the continuance of such Default or Event of Default Borrower shall have no right to designate an Interest Period. Any portion of a Term Loan covered by an Interest Period that expires during the continuance of a Default or an Event of Default shall bear interest after such expiration at the Default Rate until such time, if any, as such Default shall cease to exist or such Event of Default shall be waived or cured and Borrower shall make a subsequent designation of an Interest Period in accordance with the terms of this Agreement.

     2.7  Other Interest Provisions.
          -------------------------

          (a) Interest Payment Dates.  Interest shall be due and payable on the
              ----------------------
first day of each calendar quarter, commencing April 1, 1996, with respect to all interest accrued on the Revolving Loan and the Term Loan during the preceding calendar quarter; provided, that if any Interest Period shall mature
                            --------
prior to the first day of a calendar quarter, then interest accrued at a Fixed Rate during the particular Interest Period shall be due and payable upon expiration of the Interest Period. Interest accrued on the Revolving Loan but not otherwise due and payable on the Revolving Loan Maturity Date shall become due and payable on the Revolving Loan Maturity Date. Interest accrued on the Term Loan but not otherwise due and payable on the Term Loan Maturity Date shall become due and payable on the Term Loan Maturity Date.

          (b) Payments Due on Business Days.  If any installment of interest or
              -----------------------------
any other amount payable under any Loan Document becomes due and payable on a day other than a Business Day, the payment date for such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal or other payments that bear interest (other than interest first due on such date), interest thereon shall be payable at the then applicable rate during such extension; provided, however, if any installment of interest relating to
                --------  -------
(i) Revolving Advances that have been converted to a Fixed Rate or (ii) the Term Loan, shall become due and payable on a Saturday, the payment date for such payment shall be the preceding Business Day.

          (c) Computation of Interest.  All computations of interest on the Term
              -----------------------
Loan shall be made by Agent on the basis of a three hundred sixty (360) day year, based on four (4) equal quarterly periods. All computations of interest on the Revolving Loan shall be made by Agent on the basis of a three hundred sixty (360) day year, based on the actual number of days occurring in the period for which such interest is payable. All computations of interest on the Revolving Loan accruing at the Variable Rate shall be made by Agent on the basis of a three hundred sixty five (365) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Interest determined by reference to a floating rate (i.e., the Variable Rate or such portions of the Default Rate bearing interest at a floating rate) shall be determined on a daily basis for use in calculating the interest that is payable for such day, and any change in the Variable Rate shall become effective on the day such change occurs. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

          (d) Default Rate.  Any overdue principal of or interest with respect
              ------------
to any Revolving Advance, or the Term Loan, and the amount of any fees, costs, or expenses that Borrower is obligated to pay to Agent or any Lender under this Agreement or any Loan Document not paid when due, shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. In addition, upon and after the occurrence of an Event of Default and continuing until such Event of Default has been cured or waived in writing by Agent in accordance with the terms of this Agreement, interest shall accrue on the Obligations at the Default Rate. The interest rate increase to the Default Rate shall take effect immediately upon the occurrence of an Event of Default, without prior notice to Borrower.

          (e) Interest Not to Exceed Maximum Lawful Rate.  Notwithstanding
              ------------------------------------------
anything to the contrary set forth in this Agreement, if at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time
                                           --------
thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by (i) Revolving Lenders from the making of the Revolving Loan or incurring the Letter of Credit Obligations hereunder, and (ii) Term Lenders from making the Term Loan hereunder, is equal to the total interest which such Lenders would have received had the interest rate payable hereunder been (but for the operation of this Section 2.7(e)) the interest rate payable since the Closing Date. Thereafter, the interest rate payable hereunder shall be the rate of interest set forth herein, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount which Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this Section 2.7(e), such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.7(e), shall make a final determination that Lenders have received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Revolving Lenders and Term Lenders shall, respectively, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under the Revolving Loan, Letter of Credit Obligations and Term Loan, then to the outstanding principal of the Revolving Loan, and Term Loan (without premium or penalty), and then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          (f) Additional Fixed Rate Provisions.  If at any time Agent reasonably
              --------------------------------
determines that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate or the LIBO Rate generally becomes unavailable to Agent or to any Lender, Agent shall promptly give notice thereof to Borrower, and upon the giving of such notice, no new Fixed Rate may be selected by Borrower, until Agent is reasonably able to ascertain the LIBO Rate and Agent shall promptly notify Borrower at such time; provided, that Agent's
                                             --------
determination under this Section 2.7(f) as to Borrower shall be in accordance with its treatment of other borrowers under commercial loans generally. In the event that any law, treaty, rule, regulation, or determination of a court or governmental authority or any change therein or in the interpretation or application thereof or compliance by Agent with any request or directive (whether or not having the force of law) from any central bank or governmental authority:

              (i) shall subject Agent or any Lender to any tax of any kind whatsoever with respect to any LIBO Rate, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable under any Loan Document (except for changes in the rate of tax on the overall net income of a Lender); or

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender; or

              (iii) shall impose on any Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any portion of the Revolving Loan or Term Loan with interest rates tied to the LIBO Rate and/or to reduce any amount receivable by any Lender in connection therewith;

then in any such case, Borrower shall pay to such Lender, immediately upon demand, such amount or amounts as may be necessary to compensate such Lender for any additional costs incurred by such Lender and/or reductions in amounts received by such Lender which are attributable to LIBO Rates made available to Borrower hereunder. In determining which costs incurred by a Lender and/or reductions in amounts received by a Lender are attributable to such LIBO Rates, any reasonable allocation made by such Lender among its operations shall be conclusive and binding upon Borrower; provided,
                                                                    --------
that such Lender's determination under this Section 2.7(f) as to Borrower is in accordance with its treatment of other borrowers under commercial loans generally.

          (g) Adjustment of Interest Rate Margins Upon Receipt of Annual Audited
              ------------------------------------------------------------------
Statement.  Notwithstanding any other provision of this Agreement, if an
---------
adjustment to any margin applicable to the determination of any interest under this Agreement was made based on a quarterly financial statement for a quarter ending on December 31 of any year, and the audited financial statement when delivered shows that Borrower did not qualify for such adjusted margin, then the margin shall immediately be adjusted retroactively back to the date of adjustment to the level for which Borrower qualifies based on such audited financial statement and Borrower shall be assessed by Agent for interest accrued at the difference between the rates and Borrower shall pay such difference to Agent upon demand.

     2.8  Fees.  In addition to the other Fees listed in this Agreement,
          ----
Borrower shall pay to Agent the following Fees:

          (a) Commitment Fee.  Upon the Closing Date, Borrower paid to Agent for
              --------------
the benefit of Lenders a commitment fee in the amount of Three Million Dollars ($3,000,000) and upon the Third Amendment Closing Date, Borrower paid to Agent for the benefit of Lenders a subsequent commitment fee in the amount of One Hundred Twenty Thousand Dollars ($120,000). On the Second Restatement Closing Date, Borrower shall pay to Agent for the benefit of Lenders a commitment fee of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750) and an amendment fee of One Hundred Sixty Thousand Dollars ($160,000). The foregoing fees shall be distributed among Agent and Lenders as they shall agree. Borrower shall have no part in determining how such fees are distributed among Lenders and Agent.

          (b) Agency Fee.  To compensate Agent for serving as Agent under this
              ----------
Agreement and under the Security Documents, Borrower shall pay to Agent for its own account (i) a periodic fee in an amount and at the times set forth in a letter of even date from Agent to Borrower or in such other subsequent letters as may be entered into between Agent and Borrower, commencing on the Closing Date and continuing until the Termination Date and (ii) such fees as were or may be negotiated between Agent and Borrower and set forth in separate agreements and which were paid to or are payable to Agent on the Third Amendment Closing Date, on the Second Restatement Closing Date, and on any future amendments of modifications of this Agreement or any Loan Documents (collectively, the "Agency Fee").

          (c) Facility Fee.  Upon the Closing Date, Borrower was obligated to
              ------------
pay to Agent for the benefit of Lenders a loan application fee (the "Facility Fee") in the amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Facility Fee was to be paid directly to Agent from the initial Revolving Advance made on the Closing Date. Agent and Lenders agreed to waive the full amount of the Facility Fee due to delivery by Borrower and the Guarantors to Agent and Lenders on the Closing Date a waiver, in form and substance satisfactory to Agent and Lenders, of the "borrower's rights" provisions of the Farm Credit Act of 1971, as amended.

          (d) Unused Commitment Fee.  In consideration of the commitment made by
              ---------------------
Revolving Lenders under this Agreement, from and after the Closing Date and until the Revolving Loan Maturity Date, Borrower shall pay to Agent, for the benefit of Revolving Lenders, a quarterly unused commitment fee (the "Unused Commitment Fee") equal to one-half of one percent (.50%) per annum of the average daily amount by which the Maximum Revolving Loan exceeds the outstanding balance of the Revolving Loan plus the outstanding Letter of Credit Obligations;
                              ----
provided, that the Unused Commitment Fee shall be subject to reduction as
--------
provided below. If, as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1996, Borrower's Consolidated Funded Debt to Consolidated EBITDA Ratio, for the period of such Fiscal Quarter and the three immediately preceding Fiscal Quarters, calculated on a rolling basis, falls within any of the levels listed below, then the Unused Commitment Fee for the next Fiscal Quarter shall be adjusted in the manner set forth below to the percentage for such level listed below:


Consolidated Funded Debt to                               Unused
Consolidated EBITDA Ratio Level                       Commitment Fee
-------------------------------                       --------------
4.75:1 or greater                                         .50%
3.75:1 or greater, but less than 4.75:1                   .375%
Less than 3.75:1                                          .25%

The first ratio shall be determined for the four quarters ending with the Fiscal Quarter ending on December 31, 1996 and shall be determined on the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements for such Fiscal Quarter required to be delivered to Agent pursuant to Section 6.1(c). Thereafter, any change to the Unused Commitment Fee shall become effective as of the third (3rd) Business Day after Borrower's delivery to Agent of the financial statements required to be delivered to Agent pursuant to
Section 6.1(c) demonstrating to Agent's reasonable satisfaction Borrower's right to such changed applicable margin. Notwithstanding anything to the contrary in the foregoing, if a Default or Event of Default shall have occurred and be continuing on the date that Borrower would otherwise be entitled to a reduction in the Unused

Commitment Fee, then the Unused Commitment Fee shall remain or become one-half of one percent (.50%) per annum. The Unused Commitment Fee shall be paid to Agent on (i) the fifth day of each calendar quarter, commencing April 5, 1996, with respect to the previous calendar quarter, and (ii) the Revolving Loan Maturity Date, with respect to the period from the last full calendar quarter through the Revolving Loan Maturity Date. The Unused Commitment Fee shall be allocated among Revolving Lenders pro rata in accordance with their respective Percentages of the Revolving Loan. Notwithstanding the foregoing, if an adjustment to the amount of the Unused Commitment Fee is made based on a quarterly financial statement for a quarter ending on December 31 of any year, and the audited financial statement when delivered shows that Borrower did not qualify for such adjustment, then the Unused Commitment Fee shall immediately be adjusted retroactively back to the date of adjustment to the level for which Borrower qualifies based on such audited financial statement and Borrower shall be assessed by Agent for the difference between the rates and Borrower shall pay such difference to Agent upon demand.

          (e) Letter of Credit Fee.  Borrower shall pay to Agent, for the
              --------------------
account of Revolving Lenders, the Letter of Credit Maintenance Fee (calculated on the basis of a 360 day year and actual days elapsed), on the face amount of all outstanding Letter of Credit Obligations, payable in arrears (i) for the preceding calendar quarter, on first Business Day of the succeeding calendar quarter, and (ii) on the Revolving Loan Maturity Date. Upon the occurrence and during the continuance of an Event of Default, the Letter of Credit Maintenance Fee shall be increased to the Default Rate, and shall be payable upon demand by Agent. The Letter of Credit Maintenance Fee shall be allocated as follows: one-quarter percent (.25%) per annum shall be due to the Letter of Credit Bank and the balance of the Letter of Credit Maintenance Fee shall be allocated to each Revolving Lender (including the Letter of Credit Bank) in accordance with each Revolving Lender's Percentage of the Revolving Loans.) In addition to the above, Borrower shall pay to the Letter of Credit Bank, or shall reimburse Agent and Revolving Lenders for, all customary fees and charges of the Letter of Credit Bank or like party in connection with the issuance, administration, amendment, negotiation or payment of any Letter of Credit.

          (f) Fees Cumulative and Non-Refundable.  All Fees payable under any
              ----------------------------------
Loan Document shall be cumulative and all Fees shall be considered fully earned on the date of payment and shall not be refundable under any circumstances.

       2.9  Purchase of Farm Credit Stock.  On the Closing Date, Borrower shall
            -----------------------------
purchase One Thousand Dollars ($1,000) of stock in Pacific Coast Farm Credit Services, ACA and shall execute and deliver to Pacific Coast Farm Credit Services, ACA such documents as are reasonably necessary to consummate such purchase. The purchase price for the stock shall be paid directly from the initial Revolving Advance made on the Closing Date.

     2.10 Receipt of Payments.  Borrower shall make each payment under this
          -------------------
Agreement not later than 10:30 A.M. (California time) on the day when due in lawful money of the United States of America by wire transfer of immediately available funds to the Collection Account. Borrower shall have advised Agent in writing of each payment being made by Borrower no later than 2:00 p.m. (California time) on the Business Day prior to the date of making of such payment. For purposes of computing interest and fees and determining the amount of funds available for borrowing by Borrower pursuant to Article II, payments of immediately available funds by wire transfer deposited in the Collection Account not later than 10:30 a.m. (California time) (and for which Agent has received notice prior to the making of such payment) shall be deemed received by Agent upon that Business Day. If payment shall be deposited later than 10:30 a.m. (California time) on any particular Business Day (or if Agent was not given prior notice of the payment by 2:00 p.m. (California time) on the Business Day preceding the date of payment), such payment shall be deemed received on the following Business Day. If Agent, in its sole discretion, determines to accept from Borrower payment by checks, drafts, or similar non-cash items, payment shall be deemed received by Agent two (2) Business Days after notice to Agent and deposit of such payment in the Collection Account.

     2.11 Application and Allocation of Payments Prior to the Occurrence of an
          --------------------------------------------------------------------
Event of Default.
----------------

          (a) Application of Payments.  Borrower irrevocably waives the right to
              -----------------------
direct the application of any and all payments at any time or times hereafter received by Agent or Lenders from or on behalf of Borrower, and Borrower irrevocably agrees that Agent and Lenders shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower as Agent and Lenders may deem advisable.

          (b) Allocation of Payments.  Agent shall allocate among the Lenders
              ----------------------
payments received from Borrower in the following manner:

              (i) payments of Obligations that are owed to Agent shall be retained by Agent;

              (ii) payments of Obligations other than principal and interest payments that are owed to Lenders shall be allocated to the Lenders in accordance with each Lender's respective Percentage; and

              (iii) payments of principal and interest on account of the Term Loan shall be allocated in accordance with each Term Lender's respective Percentage of the Term Loan and payments of principal and interest on account of the Revolving Loan shall be allocated in accordance with each Revolving Lender's respective Percentage of the Revolving Loan; provided,
                                                                     --------
     that if any Term Lender's or Revolving Lender's pro rata share of the aggregate outstanding principal amount of the Term Loan or the Revolving Advances, respectively, is greater than such Lender's Percentage, then principal payments shall be allocated to such Lender until its pro rata share of the aggregate outstanding principal amount is equal to such Lender's Percentage.

     2.12 Accounting.  Agent will provide a monthly accounting of (i)
          ----------
transactions under the Revolving Loan and (ii) the Letter of Credit Obligations, and a quarterly accounting of transactions under the Term Loan to Borrower and to Lenders. Each and every such accounting shall (absent manifest error) be deemed final, binding, and conclusive upon Borrower and Lenders in all respects as to all matters reflected therein, unless Borrower or a Lender, within one hundred twenty (120) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower or such Lender may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower or such Lender. Agent's determination, based upon the facts available, of any item objected to by Borrower or a Lender in such notice shall (absent manifest error) be final, binding, and conclusive on Borrower and Lenders, unless Borrower or such Lender shall commence a judicial proceeding to resolve such objection within sixty (60) days following Agent's notifying Borrower and Lenders of such determination.

     2.13 Taxes.
          -----

          (a) Any and all payments by Borrower hereunder or under the Revolving Notes or Term Notes shall be made, in accordance with this Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, Charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of any Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, Charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Note or Term Note to any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

          (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, excise, mortgage recording, or property taxes, Charges or similar levies that arise from any payment made hereunder or under the Revolving Notes, Term Notes, or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement or the Revolving Notes, Term Notes, the Loan Documents and any other agreements and instruments contemplated thereby (hereinafter referred to as "Other Taxes").

          (c) Borrower shall indemnify each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender makes written demand therefor.

          (d) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to each Lender the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.13 shall survive the payment in full of all Obligations and the Termination Date.

     2.14 Capital Adequacy.
          ----------------

          (a) Borrower shall pay to Agent for the benefit of any Lender from time to time on written request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any increased costs to such Lender that it reasonably determines are attributable to any law or regulation, or any interpretation, directive, or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing after the Closing Date any risk-based capital guideline or other capital requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any Governmental Authority in respect of such Lender's Percentage of the Revolving Loan, the Letter of Credit Obligations or Term Loan (such compensation to include an amount equal to any reduction of the rate of return on assets or equity of such Lender to a level below that which such Lender could have achieved but for such law, regulation, interpretation, directive or request); provided that with respect to
                                                   --------
this Section 2.14, each Lender shall treat Borrower as such Lender generally treats its other similarly situated borrowers.

          (b) Each Lender will furnish to Agent and Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 2.14. Determinations and allocations by any Lender for purposes of this Section 2.14 of the effect of any Regulatory Change pursuant to or of capital maintained pursuant to this Section 2.14, on its costs or rate of return of maintaining Revolving Advances, Letter of Credit Obligations or the Term Loan and or its commitment to make Revolving Advances or the Term Loan or incur Letter of Credit Obligations, and of the amounts required to compensate such Lender under this Section 2.14, shall be conclusive absent manifest error or bad faith.

     2.15 Eligible Accounts.  To be an "Eligible Account," an account must be
          ------------------
set forth on the most recent Schedule of Accounts and must meet each and every one of the following criteria:

          (a) The account must arise from the sale of goods or the performance of services by Borrower in the ordinary course of Borrower's business and come within the definition of "account" as that term is used in Section 9106 of the California Commercial Code.

          (b) Borrower's right to receive payment on the account is absolute and not contingent upon the fulfillment of any condition whatever and Borrower is able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process.

          (c) The account is subject to no defense, counterclaim or setoff, whether well-founded or otherwise. (Agent reserves the right to establish appropriate reserves for the dilutive effect of promotional programs based on the method which Borrower uses to accrue and account for such programs on its financial statements).

          (d) The account is a true and correct statement of a bona fide indebtedness incurred in the amount of the account for merchandise sold and accepted by the Account Debtor obligated upon such account.

          (e) An invoice, substantially in the form of one of the invoices attached to the Certificate of Invoices identified in the Schedule of Documents, or such other form of invoice as has been approved by Agent in writing, has been sent to the Account Debtor.

          (f) The account is owned by Borrower, is subject to a perfected first priority security interest in favor of Agent for the benefit of Lenders, and is not subject to any right, claim, or interest of any other Person except Producers' Liens, if any.

          (g) The account does not arise from a sale to or performance of services for an employee, Affiliate (other than sales to Affiliates permitted under Section 8.6), parent, or Subsidiary of Borrower, or an entity which has common officers or directors with Borrower.

          (h) The account is not the obligation of an Account Debtor that is the federal government or a political subdivision thereof unless Agent has agreed to the contrary in writing and Borrower has complied with the Federal Assignment of Claims Acts of 1940, and any amendments thereto, with respect to such obligation.

          (i) The account is not the obligation of an Account Debtor located in a foreign country.

          (j) The account is not the obligation of an Account Debtor to whom Borrower is or may become liable for goods sold or services rendered by the Account Debtor to Borrower.

          (k) The account does not arise with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale, sale or return, or other terms by reason of which the payment by the Account Debtor may be conditional.

          (l) The account is not in default; provided, that an Account shall be
                                             --------
deemed in default upon the occurrence of any of the following:

              (i) The account is not paid within the earlier of (A) sixty (60) days from its due date and (B) ninety (90) days from its original invoice date;

              (ii) For accounts from a state liquor board, the account is not paid within the earlier of (A) ninety (90) days from its due date and (B) one hundred twenty (120) days from its original invoice date; provided that
                                                                   --------
     the aggregate amount of all accounts that are not eligible under clause (i) of this Section 2.15(l) and that are eligible only under this clause (ii) of this Section 2.15(l) shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) outstanding at any one time;

              (iii) Any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

              (iv) Any petition is filed by or against any Account Debtor obligated upon such Account under the Bankruptcy Code or any other national, state or provincial receivership, insolvency relief or other law or laws for the relief of debtors.

          (m) The account does not, when added to all other Eligible Accounts that are obligations of the Account Debtor, at any time result in a total sum that exceeds twenty percent (20%) of the total balance then due on all accounts that are Eligible Accounts; provided, that, when so requested by Borrower, Agent
                            --------
will consider increasing such twenty percent (20%) maximum for one or more particular Account Debtors based on Agent's review of the respective credit histories and creditworthiness of such Account Debtors.

          (n) The account is not the obligation of an Account Debtor that is in default (as defined in subparagraph (l)(i) above) on twenty percent (20%) or more of accounts owed to Borrower.

          (o) The account does not arise from any bill-and-hold or other sale of goods which remain in Borrower's possession or under Borrower's control.

          (p) The account is not the obligation of a distributor to whom Borrower has discontinued sales of inventory for reasons related to the creditworthiness of such distributor.

          (q) The account is otherwise reasonably acceptable to Agent.

     2.16 Eligible Inventory.  To constitute "Eligible Inventory," inventory
          ------------------
must be set forth on the most recent Schedule of Inventory and must meet each and every one of the following criteria:

          (a) The inventory must be owned by Borrower, must be located in the United States, must be subject to a perfected first priority security interest in favor of Agent for the benefit of Lenders, and must be free and clear of all Liens and rights of others, except Producers' Liens, if any.

          (b) The inventory must consist of bulk wine or bottled wine in cases.

          (c) If the inventory is bottled wine, it must either

              (i)   located on premises owned by Borrower;

              (ii) located on premises which are leased by Borrower and for which Agent has received a landlord notification letter from Borrower in form and substance reasonably satisfactory to Agent;

              (iii) stored in a public warehouse for which Agent has received a notification letter from Borrower in form and substance reasonably acceptable to Agent.

          (d) If the inventory consists of bulk wine, it must either be:

              (i)   located on premises owned by Borrower;

              (ii) located on premises which are leased by Borrower and for which Agent has received a notification letter from Borrower in form and substance reasonably satisfactory to Agent; or

              (iii) stored at a facility for which Agent has received a notification letter from Borrower in form and substance reasonably acceptable to Agent.

          (e) If the inventory consists of bottled wine, the age of such bottled wine shall not exceed the time periods set forth below for the types of wine set forth below:


            (i)   white zinfandel            18 months
            (ii)  chardonnay                 36 months
            (iii) other white wines          24 months
            (iv)  proprietors reserve red    60 months
            (v)   other red                  48 months

          (f) If the inventory has been purchased by Borrower from a third party that was in possession of the inventory at the time it was sold to Borrower and the purchase by Borrower is not accompanied by an immediate delivery of possession of the inventory to Borrower followed by an actual and continued change of possession of the inventory, such inventory shall not be Eligible Inventory unless:

              (i) Borrower's purchase of the bulk wine is evidenced by a written contract or purchase order;

              (ii) With respect to each purchase, a bill of sale or other evidence of the transfer, which shall be substantially in the form of Exhibit E, must be executed by both Borrower and the seller and such document must be duly recorded in the book of official records of the county recorder of all counties in which any portion of the bulk wine is located prior to the time that title to the bulk wine has passed to Borrower;

              (iii) All conditions to transfer of title from seller to Borrower must have been fulfilled and Borrower must have delivered written notice to the seller that the bulk wine has been accepted (or whatever similar terminology is required by the contract);

              (iv) With respect to each entity from whom Borrower purchases bulk wine, Borrower shall have filed a financing statement fulfilling the requirements of Section 3440.1(h)(1) of the California Civil Code and shall have published a notice of intended transfer fulfilling the requirements of
     Section 3440.1(h)(2) of the California Civil Code. Borrower shall be considered having fulfilled those requirements if the financing statement and the notice contain a general description of the character of the bulk wine being transferred.

          (g) Agent has reviewed and approved (such approval not to be unreasonably withheld) of Borrower's insurance coverage with respect to such Inventory.

          (h) Agent has received, no less frequently than on a monthly basis, and approved (such approval not to be unreasonably withheld) all written inventory reports and reconciliations prepared by Borrower with respect to such inventory in accordance with the requirements of the BATF.

          (i) The inventory is not covered by a negotiable document of title unless such document has been delivered to Agent.

          (j) The inventory, in Agent's reasonable opinion, is not obsolete, unsalable, damaged, or unfit for further processing.

          (k) The inventory is not placed by Borrower on consignment or is not sold on a "sale or return" basis as defined in California Commercial Code
Section 2-326.

          (l) The inventory is of a type held for sale in the ordinary course of Borrower's business.

          (m) The inventory is otherwise reasonably acceptable to Agent.

     2.17 Valuation of Inventory.  Inventory shall be valued by Agent on a
          ----------------------
periodic basis by a comparison of market industry data and the actual revenue being derived by Borrower from sale of such inventory. Valuation shall be based on the "market" value rather than Borrower's "cost." In determining market value, Agent shall be entitled to use the Turrentine Collateral Value Report or such other comparable reports as Agent shall deem appropriate.

     2.18 Eligible Wine Barrels.  To constitute "Eligible Wine Barrels," wine
          ---------------------
barrels must meet each and every one of the following criteria:

          (a) The wine barrels are owned by Borrower (rather than leased) and have not been leased by Borrower to any third party, must be located in the United States, must be subject to a perfected first priority security interest in favor of Agent for the benefit of Lenders, and must be free and clear of all Liens and rights of others, except Producers' Liens, if any.

          (b) The wine barrels are in good condition and are used or capable of being used in the ordinary course of Borrower's business.

          (c) The wine barrels are otherwise reasonably acceptable to Agent.

The value of Eligible Wine Barrels shall be reasonably determined by Agent on a periodic basis using industry comparative data.

     2.19 Requests to Refinance Revolving Loan.  At any time after delivery to
          ------------------------------------
Lenders of Borrower's audited financial statements for the fiscal year ending December 31, 1999, Borrower may, subject to the prepayment and other provisions set forth in this Agreement, seek to refinance the Revolving Loan, and, in connection with any such refinancing, request that the Term Lenders release or subordinate their security interests in Borrower's accounts, inventory, or other current assets to facilitate such refinancing. The Term Lenders may accept or reject any such request, in their sole discretion, for any reason, based on the facts and circumstances then existing; provided, that the Term Lenders shall accept any such request if, as of the date of such refinancing, each and every one of the following conditions is satisfied: (a) no Default or Event of Default has occurred in the payment of any amount or in any financial covenant contained in Section 8.21 at any time since the Closing Date; (b) no Default or Event of Default exists at the time of such request and no material Default or Event of Default of a kind other than those specified in clause (a) above has occurred within six (6) months prior to such request; (c) the aggregate outstanding balance of the Term Loan is not more than sixty-two percent (62%) of the aggregate appraised value of the real property securing the Term Loan (based, if so requested by the Term Lenders, on new or updated appraisals obtained at Borrower's expense from appraisers selected by the Term Lenders);
(d) the ratio of Consolidated Total Liabilities (as defined later in this
Section 2.19) as of the end of 1999 to the average of Consolidated EBITDA for 1998 and 1999 shall be less than 4.45:1; (e) the ratio of Consolidated Cash Flow to Consolidated Debt Service for 1999 shall be not less than 1.40:1; (f) Consolidated Net Worth as of the end of 1999 shall be not less than One Hundred Twenty Five Million Dollars ($125,000,000); (g) Consolidated EBITDA for 1999 shall be at least ninety-five percent (95%) of Consolidated EBITDA for 1998; (h) Borrower's latest quarterly financial statements do not show or indicate any deterioration in Borrower's compliance with the conditions described in clauses
(d), (e), (f), and (g) above; (i) the Term Lenders reasonably determine that the proposed revolving facility is adequate to meet Borrower's future financing requirements; (j) there has occurred no event or circumstance that might reasonably be expected to cause a deterioration in the financial condition of Borrower during the remaining term of the Term Loan, and (k) the lender or lenders providing the proposed revolving facility are prepared to enter into an intercreditor or subordination agreement reasonably satisfactory to the Term Lenders. As used in this Section 2.19, the term "Consolidated Total Liabilities" means all liabilities of Borrower and its Subsidiaries, minus
                                                                     -----
deferred taxes, determined in accordance with GAAP. Nothing in the foregoing is intended to imply that Borrower shall have any right to repay or prepay the Revolving Loan other than as set forth in this Agreement and the refinancing referred to in this Section 2.19 shall, if it occurs, take place on the Revolving Loan Maturity Date unless otherwise agreed by Borrower and Lenders.


                                 ARTICLE III.

                                  COLLATERAL
                                  ----------

     3.1  Borrower's Obligations.  The Obligations of Borrower to pay all sums
          ----------------------
due to Agent and the Lenders and to perform all other covenants and agreements under this Agreement and the other Loan Documents to which Borrower is a party, shall be secured by all Collateral to the extent provided in the Security Documents.

     3.2  Further Assurances.  Borrower shall, at its sole cost and expense,
          ------------------
execute and deliver to the Agent for the benefit of the Lenders all such further documents, instruments, and agreements and to perform all such other acts which may be reasonably required in the opinion of the Agent to enable the

Agent and the Lenders to perfect, protect, exercise, or enforce their respective rights as the secured parties or beneficiaries under the Security Documents. To the extent permitted by applicable law, Borrower hereby authorizes the Agent on behalf of the Lenders to file financing statements and continuation statements with respect to the security interests granted under the Security Documents in favor of the Agent for the benefit of the Lenders and to execute such financing statements and continuation statements on behalf of Borrower and hereby grants Agent with a limited power-of-attorney to do so. Such power-of-attorney is coupled with an interest and is irrevocable.


                                  ARTICLE IV.

                       CONDITIONS PRECEDENT TO ADVANCES
                       --------------------------------

     4.1  Conditions to Initial Revolving Advance, Initial Letter of Credit
          -----------------------------------------------------------------
Obligation and Term Loan.  Notwithstanding any other provision of this Agreement
------------------------
and without affecting in any manner the rights of Agent or Lenders hereunder, Lenders shall not be obligated to make Revolving Advances or the Term Loan or to incur any Letter of Credit Obligations, until the following conditions have been satisfied, in Lenders' sole discretion:

          (a) This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrower, Agent, and each Lender.

          (b) Agent shall have received such documents, instruments and agreements as any Lender shall reasonably request in connection with the transactions contemplated by this Agreement, including the Security Documents and other all documents, instruments, agreements, and schedules listed in the Schedule of Documents each in form and substance reasonably satisfactory to Agent.

          (c) All of Borrower's material contracts and material liabilities (whether fixed or contingent), including liabilities arising under any federal, state, or local environmental laws, shall be acceptable to Lenders, and the terms and conditions of the documents, if any, evidencing such obligations and liabilities shall be in form and substance satisfactory to Lenders.

          (d) Evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required to the terms and execution of this Agreement, the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including consents of all requisite Governmental Authorities.

          (e) Evidence that the insurance policies provided for in Section 5.27 are in full force and effect, certified by the insurer thereof, together with appropriate evidence showing Agent as an additional insured with respect to all liability coverage.

          (f) Payment by Borrower of all fees and expenses (including allocated costs of in-house counsel) incurred on or before the Closing Date by Agent or any Lender which payment shall be made from the proceeds of the initial advance under this Agreement.

          (g) Delivery by Borrower to Agent of all existing environmental reviews and audits, as well as other information pertaining to actual or potential environmental claims, in form and substance satisfactory to Agent.

          (h) Evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all requisite Governmental Authorities whose consents and acknowledgments may be required to complete the Stock Acquisition, including any consents required with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, if applicable.

          (i) As of the Closing Date, there shall have been (i) no litigation commenced or threatened which would challenge any of the transactions contemplated by this Agreement, (ii) no litigation commenced or threatened which, if successful, would have any Material Adverse Effect on the business, operations, or financial condition of Borrower (other than normal seasonal fluctuations), (iv) no material increase in liabilities, liquidated or contingent and no material decrease in the assets of Borrower or its Affiliates, and (v) no other event or circumstance that constitutes or creates a Material Adverse Effect.

          (j) Delivery by Borrower to Agent and the Lenders of the financial statements and certifications set forth in the Schedule of Documents, including the following: (i) unaudited consolidated financial statements of Borrower for the periods ended November 30, 1995 and December 31, 1995, together with a pro forma balance sheet of Borrower and its Subsidiaries as of the closing date of the Stock Acquisition, (ii) opening borrowing base certificate as of December 31, 1995, (iii) accounts receivable aging as of December 31, 1995, (iv) inventory report as of December 31, 1995, (v) accounts payable aging and grower payables list, each as of December 31, 1995, (vi) evidence of the receipt of all necessary governmental and other consents and approvals, and (vii) selected asset appraisals, each of which shall be satisfactory to Lenders.

          (k) Agent shall have received a copy of a file memorandum, in form and substance satisfactory to Agent, prepared by a nationally-recognized firm of certified public accountants in which such accounting firm indicates that it has evaluated a reconciliation, prepared by a financial advisor to Nestle Holdings, Inc., of the types of adjustments that would be necessary to conform the financial statements referred to in Section 4.1(j) to GAAP, and noting any issues or concerns that such accounting firm believes are raised by such reconciliation and explaining the effect of the election under IRC (S) 338(h)(10). Borrower shall also provide such accounting firm with instructions that it may communicate directly with Agent.

          (l) Borrower shall be in compliance in all material respects, except as disclosed by Borrower and deemed acceptable by Lenders and its counsel, with all federal, state, and local laws and regulations, including those relating to labor and environmental matters, including OSHA, and ERISA.

          (m) Lenders shall have received opinions of legal counsel to Borrower and Guarantor in form and substance satisfactory to Agent and Lenders.

          (n) Agent and Lenders shall be satisfied that, after giving effect to the initial funding and payment of all closing costs and transaction fees and expenses, Borrower shall have aggregate unused borrowing availability under this Agreement of at least Ten Million Dollars ($10,000,000).

          (o) Agent and Lenders shall be satisfied that (i) SPAC shall have received at least Eighty Million Dollars ($80,000,000) in consideration for its common and preferred stock, (ii) Borrower shall have received from SPAC at least Seventy-Six Million Five Hundred Thousand Dollars ($76,500,000), in cash in consideration for Borrower's common stock, and (iii) the capital structure of Borrower and its direct and indirect parent companies shall be in form and substance and with documentation satisfactory to Agent and Lenders.

          (p) Agent and Lenders shall be satisfied that Borrower shall have obtained Thirty-Five Million Dollars ($35,000,000) in Subordinated Debt, the terms of which shall be satisfactory to Agent and Lender and which shall be subordinated to the Obligations in a manner satisfactory to Agent and Lenders.

          (q) The purchase price paid in respect of the Stock Acquisition shall not exceed Three Hundred Fifty Million Dollars ($350,000,000) (subject to any working capital or purchase price adjustments required under the documentation for the Stock Acquisition).

          (r) The aggregate amount of all cash fees and closing costs (including those payable on the Closing Date to Lenders) in connection with the Stock Acquisition and the financing transaction contemplated by this Agreement shall not exceed Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000), and such fees and closing costs shall have been paid or fully reserved by Borrower; provided, that such fees and closing costs may exceed Twelve Million
          --------
Seven Hundred Fifty Thousand Dollars ($12,750,000) if the amount of the equity investment referred to in Section 4.1(o) has been increased in an amount at least equal to such excess.

     4.2  Conditions to Each Revolving Advance, Letter of Credit Obligation and
          ---------------------------------------------------------------------
the Term Loan.  It shall be a condition to the funding of the initial and each
-------------
subsequent Revolving Advance and the Term Loan and the incurrence of the initial and each subsequent Letter of Credit Obligation that the following statements shall be true on the date of each such funding or advance:

          (a) All of Borrower's representations and warranties contained herein or in any of the Loan Documents shall be true and correct in all material respects on and as of the Closing Date and the date of each such Revolving Advance and the date any Letter of Credit Obligation is incurred as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and for changes therein permitted or contemplated by this Agreement.

          (b) No event shall have occurred and be continuing, or would result from the funding of any Revolving Advance or the Term Loan or the incurrence of any Letter of Credit Obligation, which constitutes or would constitute a Default or an Event of Default.

          (c) After giving effect to each Revolving Advance, and the Letter of Credit Obligations, the aggregate principal amount of the Revolving Loan and Letter of Credit Obligations shall not exceed the lesser of (i) the Maximum Revolving Loan minus the then outstanding amount of Grower Payables, or (ii) the
               -----
Borrowing Base.

The acceptance by Borrower of the proceeds of (i) any Revolving Advance or (ii) the Term Loan and the request by Borrower for the incurrence by Revolving Lenders of Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such acceptance, a representation and warranty by Borrower that the conditions in this Section 4.2 have been satisfied.

     4.3  Conditions to Advances on Second Restatement Closing Date.
          ---------------------------------------------------------
Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent or Lenders hereunder, Term Lenders shall not be obligated to make the Stag's Leap Advance until the following conditions have been satisfied, in Term Lenders' sole discretion:

          (a) This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrower, Agent, and each Lender.

          (b) Agent shall have received such documents, instruments and agreements as any Lender shall reasonably request in connection with the transactions contemplated by this Agreement, including the Security Documents and other all documents, instruments, agreements, and schedules listed in the Schedule of Documents each in form and substance reasonably satisfactory to Agent.

          (c) Payment by Borrower of all fees and expenses (including allocated costs of in-house counsel) incurred on or before the Closing Date by Agent or any Lender.

          (d) Lenders shall have received opinions of legal counsel to Borrower and Guarantor in form and substance satisfactory to Agent and Lenders.

          (e) No Event of Default shall have occurred and be continuing nor shall Borrower be in breach of the terms of this Agreement or any Loan Document, regardless of whether such breach constitutes an Event of Default.

          (f) Agent and Lenders shall have received such environmental reports as they shall consider appropriate covering the Stag's Leap Property and the provisions of such reports shall be satisfactory to Agent and Lenders.

          (g) The Stag's Leap Acquisition shall have closed in accordance with the Stag's Leap Acquisition Agreements, the form and substance of which must be satisfactory to Agent and Lenders, in their sole discretion.

          (h) Borrower shall have received Four Million Five Hundred Thousand Dollars ($4,500,000) in cash as part of the purchase price for the Second Restatement Stock.

          (i) The holders of the Subordinated Debt shall have consented to the Stag's Leap Acquisition and the Newhall Acquisition and to the Borrower's entry into and performance under this Agreement, and the documents evidencing the Subordinated Debt shall have been amended in a manner consistent with this Agreement and with covenant amendments acceptable to Lenders.

          (j) The aggregate amount of all cash fees and closing costs (including those payable on the Second Restated Closing Date to Agent and Lenders) in connection with the Stag's Leap Acquisition and the financing transaction contemplated by this Agreement, shall not exceed One Million Dollars ($1,000,000), and such fees and closing costs shall have been paid or fully reserved by Borrower.

     4.4  Conditions to Newhall Advance.  Notwithstanding any other provision of
          -----------------------------
this Agreement and without affecting in any manner the rights of Agent or Lenders hereunder, Term Lenders shall not be obligated to make the Newhall Advance until the following conditions have been satisfied, in Term Lenders' sole discretion:

          (a) The form and substance of all of the Newhall Acquisition Agreements shall be satisfactory to Agent and Term Lenders and Agent and Term Lenders shall be satisfied that the terms of the Newhall Acquisition Agreements do not vary in a material manner from the letter of intent furnished to Agent and Term Lenders prior to the Second Restatement Closing Date. Agent shall have received such documents, instruments and agreements as any Lender shall reasonably request in connection with the Newhall Advance, including revisions to the Security Documents and other documents, instruments, agreements, and schedules listed in the Schedule of Documents each in form and substance reasonably satisfactory to Agent.

          (b) All fees to be paid to any Affiliate of Borrower shall be satisfactory to Agent.

          (c) Payment by Borrower of all fees and expenses (including allocated costs of in-house counsel) incurred on or before the Newhall Advance Date by Agent.

          (d) Lenders shall have received opinions of legal counsel to Borrower and Guarantor in form and substance satisfactory to Agent and Lenders.

          (e) No Event of Default shall have occurred and be continuing nor shall Borrower be in breach of the terms of this Agreement or any Loan Document, regardless of whether such breach constitutes an Event of Default.

          (f) Agent and Lenders shall have received (i) an appraisal of the Newhall Property showing a value in excess of Fifteen Million Dollars ($15,000,000), and (ii) such environmental reports as they shall consider appropriate covering the Newhall Property and the provisions of such reports shall be satisfactory to Agent and Lenders.

          (g) The Newhall Acquisition shall have closed in accordance with the Newhall Acquisition Agreements and Borrower shall have entered into a lease of approximately sixteen (16) acres of vineyard property adjacent to the Newhall Property, the form and substance of which must be satisfactory to Agent, in its sole discretion.

          (h) Borrower shall have received Five Hundred Thousand Dollars ($500,000) in cash as part of the purchase price for the Second Restatement Stock.


                                  ARTICLE V.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          To induce Lenders to make the Revolving Loan and Term Loan and to incur the Letter of Credit Obligations, as herein provided for, Borrower makes the following representations and warranties to Lenders, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement:

     5.1  Corporate Existence; Compliance with Law.  Borrower (i) is a
          ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and in good standing under the laws of state of California and of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate all real property that it owns, to lease the real property it operates under lease, and to conduct its business as now, heretofore, and proposed to be conducted; (iv) has, or will by the Closing Date have, all material licenses, permits, consents, or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation, and conduct; (v) is in compliance with its certificate of incorporation and by-laws; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

     5.2  Executive Offices.  The current location of Borrower's chief executive
          -----------------
offices and principal place of business is the address set forth for the giving of notices in Section 13.12.

     5.3  Subsidiaries.  There currently exist no Subsidiaries of Borrower
          ------------
except for Cork Processors, Inc.

     5.4  Corporate Power; Authorization; Enforceable Obligations.  The
          -------------------------------------------------------
execution, delivery, and performance by Borrower of the Loan Documents to which it is a party, and all instruments and documents required to be delivered by Borrower under any of the Loan Documents, and the creation of all Liens provided for in any Loan Documents: (i) are within Borrower's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Borrower's certificate of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except for consents or approvals which have been duly obtained, made, or complied with prior to the Closing Date or specifically waived in writing by Lenders. At or prior to the Closing Date, each of the Loan Documents required hereunder to be delivered at or prior to the Closing Date shall have been duly executed and delivered on behalf of Borrower and each shall then constitute a legal, valid, and binding obligation of Borrower, to the extent it is a party thereto, enforceable against it in accordance with its terms except for general principles of equity and the effect of bankruptcy, insolvency, and other laws affecting the rights of creditors generally.

     5.5  Solvency. After giving effect to the initial Revolving Advance, the
          --------
initial Letter of Credit Obligations, and the Term Loan made on the Closing Date and the payment of all estimated legal, accounting, and other Fees related hereto and thereto, Borrower will be Solvent as of and on the Closing Date.

     5.6  Financial Statements.
          --------------------

          (a) The pro forma balance sheets of Borrower and its Affiliates as of the Closing Date delivered to Agent and Lenders pursuant to the Schedule of Documents, have been prepared in accordance with GAAP and have been based on an unaudited balance sheet of Borrower as of January 16, 1996, adjusted as if the financing transactions contemplated hereunder had occurred as of the date of such balance sheet and presents fairly on a pro forma basis the financial position of Borrower at such date assuming the financing transactions had actually occurred on such date.

Such balance sheet shall show Stockholders' common equity in an amount of not less than Eighty Million Dollars ($80,000,000).

          (b) All of the balance sheets and statements of income, retained earnings, and cash flows of the Borrower, copies of which have been furnished to Lenders prior to the date of this Agreement, have been prepared in a manner consistently applied throughout the periods involved and present fairly the financial position of Borrower in each case as at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments).

          (c) Borrower, as of the Closing Date, had no obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of Borrower and which would, alone or in the aggregate, have a Material Adverse Effect.

          (d) There has been no material adverse change in the business, assets, operations, prospects or financial or other condition of Borrower taken as a whole since November 30, 1995.

     5.7  Projections.  The projections of Borrower's annual operating budgets,
          -----------
balance sheets, and cash flow statements for the 1995, 1996, 1997, 1998, 1999, and 2000 Fiscal Years (the "Projections"), copies of which have been delivered to Lenders, disclose all material assumptions made with respect to general economic, financial and market conditions in formulating such Projections. To Borrower's Knowledge, no facts exist which would result in any material change in any of such Projections. The Projections are based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of Borrower of the results of operations and other information projected therein.

     5.8  Ownership of Property; Liens.
          ----------------------------

          (a) Borrower owns good and marketable fee simple title to all of its real estate, valid and marketable leasehold interests in all of its leases, and good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of Borrower are subject to any Liens, except (i) Permitted Encumbrances and (ii) from and after the Closing Date, the Lien in favor of Lenders pursuant to the Security Documents; and Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings, and other actions necessary to establish, protect and perfect Borrower's right, title, and interest in and to all such property except where the failure to have received such documents or effected such actions will not, in the aggregate, have a Material Adverse Effect.

          (b) All real property owned or leased by Borrower on the Closing Date is set forth on Parts (C) and (D) of the Disclosure Schedule. Borrower does not own any other real property nor is Borrower a lessee or lessor under any Leases other than as set forth therein. Neither Borrower nor, to Borrower's Knowledge, any other party to any such Lease (i) is in default of its obligations thereunder or (ii) has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease by Borrower, except in each case for any default which would not have a Material Adverse Effect.

          (c) Borrower does not own or hold, and is not obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrower except as set forth in Parts (C) and (D) of the Disclosure Schedule.

          (d) All permits required to have been issued to enable the real property owned or leased by Borrower to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect, except for any permit for which the failure of such permit to be issued and in full force and effect would not have a Material Adverse Effect.

          (e) Borrower has not received any notice, and to Borrower's Knowledge does not have, any pending, threatened, or contemplated condemnation proceeding affecting any real property owned or leased by Borrower or any part thereof, or of any sale or other disposition of any real property owned or leased by Borrower or any part thereof in lieu of condemnation.

          (f) Except as set forth in the Disclosure Schedule, no portion of any real property owned or leased by Borrower has suffered any material damage by fire or other casualty loss or a Spill which has not heretofore been completely repaired and restored to its original condition or is being remedied. Except as set forth in Parts (C) and (D) of the Disclosure Schedule, no portion of any real property owned or leased by Borrower is located in a special flood hazard area as designated by any federal, or other Governmental Authority.

     5.9  No Default.  Borrower is not in default, and to Borrower's Knowledge
          ----------
no third party is in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party which default in each case or in the aggregate would have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     5.10 Burdensome Restrictions.  No contract, lease, agreement, or other
          -----------------------
instrument to which Borrower is a party or is bound and no provision of applicable law or governmental regulation has a Material Adverse Effect, or insofar as Borrower can reasonably foresee, may have a Material Adverse Effect.

     5.11 Labor Matters.  There are no strikes or other labor disputes against
          -------------
Borrower that are pending or, to Borrower's Knowledge, threatened which would have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All payments due from Borrower on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Borrower. Except as set forth in Part (V) of the Disclosure Schedule, Borrower does not have any obligation under any collective bargaining agreement or any employment agreement. There is no organizing activity involving Borrower pending or, to Borrower's Knowledge, threatened by any labor union or group of employees.
There are, to Borrower's Knowledge, no representation proceedings pending or, to Borrower's Knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition. Except as set forth in Part (G) of the Disclosure Schedule, there are no complaints or charges against Borrower pending or, to Borrower's Knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual. Borrower is not a contractor or subcontractor and does not have a legal obligation to engage in affirmative action.

     5.12 Other Ventures.  Except as set forth in Part (Q) of the Disclosure
          --------------
Schedule, Borrower is not engaged in any joint venture or partnership with any other Person.

     5.13 Investment Company Act.  Borrower is not an "investment company" or an
          ----------------------
"affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Revolving Loan and Term Loan and the incurrence of the Letter of Credit Obligations by Lenders, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of such Act or any rule, regulation, or order issued by the Securities and Exchange Commission thereunder.

     5.14 Margin Regulations.  Borrower does not own any "margin security", as
          ------------------
that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the proceeds of the Revolving Advances and Term Loan will be used only for the purposes contemplated hereunder. The Revolving Advances and Term Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U, or X of the Federal Reserve Board. Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     5.15 Taxes.  All federal, state, local, and foreign tax returns, reports,
          -----
and statements, including information returns (Form 1120-S) required to be filed by Borrower, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest, or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge, or loss has been paid. Borrower has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower from their respective employees for all periods in full and complete compliance with the tax, social security, and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies.
None of Borrower's tax returns with respect to Borrower's corporate income are currently being audited by the IRS or any other applicable Governmental Authority. Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges or any taxes owed by such Stockholder with respect to Borrower's corporate income. Borrower has not filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Borrower is property which such company is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section

168(h). Borrower has not agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Borrower does not have any obligation under any written tax sharing agreement.

     5.16 ERISA.
          -----

          (a) Part (Y) of the Disclosure Schedule lists all Plans maintained or contributed to by Borrower and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans.

          (b) Each Qualified Plan, other than a Qualified Plan established in 1996, has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to Borrower's Knowledge nothing has occurred which would cause the loss of such qualification or tax-exempt status. With respect to any Qualified Plan established in 1996, application for a determination letter shall be filed with the IRS within the remedial amendment period under the IRC.

          (c) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct in all material respects as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan to the extent that the failure to pay any such contribution or benefit would have a Material Adverse Effect.

          (d) Neither Borrower nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or Section 302 of ERISA or the terms of any such plan to the extent that the failure to make any such contribution or pay any amount would have a Material Adverse Effect.

          (e) No Title IV Plan has any Unfunded Pension Liability.

          (f) No ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur.

          (g) There are no pending or, to Borrower's Knowledge, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan or (iii) Borrower or any ERISA Affiliate with respect to any Plan.

          (h) Neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan.

          (i) Within the last five (5) years, neither Borrower nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

          (j) No plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant) which would result in a liability in an amount which would have a Material Adverse Effect. Borrower and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply would not result in any Material Adverse Effect.

          (k) Borrower has not engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject Borrower (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

          (l) No liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

     5.17 No Litigation.  Except as set forth in Part (G) of the Disclosure
          -------------
Schedule, no action, claim or proceeding is now pending or, to Borrower's Knowledge, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency, or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could have a Material Adverse Effect, nor to Borrower's Knowledge does a state of facts exist which is reasonably likely to give rise to such proceedings. None of the matters set forth in Part (G) of the Disclosure Schedule questions the validity of any of the Loan Documents or any action taken or to be taken pursuant thereto, or would have either individually or in the aggregate a Material Adverse Effect.

     5.18 Brokers.  Except as set forth in Part (W) of the Disclosure Schedule,
          -------
no broker or finder acting on behalf of Borrower brought about the obtaining, making, or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     5.19 Stock Acquisition.  The Stock Acquisition has been duly consummated in
          -----------------
accordance with the terms of the Acquisition Agreements. True and correct copies of all of the Acquisition Agreements (including all exhibits, schedules and amendments thereto) have been delivered to Agent. Borrower is not in default under the Acquisition Agreements or under any instrument or document to be delivered in connection therewith. The representations and warranties made in the Acquisition Agreements by Borrower or its Affiliates which are parties thereto will be true and correct in all material respects (except for changes expressly provided for therein or herein) on and as of the Closing Date as though made on and as of such date. All of the transactions engaged in by Borrower as part of the Stock Acquisition were legal and valid and in compliance with all applicable law. The debt owed to Nestle Holdings and paid with the proceeds of the Term Loan and the initial advance of the Revolving Loan was, at the time it was paid, an obligation of Borrower that was duly and validly owing.

     5.20 Outstanding Stock; Options; Warrants, Etc.  The certificate of
          ------------------------------------------
Borrower's corporate secretary delivered to Agent and Lenders pursuant to Item 1.12(A) of the Disclosure Schedule is complete and accurate. There are no outstanding rights to purchase, options, warrants, or similar rights or agreements pursuant to which Borrower may be required to issue or sell any Stock or other equity security except as noted in such certificate.

     5.21 Employment and Labor Agreements.  Except as set forth in Part (V) of
          -------------------------------
the Disclosure Schedule, there are no (i) employment, consulting or management agreements covering management of Borrower or (ii) collective bargaining agreements or other labor agreements covering any employees of Borrower. A true and complete copy of each such agreement has been furnished to Agent.

     5.22 Patents, Trademarks, Copyrights, and Licenses.  Borrower owns all
          ---------------------------------------------
material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore, presently, and in the future to be conducted by Borrower, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, in Part (R) of the Disclosure Schedule. Except as set forth in Part (R) of the Disclosure Schedule, Borrower conducts its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement would not have a Material Adverse Effect. There is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower.

     5.23 Full Disclosure.  To Borrower's Knowledge, no information contained in
          ---------------
this Agreement, the other Loan Documents, the Projections, the Financials or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement, which has previously been delivered to Lenders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

     5.24 Liens. The Liens granted to Lenders pursuant to the Security Documents
          -----
will at the Closing Date be fully perfected first priority Liens in and to the Collateral described therein except for Permitted Encumbrances and as provided in the Security Documents.

     5.25 No Material Adverse Effect.  No event has occurred since November 30,
          --------------------------
1995 and is continuing which has had or could have a Material Adverse Effect.

     5.26 Hazardous Materials.  Except as set forth in Part (X) of the
          -------------------
Disclosure Schedule, to Borrower's Knowledge, all real property owned and all real property leased pursuant to the Leases by Borrower is free of significant contamination from any Hazardous Material, including, without limitation, any asbestos, PCB, radioactive substance, methane, volatile hydrocarbons and industrial solvents. In addition, Part (X) of the Disclosure Schedule discloses potential environmental liabilities of Borrower, that, to Borrower's Knowledge, are (i) not related to noncompliance with the Environmental Laws or (ii) associated with properties not owned, leased, subleased, or operated by Borrower. Except as set forth in Part (X) of the Disclosure Schedule, to Borrower's Knowledge, Borrower has not caused or suffered to occur any significant discharge, spillage, uncontrolled loss, seepage, or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products, or hazardous waste, or hazardous substance in violation of the Environmental Laws (a "Spill") at, under, or within any real property which it owns or leases. Except as set forth in Part (X) of the Disclosure Schedule, to Borrower's Knowledge, Borrower is not involved in operations that are likely to lead to the imposition of any liability or Lien on it, or any owner of any premises which it occupies, under the Environmental Laws, and Borrower has not permitted any tenant or occupant of such premises to engage in any such activity.

     5.27 Insurance Policies.  Item 1.9 of the Schedule of Documents lists all
          ------------------
insurance of any nature maintained for current occurrences by Borrower, as well as a summary of the terms of such insurance. The insurance policies maintained by Borrower include the following insurance coverage:

          (a) "All Risk" physical damage insurance on all of Borrower's tangible real and personal property and assets, wherever located, including without limitation, bulk wine located at premises not owned or leased by Borrower and covers, without limitation, fire and extended coverage, boiler and machinery coverage, liquids, theft, burglary, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Lenders (Form 438 BFU or its equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, provides that the insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lenders to recover under such policy or policies of insurance in case of loss or damage;

          (b) Difference in conditions coverage including loss due to earthquake and flood for all real property, inventory, and equipment to a limit of Ten Million Dollars ($10,000,000) per occurrence and in the aggregate and subject to a deductible of ten percent (10%) per location, per occurrence.

          (c) comprehensive general liability insurance on an "occurrence basis" against claims for personal injury, bodily injury and property damage with a minimum limit of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. Such coverage includes premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability;

          (d) statutory limits of worker's compensation insurance which includes employee's occupational disease and employer's liability in the amount of One Million Dollars ($1,000,000) for each accident or occurrence;

          (e) automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury, and property damage with a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence; and

          (f) umbrella insurance of Twenty-Five Million Dollars ($25,000,000) per occurrence and Fifty Million Dollars ($50,000,000) in the aggregate.

All of such policies are in full force and effect and in form and with insurers recognized as adequate by Agent, and provide coverage of such risks and for such amounts as are customarily maintained for businesses of the scope and size of Borrower's and as otherwise acceptable to Agent. Each insurance policy contains a clause which provides that Agent's and Lenders' interest under such policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in such policy. Borrower has delivered to Agent a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement.

     5.28 Deposit and Disbursement Accounts.  Part (O) of the Disclosure
          ---------------------------------
Schedule lists all banks and other financial institutions at which Borrower maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     5.29 PACA.  Borrower is not a "dealer," "commission merchant," or "broker"
          ----
under PACA, and Borrower's assets are not subject to the trust provisions provided for under PACA.

     5.30 Correctness of Disclosure Schedule.  The Disclosure Schedule delivered
          ----------------------------------
by Borrower to Agent and Lenders pursuant to Item 1.7 of the Schedule of Documents is complete and correct in all material respects.

                                  ARTICLE VI.

                     FINANCIAL STATEMENTS AND INFORMATION
                     ------------------------------------

     6.1  Reports and Notices.  Borrower covenants and agrees that it shall
          -------------------
deliver to each Lender:

          (a) Within twenty-five (25) days after the end of each calendar month, the following information certified by an officer of Borrower: (i) a Borrowing Base Certificate, as of the end of the previous calendar month, (ii) all inventory reports prepared for the BATF by Borrower or any person storing or holding juice, must, or wine for Borrower, (iii) an aged receivable trial balance and an accounts payable aging, (iv) an updated Schedule of Accounts, (v) an updated Schedule of Inventory, and (vi) the certification of the president, chief executive officer, chief operating officer, chief financial officer or corporate secretary of Borrower that all such reports and schedules are complete and correct. Notwithstanding the foregoing, Agent may require that, prior to making any Revolving Advance or incurring any Letter of Credit Obligation, it receives a Borrowing Base Certificate from Borrower in form and detail satisfactory to Agent;

          (b) Within thirty (30) days after the end of each calendar month, financial and other information certified by an officer of Borrower, including
(i) an internally-prepared statement of income and cash flow, balance sheet, sales and distributor depletion reports, and management letter, each of which would provide comparisons to the prior year's equivalent period and to budget, and (ii) the certification of the president, chief executive officer, chief operating officer, chief financial officer or corporate secretary of Borrower that all such financial statements and schedules are complete and correct and present fairly (subject to normal year-end adjustments), the financial position, the results of operations and the statements of cash flows of Borrower as at the end of such month and for the period then ended, and that there was no Default or Event of Default in existence as of such time;

          (c) Within thirty (30) days after the end of each Fiscal Quarter, (i) a copy of the unaudited balance sheets of Borrower as of the close of such quarter and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such quarter, (ii) a copy of the unaudited statements of income of Borrower for such quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments) and accompanied by the certification of the president, chief executive officer, chief operating officer, chief financial officer or corporate secretary of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments), the financial position, the results of operations and the statements of cash flows of Borrower as at the end of such quarter and for the period then ended, and that there was no Default or Event of Default in existence as of such time, and (iii) a certificate in the form attached hereto as Exhibit G, containing the certification of Borrower's chief financial officer that Borrower has complied with all of the covenants set forth in Section 8.21 as of the end of such Fiscal Quarter;

          (d) By the end of each calendar year, a detailed grape purchase contract report for such calendar year's crush;

          (e) Within ninety (90) days after the end of each Fiscal Year, audited financial statements, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified (only with respect to the financial statements) without qualification by a firm of independent certified public accountants of recognized national standing selected by Borrower and acceptable to Agent, and accompanied by (i) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred and that, to the best of their knowledge, Borrower was in compliance with all the covenants set forth in Section 8.21 as of the end of such Fiscal Year, (ii) the annual letter from Borrower's chief financial officer to such accountants in connection with their audit examination detailing Borrower's contingent liabilities and material litigation matters involving Borrower, (iii) a certification of the president, chief executive officer, chief operating officer, chief financial officer or corporate secretary of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the statements of cash flow of Borrower as at the end of such year and for the period then ended and that there was no Default or Event of Default in existence as of such time, and (iv) a certificate in the form attached hereto as Exhibit G, containing the certification of Borrower's chief financial officer that Borrower has complied with all of the covenants set forth in Section 8.21 as of the end of such Fiscal Year;

          (f) Before the end of each Fiscal Year, projections, approved by Borrower's board of directors, of Borrower's income statements, balance sheets, and cash flow statement, which integrate plans for personnel, Capital Expenditures and facilities, prepared on a monthly basis for the following Fiscal Year, which include (i) projected tax payments and reconciliations of tax payments for the preceding calendar year, and (ii) estimated Grower Payables by month;

          (g) Before November 1 of each year, a crop operating budget for the forthcoming December 1 through November 30 period, containing such detail as Agent shall reasonably request;

          (h) No later than March 15, 1996, the balance sheet of Borrower as of the Closing Date, prepared in accordance with GAAP certified by a firm of independent certified public accountants of recognized national standing selected by Borrower and acceptable to Agent;

          (i) As soon as practicable, but in any event within one (1) Business Day after Borrower becomes aware of the existence of any Default or Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within three (3) Business Days;

          (j) Copies of all federal, state, local and foreign tax returns, information returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by Borrower;

          (k) Within five (5) Business Days after Borrower's receipt thereof, copies of any notices to Borrower under California Civil Code Section 3051a;

          (l) By April 25, 1997, a "cash tax payment forecast" for the period 1997-2001 prepared by Borrower's certified public accountants; and

          (m) Such other information respecting Borrower's business, financial condition or prospects as Agent may, from time to time, reasonably request.

     6.2  Communication with Accountants.
          ------------------------------

          (a) Prior to the occurrence of a Default or Event of Default, upon the request of Agent and approval of such request by Borrower, which approval shall not be unreasonably withheld, Borrower may authorize Agent to (i) communicate directly with Borrower's independent certified public accountants and tax advisors, and (ii) receive disclosure from such certified public accountants of any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower.

          (b) Following the occurrence of a Default or Event of Default, (i) Agent shall be authorized to communicate directly with Borrower's independent certified public accountants and tax advisors, (ii) such accountants and tax advisors shall be authorized to disclose directly to Agent any and all financial information requested by Agent.

          (c) At any time upon the request of Agent, Borrower shall deliver a letter addressed to such accountants and tax advisors, which shall be reasonably satisfactory to Agent and shall be generally similar to the letter delivered on or about the Closing Date pursuant to the Schedule of Documents, instructing them to comply with the provisions of this Section 6.2.


                                 ARTICLE VII.

                             AFFIRMATIVE COVENANTS
                             ---------------------

          Borrower covenants and agrees that, unless Agent shall have otherwise consented, from and after the date hereof Borrower shall comply with and observe each of the following covenants and shall cause each of its Subsidiaries to comply with and observe each of the following covenants, all references in this
Article VII applying to both Borrower and its Subsidiaries.

     7.1  Maintenance of Existence and Conduct of Business.  Borrower shall: (a)
          ------------------------------------------------
do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve, and protect all of its trademarks and trade names, and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order, and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals, and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to do the above would not have a Material Adverse Effect; (d) transact business only in such names set forth on Part (N) of the Disclosure Schedule, or such other names as Borrower shall specify to Agent in writing not less than thirty
(30) days prior to the first date such name is used by Borrower; and (e) use reasonable efforts to obtain and maintain all permits required to have been issued to enable the real property owned or leased by Borrower to be lawfully occupied and used for all of the purposes for which they are currently occupied and used.

     7.2  Payment of Obligations.
          ----------------------

          (a) Borrower shall, subject to Section 7.2(b), pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income, and profits, or any of its property (real, personal, or mixed), and (B) lawful claims for labor, materials, supplies, and services or otherwise before any thereof shall become in default.

          (b) Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under
Section 7.2(a); provided, that at the time of commencement of any such action or
                --------
proceeding, and during the pendency thereof (i) adequate reserves with respect thereto are maintained on the books of Borrower, in accordance with GAAP, (ii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iii) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (iv) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding, (v) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties, and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower, and (vi) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect.

          (c) Notwithstanding anything to the contrary contained in Section 7.2(b) above, Borrower shall have the right to pay the Charges or claims described in Section 7.2(a) and in good faith contest, by proper legal actions or proceedings, the validity or amount of such Charges or claims.

     7.3  Agent's and Lenders' Bank Fees.  Borrower shall pay to Agent, on
          ------------------------------
demand, any and all reasonable fees, costs, or expenses that Agent or any Lender shall pay to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by such Lender of proceeds of the Revolving Loan or Term Loan or (ii) the incurrence of the Letter of Credit Obligations.

     7.4  Books and Records.  Borrower shall keep adequate records and books of
          -----------------
account with respect to its business activities, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP (except during the first year after the Closing Date for monthly statements other than quarterly statements) and on a basis consistent with the Financials; provided that Borrower shall make
--------
reasonable efforts to modify its accounting systems to enable Borrower to provide monthly statements in accordance with GAAP and Borrower's monthly statements shall, starting no later than the month ending January 31, 1997, reflect all financial transactions in accordance with GAAP. Borrower shall maintain its books and records and calculate all financial covenants based on the FIFO basis of accounting.

     7.5  Litigation.  Borrower shall notify Agent in writing, promptly upon
          ----------
learning thereof, of any litigation commenced or threatened against Borrower, and of the institution against it of any suit or administrative proceeding that
(a) may involve an amount in excess of Five Hundred Thousand Dollars ($500,000) or (b) may have a Material Adverse Effect if adversely determined.

     7.6  Insurance.
          ---------

          (a) Borrower shall, at its sole cost and expense, maintain the policies of insurance described in Section 5.27 in form and with insurers recognized as adequate by Agent, and all such policies shall be in such amounts as may be reasonably satisfactory to Agent. In addition, Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent, subject to the rights, if any, of any holders of Permitted Encumbrances with respect to such proceeds. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees, or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling, and adjusting claims under the "All Risk" policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided Agent agrees that it shall not
                                       --------
exercise its right to settle or adjust any claim unless an Event of Default has occurred and is continuing. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) Agent reserves the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance to, in Agent's reasonable judgment, after consultation with Borrower, adequately protect Lenders' interests.

          (c) Borrower shall, if so requested by Agent, deliver to Agent, as often as Agent may request, a report of a reputable insurance broker, reasonably satisfactory to Agent with respect to its insurance policies.

     7.7  Compliance with Laws.
          --------------------

          (a) Borrower shall comply with all federal, state and local laws and regulations applicable to it, including, those relating to bonded wine making operations, alcoholic beverage control, licensing, environmental, consumer credit, truth-in-lending, ERISA, and labor matters, except where such noncompliance would not have a Material Adverse Effect.

          (b) Borrower shall comply with all statutory procedures under California law necessary to exempt from the provisions of Section 3440 of the California Civil Code any bulk juice, must, or wine owned by Borrower and stored at any winery not owned or leased by Borrower, unless otherwise disclosed to Agent.

     7.8  Agreements.  Borrower shall perform, within all required time periods
          ----------
(after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any leases and customer contracts to which it is a party where the failure to so perform and enforce would have a Material Adverse Effect. Borrower shall not terminate or modify any provision of any agreement to which it is a party which termination or modification could have a Material Adverse Effect.

     7.9  Supplemental Disclosure.  From time to time as may be necessary (in
          -----------------------
the event that such information is not otherwise delivered by Borrower to any Lender pursuant to this Agreement), so long as there are Obligations outstanding hereunder, Borrower will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; provided that such supplement to such schedule or
                             --------
representation shall not be deemed an amendment thereof unless otherwise consented to by Agent.

     7.10 Employee Plans.
          --------------

          (a) Borrower shall notify Agent of any and all claims (other than claims for benefits in the normal course), actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against Borrower, or, to Borrower's Knowledge, any ERISA Affiliate in connection with any Plan maintained, at any time, by Borrower, or any ERISA Affiliate, or to which Borrower, or any ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provider to any such Plan (i) in an amount which may reasonably be expected to be, if adversely determined, in excess of One Hundred Thousand Dollars ($100,000) or (ii) which, if adversely determined, would have a Material Adverse Effect.

          (b) Borrower shall notify Agent of the occurrence of any "Reportable Event" with respect to any Pension Plan of Borrower or any ERISA Affiliate.

     7.11 Environmental Matters.  Borrower shall (i) comply in all material
          ---------------------
respects with the Environmental Laws applicable to it, (ii) notify Agent promptly after knowledge in the event of any Spill which is reportable to any Governmental Authority upon any premises owned or occupied by it, and (iii) promptly forward to Agent a copy of any order, notice, permit, application, or any other communication or report received by Borrower in connection with any such Spill or any other matter relating to the Environmental Laws that may materially affect such premises. The provisions of this Section 7.11 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Spills or hazardous substances.

     7.12 Subsidiary.  Prior to forming any Subsidiary, Borrower shall (a)
          ----------
provide not less than thirty (30) days prior written notice to Agent, and (b) receive the prior written consent of Agent consent shall not be unreasonably withheld. As a condition to providing its consent to the formation of such Subsidiary, Agent may require that the Subsidiary guarantee the full amount of the Obligations and grant to Agent, for the benefit of Lenders, a Lien on and security interest in all of such Subsidiary's property to secure such guaranty.

     7.13 Maintenance of Equipment and Fixtures.  Borrower shall keep and
          -------------------------------------
maintain its equipment and fixtures (each as defined in the California Commercial Code) in good operating condition sufficient for the continuation of Borrower's business conducted on a basis consistent with past practices, and Borrower shall provide or arrange for all maintenance and service and all repairs necessary for such purpose.

     7.14 Syndication. Prior to and after the Closing Date, Borrower shall use
          -----------
reasonable time and efforts to assist Lenders as necessary or appropriate to effectuate any sale, assignment, or other syndication of the Revolving Loan or Term Loan, including (i) the preparation of offering materials to be delivered to potential lenders, (ii) the preparation of information and projections by Borrower and its advisors relating to the Stock Acquisition and the financing transaction contemplated by this Agreement, and (iii) the participation of the relevant management in meetings with potential lenders.

     7.15 Payment of Grower Payables. Borrower shall pay all Grower Payables as
          --------------------------
and when due under the terms of Borrower's agreements with Borrower's account debtors, except to the extent otherwise agreed by such account debtors and except for Grower Payables being contested by Borrower in good faith.

     7.16 Payment of Leases.  Borrower shall pay as and when due all obligations
          -----------------
owed by Borrower under any lease of real or personal property, except to the extent otherwise agreed by the lessor thereof or to the extent that Borrower is in good faith contesting its obligation to pay such obligation.

     7.17 Interest Rate Protection.  On or before February 15, 1996, Borrower
          ------------------------
shall have fixed pursuant to the terms of this Agreement, or shall have hedged on terms satisfactory to Agent, for a period of not less than three (3) years, not less than sixty percent (60%) of the aggregate of the outstanding balances of the Revolving Loan and the Term Loan on the Closing Date. On or before thirty (30) days after the Third Amendment Closing Date, Borrower shall have fixed pursuant to the terms of this Agreement, or shall have hedged on terms satisfactory to Agent, for a period of not less than three (3) years, not less than Seventeen Million Dollars ($17,000,000) of the aggregate of the outstanding balances of the Revolving Loan and the Term Loan that were advanced on the Third Amendment Closing Date.

     7.18 Notification Regarding Subordinated Debt.  Borrower shall promptly
          ----------------------------------------
provide notice to Agent of the existence of any default or event of default by Borrower under any document governing any Subordinated Debt, or of any breach by Borrower of, or any failure by Borrower to observe or comply with, any provision of any document governing any Subordinated Debt. Borrower shall promptly notify Agent of any notice received by Borrower from any holder of any Subordinated Debt or any representative acting on behalf of any holder of Subordinated Debt, and provide Agent with a copy of any notice received, if such notice concerns or references the existence of a default, an event of default, or a breach by Borrower with respect to any Subordinated Debt or any remedy with respect thereto.

     7.19 Proceeds of Second Restatement Stock.  Borrower shall have obtained
          ------------------------------------
Five Million Dollars ($5,000,000) as payment for the Second Restatement Stock by the earlier of (a) March 31, 1997, or (b) the Newhall Advance Date.


                                 ARTICLE VIII.

                               NEGATIVE COVENANTS
                               ------------------

          Borrower covenants and agrees that, unless Agent shall have otherwise consented, from and after the date hereof Borrower shall comply with and observe each of the following covenants and shall cause each of its Subsidiaries to comply with and observe each of the following covenants, all references in this
Article VIII applying on a consolidated basis to both Borrower and its Subsidiaries.

     8.1  Mergers, Etc.  Borrower shall not, directly or indirectly, by
          ------------
operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary; provided, that so long as no Event of Default
                                   --------
shall have occurred and be continuing, nothing in this Section 8.1 shall limit the ability of Borrower to acquire new wineries, vineyards, or other similar assets or properties so long as such acquisition does not constitute a breach of
Section 8.18.

     8.2  Investments; Loans and Advances.  Except as expressly permitted by
          -------------------------------
Section 8.6, Borrower shall not make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise; provided, that Borrower may: (a) make and maintain
                         --------
investments in Cash Equivalents, (b) make and maintain loans or advances to, any of its wholly-owned Subsidiaries in an aggregate amount at any one time not to exceed Two Million Dollars ($2,000,000) (provided that such wholly-owned Subsidiaries have guaranteed all Obligations and secured such guarantee by a first priority security interest in all of such Subsidiary's assets), (c) maintain (but not increase except within the limitations permitted by clause (d) of this Section 8.2) existing investments identified in Part Q of the Disclosure Schedule, and (d) acquire the Stock of Stag's Leap Winery, Inc. for the amount and on the terms set forth in the Stag's Leap Acquisition Agreements, and (e) make and maintain investments in any joint venture or non-wholly-owned Subsidiary; provided, that such investments shall only be permissible under this
            --------
clause (e) if such joint venture or non wholly-owned Subsidiary is engaged in the business of operating wineries, vineyards, or other related businesses; and

provided, further, that the aggregate amount invested after the Closing Date in
--------
all investments permitted by this Section 8.2(e) shall (i) not exceed Five Million Dollars ($5,000,000) from time to time outstanding, and (ii) the sum of (x) the cost of such investment (as determined by the Board of Directors of Borrower in good faith), and (y) the aggregate cost of all such other investments (as determined by the Board of Directors of Borrower in good faith) does not exceed Five Million Dollars ($5,000,000) less, to the extent that the aggregate fair market value of all other such investments is less than the aggregate cost of such investments (in each case, as determined by the Board of Directors of Borrower in good faith) one hundred percent (100%) of such deficiency. Upon the occurrence of a Default or Event of Default, Borrower shall liquidate all investments permitted under this Section 8.2 and the proceeds of such liquidated investments shall be immediately remitted to Agent on account of the Obligations.

     8.3  Indebtedness.
          ------------

          (a) Indebtedness Generally.  Except as otherwise expressly permitted
              ----------------------
by this Agreement, Borrower shall not create, incur, assume, or permit to exist any Indebtedness, except (i) Indebtedness secured by Liens permitted under
Section 8.8, (ii) the Revolving Loan, (iii) the Term Loan, (iv) all Deferred Taxes, (v) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent they are permitted to remain unfunded under applicable law, (vi) Indebtedness under Capital Leases to the extent permitted under this Agreement, but not to exceed Five Million Dollars ($5,000,000) at any time outstanding, (vii) Indebtedness in existence on the Closing Date and identified on Part J of the Disclosure Schedule, (viii) Purchase Money Indebtedness with respect to the acquisition of Newly Acquired Capital Assets in an amount not to exceed the maximum set forth in Section 8.3(b), and (ix) Indebtedness for surety bonds obtained in the ordinary course of business.

          (b) Purchase Money Indebtedness for Acquisition of Newly Acquired
              -------------------------------------------------------------
Capital Assets.  Borrower may incur Purchase Money Indebtedness with respect to
--------------
the acquisition of Newly Acquired Capital Assets, provided that (i) such Indebtedness is secured only by the particular Newly Acquired Capital Asset or related group of Newly Acquired Capital Assets, (ii) no Default or Event of Default has occurred and is continuing or would occur as result of the incurring of such Purchase Money Indebtedness, (iii) except with respect to the amounts provided in Section 8.3(a) below, Borrower has delivered to Agent and Lenders the annual audited financial statement for Borrower's Fiscal Year ending December 31, 1996, (iv) the incurring of such Purchase Money Indebtedness does not cause Borrower to fail to continue to achieve either of the ratios described below upon which the right to incur such Purchase Money Indebtedness is based, and (v) the cumulative amount of all such Purchase Money Indebtedness shall not exceed up to the following cumulative levels:

               (i) If the post-closing balance sheet provided by Borrower to Lender pursuant to the Schedule of Documents, or any subsequent quarterly financial statement provided by Borrower to Agent pursuant to Section 6.1(c), indicates a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than six to one (6.00:1.), then Borrower shall be entitled to incur Purchase Money Indebtedness not to exceed Five Million Dollars ($5,000,000) in the aggregate from and after the Closing Date;

               (ii) If and at such time as the quarterly financial statements provided by Borrower to Agent pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (x) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than five to one (5.00:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of not less than one and four-tenths to one (1.40:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve both ratios) Borrower shall be entitled to incur Purchase Money Indebtedness not to exceed Ten Million Dollars ($10,000,000) in the aggregate from and after the Closing Date;

               (iii) If and at such time as the quarterly financial statements provided by Borrower to Agent pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than four to one (4.0:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a ratio of Consolidated Debt Coverage of not less than one and four-tenths to one (1.40:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve both ratios) Borrower shall be entitled to incur Purchase Money Indebtedness not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate from and after the Closing Date;

               (iv) If and at such time as the quarterly financial statements provided by Borrower to Agent pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than three and one-half to one (3.5:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of not less than one and four-tenths to one (1.40:1) for the period of four

     Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then Borrower shall be entitled to incur Purchase Money Indebtedness not to exceed Thirty Million Dollars ($30,000,000) in the aggregate from and after the Closing Date;

               (v) If and at such time as the quarterly financial statements provided by Borrower to Agent pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than three to one (3.0:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of one and forty-five/one hundredths to one (1.45:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve both ratios and subject to the last sentence of this Section 8.3(b)) there shall be no further dollar limitations on Borrower's incurring Purchase Money Indebtedness under this
     Section 8.3(b).

Notwithstanding the foregoing, if the cumulative amount of permitted Purchase Money Indebtedness shall be increased because of Borrower's achieving both applicable ratio requirements but, as of the end of a subsequent Fiscal Quarter, Borrower shall fail to achieve both applicable ratio requirements, then the cumulative amount of permitted Purchase Money Indebtedness shall be immediately reduced to the greater of (i) the cumulative amount of Purchase Money Indebtedness for which Borrower qualifies based on such subsequent financial statement, or (ii) the cumulative amount of Purchase Money Indebtedness actually incurred by Borrower prior to the end of such Fiscal Quarter. Similarly, if the cumulative amount of permitted Purchase Money Indebtedness shall be increased because of Borrower's achieving both applicable ratio requirements as of the end of a Fiscal Quarter ending on December 31 of any year but the annual audited financial statement subsequently delivered to Agent for such Fiscal Year indicates that Borrower has failed to achieve both applicable ratio requirements as of the end of such Fiscal Quarter, then the cumulative amount of permitted Purchase Money Indebtedness shall be immediately reduced to the greater of (i) the cumulative amount of Purchase Money Indebtedness for which Borrower qualifies based on such annual audited financial statement, or (ii) the cumulative amount of Purchase Money Indebtedness actually incurred by Borrower prior to delivery of such annual audited financial statement.

     8.4  Capital Structure.
          -----------------

          (a) Borrower shall not issue or agree to issue any of its respective authorized but not outstanding shares of Stock (including treasury shares) except for additional shares that may be issued to BWEH in exchange for additional equity investment in Borrower; provided, that all additional issued shares shall be pledged to Agent in
--------
accordance with the Amended and Restated Stock Pledge Agreement provided by BWEH to Agent dated as of even date herewith.

          (b) Borrower shall not make any material changes in its capital structure (including the issuance of any shares of stock, warrants, or other securities convertible into stock or any revision of the terms of its outstanding Stock) or amend its certificate of incorporation or by-laws without the prior written consent of Requisite Lenders, which consent will not be unreasonably withheld.

     8.5  Maintenance of Business.  Borrower shall not engage in any business
          -----------------------
other than the production and sale of wine and wine-related products, which business includes activities related to the acquisition and operation of vineyards.

     8.6  Transactions with Affiliates.  Borrower shall not enter into or be a
          ----------------------------
party to any transaction with any Affiliate of Borrower, except (a) in accordance with the terms of the management compensation incentive plan identified in Part V of the Disclosure Schedule (to the extent such plan includes recourse loans made by Borrower to senior management of Borrower for purposes of financing fifty percent (50%) of the purchase price of stock being acquired by such managers in BWEH, in amounts not to exceed Five Hundred Thousand Dollars ($500,000); provided that such shall be permitted only if the
                             --------
full amount received by BWEH for such stock is forwarded by BWEH to Borrower as a capital contribution, but only to the extent funds for such loan were originally provided by Borrower), (b) for the payment of fees to be paid to certain Affiliates to the extent identified in the schedule of fees identified in Appendix M to the Schedule of Documents, and (c) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms that are fully disclosed to Agent and are no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower.

     8.7  Guaranteed Indebtedness.  Borrower shall not incur any Guaranteed
          -----------------------
Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of Borrower, (b) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement, (c) those obligations set forth in Part K of the Disclosure Schedule, and (d) the guarantee of Subordinated Debt by Cork Processors and any other Subsidiary with assets in excess of Five Million Dollars ($5,000,000).

     8.8  Liens.  Borrower shall not create or permit any Lien on any of its
          -----
properties or assets except the Lien of Agent under the Loan Documents and Permitted Encumbrances.

     8.9  Sales of Assets.
          ---------------

          (a) Sales of Assets Other Than Real Property.  Borrower shall not
              ----------------------------------------
sell, transfer (including any consensual transfer such as the execution of a deed in lieu of foreclosure), convey, assign, or otherwise dispose of any of its assets or properties (other than real property, which is governed by Sections 8.9(b), 8.9(c), and 8.9(d)); provided, that the foregoing shall not prohibit (i)
                             --------
the sale of Inventory in the ordinary course of business, (ii) the replacement or trade-in of equipment in the ordinary course of business, (iii) the sale of Borrower's interest in the Pressoir Deutz Winery, and (iv) the sale or other disposal of used equipment, other than replacement or trade-in of equipment, in the ordinary course of Borrower's business up to a net book value of Five Hundred Thousand Dollars ($500,000) for all such equipment sold after the Closing Date; and, provided, further, that the Net Proceeds from any such sale
                   --------
are immediately paid to Agent for application as provided in Section 2.3(c).

          (b) Sales of Agricultural Real Property.  Borrower shall not sell,
              -----------------------------------
transfer (including any consensual transfer such as the execution of a deed in lieu of foreclosure), convey, assign, or otherwise dispose of any Agricultural Real Property owned by Borrower; provided, that Borrower may sell or otherwise
                                 --------
dispose of Agricultural Real Property after the Closing Date having a value (as set forth on the Real Estate Valuation Schedule identified in the Schedule of Documents), when aggregated with all other Agricultural Real Property sold or disposed of by Borrower after the Closing Date, as follows:

              (i) with respect to Agricultural Real Property that is sold and immediately leased back by Borrower at a market rate of rent for a period of not less than fifteen (15) years, not more than Fifteen Million Dollars ($15,000,000); and

              (ii) with respect to any other sales of Agricultural Real Property, not more than Ten Million Dollars ($10,000,000);

and provided, further, that in each sale described in clauses (i) or (ii) above
    --------
Borrower shall receive and immediately pay to Agent from the proceeds of sale the Minimum Payment Amount with respect to such sale. The Fifteen Million Dollar ($15,000,000) and Ten Million Dollar ($10,000,000) figures used above are cumulative. Amounts paid to Agent pursuant to this Section 8.9(b) shall be distributed to Term Lenders as a permanent reduction of the Term Loan as provided in Section 2.3(c).

          (c) Sales of Winery Real Property.  Borrower shall not sell, transfer
              -----------------------------
(including any consensual transfer such as the execution of a deed in lieu of foreclosure), convey, assign, or otherwise dispose of any Winery Real Property.

          (d) Sales of Special Real Property.  Borrower shall not sell, transfer
              ------------------------------
(including any consensual transfer such as the execution of a deed in lieu of foreclosure), convey, assign, or otherwise dispose of any Special Real Property unless Borrower receives and immediately pays to Agent from the proceeds of sale the Minimum Payment Amount with respect to such sale. Amounts paid to Agent pursuant to this Section 8.9(d) shall be distributed to Term Lenders as a permanent reduction of the Term Loan as provided in Section 2.3(c).

     8.10 Cancellation of Claims.  Borrower shall not cancel any claim or debt
          -----------------------
owing to it, except for reasonable consideration or in the ordinary course of business.

     8.11 Events of Default.  Borrower shall not take or omit to take any
          -----------------
action, which act or omission would constitute (a) a Default or an Event of Default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents, or (b) a material default or an event of default (i) pursuant to, or noncompliance with, any contract, lease, mortgage, deed of trust, or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, and (ii) which would have a Material Adverse Effect.

     8.12 Restricted Payments.  Borrower shall not make any Restricted Payments;
          -------------------
provided, that so long as no Default or Event of Default then exists, has
--------
occurred within the twelve (12) months immediately preceding such proposed Restricted Payment, or would result from such Restricted Payment, Borrower may pay dividends on its common stock to BWEH if all of the following requirements are fulfilled: (a) the dividend is declared and paid no earlier than July 16, 2001; (b) Borrower shall have sufficient net profits pursuant to Section 170 of the Delaware General Corporation Law with which to pay such dividend; (c) Borrower's Net Worth as of the end of the immediately preceding fiscal quarter was not less than One Hundred Seven Million Dollars ($107,000,000) and will not be reduced to less than One Hundred Seven Million Dollars ($107,000,000) as a result of such Restricted Payment, and (d) the aggregate amount of all such Restricted Payments paid to BWEH in any Fiscal Year shall not exceed (i) fifty percent (50%) of the amount of Consolidated Net Income for the Fiscal Year ending December 31, 2000 for such dividends paid during such Fiscal Year, and
(ii) fifty percent (50%) of the aggregate amount of Consolidated Net Income earned after December 31, 2000 for such dividends paid after such Fiscal Year; and provided further that so long as no Default or Event of Default then exists,
    -------- -------
or would result from such Restricted Payment, Borrower may pay dividends on its common stock to BWEH in an amount sufficient to enable BWEH to (x) pay the actual amount of BWEH's tax liability as the parent of a consolidated, combined, or unitary group, including Borrower, and (y) pay its overhead and operating expenses, not to exceed Two Hundred Fifty Thousand Dollars ($250,000) per Fiscal Year.

     8.13 Payment or Modification of Subordinated Debt.  Borrower shall not make
          --------------------------------------------
payments on account of any Subordinated Debt except to the extent permissible under the agreement by which such Subordinated Debt is subordinated to the Obligations. Borrower shall not amend, supplement, or otherwise modify any provisions of the any documents governing any Subordinated Debt, and shall not refinance any portion of the Subordinated Debt, except on terms no less favorable to Borrower and Lenders and those that have been disclosed in writing to and approved by Agent.

     8.14 Limitation on Purchase of Real Property.  Borrower shall not acquire
          ---------------------------------------
an ownership interest in any real property except as permitted by Section 8.1 and with respect to which Agent has received, for the benefit of Lenders, a deed of trust, a title insurance policy, and an environmental report, each in form and substance reasonably satisfactory to Agent; provided that the foregoing
                                                --------
requirement that Agent receive a deed of trust, a title insurance policy, and an environmental report shall not apply to any real property for which Borrower has obtained financing constituting permitted Purchase Money Indebtedness under
Section 8.3(b) if such Purchase Money Indebtedness shall equal or exceed fifty percent (50%) of the purchase price and the terms of the Purchase Money Indebtedness prohibit junior encumbrances (but only if Borrower has used reasonable efforts to obtain the consent of the purchase money lender to a junior encumbrance in favor or Agent). The requirements of the previous sentence do not apply to real property leased by Borrower as tenant.

     8.15 Termination of Real Property Leases.  Borrower shall not agree to
          -----------------------------------
terminate any leases of agricultural real property prior to the expiration of the scheduled term thereof, or to allow or suffer any such leases to be terminated prior to the expiration of the scheduled term thereof if, as a result thereof, the total number of vineyard acres leased by Borrower as tenant shall be less than One Thousand Four Hundred Fifty (1,450) acres, minus the aggregate
                                                            -----
acreage under such leases terminated upon the scheduled expiration thereof. The failure by Borrower to exercise a renewal option, and to exercise by Borrower of a purchase option, shall not be considered a termination "prior to the expiration of the scheduled term" as such phrase is used in this Section 8.15.

     8.16 ERISA.  Without Agent's prior written consent, Borrower shall not
          -----
acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, Borrower shall not, without Agent's prior written consent:

          (a) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to Borrower in excess of Five Hundred Thousand Dollars ($500,000);

          (b) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan which would result in a Material Adverse Effect;

          (c) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent if the consequence of such delinquencies could, in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (d) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan that could reasonably be anticipated to result in liability to Borrower in excess of Five Hundred Thousand Dollars ($500,000); or

          (e) at any time fail to provide Agent with copies of any Plan documents or governmental reports or filings, if reasonably requested by Agent.

     8.17 Maintenance Capital Expenditures.
          --------------------------------

          (a) Barrel Maintenance Capital Expenditures.  Borrower shall not, in
              ---------------------------------------
any Fiscal Year, make Barrel Maintenance Capital Expenditures in excess of the respective aggregate amounts set forth below:


                 Barrel
               Maintenance
Fiscal Year     Cap. Ex.
-----------    -----------

1996            $1,450,000
1997            $1,570,000
1998            $1,590,000
1999            $1,610,000
2000            $1,740,000
Each Fiscal
Year Thereafter  NO SUBLIMIT

For purposes of the above limitation on Barrel Maintenance Capital Expenditures, any expenditures made during any Fiscal Year in connection with barrels that were leased rather than purchased, and that would have been considered Barrel Maintenance Capital Expenditures had such expenditures been made in connection with barrels that were owned by Borrower rather than leased, shall reduce the permitted amount of Barrel Maintenance Capital Expenditures during such Fiscal Year. Barrel Maintenance Capital Expenditures that are permitted during any Fiscal Year but not expended during such Fiscal Year may be carried forward on a cumulative basis for the next two Fiscal Years. For Fiscal Year 2001 and thereafter, Borrower shall not make Barrel Maintenance Capital Expenditures in amounts in excess of those set forth above unless such excess amounts are provided in a capital expenditure budget prepared by Borrower and approved by Agent and Lenders. Borrower shall not make any Barrel Maintenance Capital Expenditures during any such Fiscal Year in amounts in excess of those set forth above (except for permitted carryover amounts from previous Fiscal Years) until Agent and Lenders have approved such budget. Agent and Lenders shall not unreasonably delay consideration of any proposed capital expenditures budget.

          (b) General Maintenance Capital Expenditures.  Borrower shall not, in
              ----------------------------------------
any Fiscal Year, make Vineyard Maintenance Capital Expenditures or General Maintenance Capital Expenditures in excess of the respective aggregate amounts set forth below:


                             Vineyard                 General
                             Maintenance              Maintenance
Fiscal Year                  Cap. Ex.                 Cap. Ex.
-----------                  -----------              -----------
1996                          $5,800,000              $11,150,000
1997                          $4,600,000              $ 8,500,000
1998                          $6,100,000              $ 9,500,000
1999                          $4,800,000              $ 7,500,000
2000                          $2,000,000              $ 4,500,000
Each Fiscal
Year Thereafter               NO SUBLIMIT             $ 8,000,000

Vineyard Maintenance Capital Expenditures that are permitted during any Fiscal Year but not expended during such Fiscal Year may be carried forward on a cumulative basis for the next two Fiscal Years; all other General Maintenance Capital Expenditures may be carried forward on a cumulative basis without limitation. For Fiscal Year 2001 and thereafter, Borrower shall not make Vineyard Maintenance Capital Expenditures, or Maintenance Capital Expenditures in amounts in excess of those set forth above unless such excess amounts are provided in a capital expenditure budget prepared by Borrower and approved by Agent and Lenders. Borrower shall not make any General Maintenance Capital Expenditures during any such Fiscal Year in amounts in excess of those set forth above (except for permitted carryover amounts from previous Fiscal Years) until Agent and Lenders have approved such budget. Agent and Lenders shall not unreasonably delay consideration of any proposed capital expenditures budget.

     8.18 Non-Maintenance Capital Expenditures.  Borrower shall not make or
          ------------------------------------
incur Non-Maintenance Capital Expenditures except for the Stag's Leap Acquisition, the Newhall Acquisition, and except to the extent provided below. So long as (i) no Default or Event of Default has occurred and is continuing or would occur as result of the making or incurring of such Non-Maintenance Capital

Expenditures, (ii) except with respect to the amounts provided in Section 8.18(a) below, Borrower has delivered to Agent and Lenders the annual audited financial statement for Borrower's Fiscal Year ending December 31, 1996, and
(iii) the making or incurring of such Non-Maintenance Capital Expenditures does not cause Borrower to fail to continue to achieve either of the ratios upon which the right to make such Non-Maintenance Capital Expenditure is based, Borrower may make Non-Maintenance Capital Expenditures, based on its then existing Consolidated Debt Coverage Ratio, and Consolidated Funded Debt to Consolidated EBITDA Ratio, up to the following cumulative levels (which limits shall not apply to the Stag's Leap Acquisition or the Newhall Acquisition, neither of which shall count toward the aggregate expenditures permitted below):

          (a) If the post-closing balance sheet provided by Borrower to Lender pursuant to the Schedule of Documents, or a quarterly financial statement provided by Borrower to Agent pursuant to Section 6.1(c), indicates a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than six to one (6.00:1), then Borrower shall be entitled to incur or make Non-Maintenance Capital Expenditures not to exceed Five Million Dollars ($5,000,000) in the aggregate from and after the Closing Date;

          (b) If and at such time as the quarterly financial statements provided by Borrower to Agent after December 31, 1996 pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than six to one (6.0:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of not less than one and five-tenths to one (1.50:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve both ratios) Borrower shall be entitled to incur or make Non-Maintenance Capital Expenditures not to exceed Twenty Million Dollars ($20,000,000) in the aggregate from and after the Closing Date;

          (c) If and at such time as the quarterly financial statements provided by Borrower to Agent after December 31, 1996 pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than five to one (5.0:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of not less than one and six-tenths to one (1.60:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve both ratios) Borrower shall be entitled to incur or make Non-Maintenance Capital

Expenditures not to exceed Thirty-Five Million Dollars ($35,000,000) in the aggregate from and after the Closing Date;

          (d) If and at such time as the quarterly financial statements provided by Borrower to Agent after December 31, 1996 pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than four and one-half to one (4.5:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of not less than one and seven-tenths to one (1.70:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve both ratios) Borrower shall be entitled to incur or make Non-Maintenance Capital Expenditures not to exceed Fifty-Five Million Dollars ($55,000,000) in the aggregate from and after the Closing Date;

          (e) If and at such time as the quarterly financial statements provided by Borrower to Agent after December 31, 1996 pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than four to one (4.0:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of not less than one and seventy-five/one hundredths to one (1.75:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then Borrower shall be entitled to incur or make Non-Maintenance Capital Expenditures not to exceed Seventy Million Dollars ($70,000,000) in the aggregate from and after the Closing Date;

          (f) If and at such time as the quarterly financial statements provided by Borrower to Agent after December 31, 1996 pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than three and one-half to one (3.5:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of not less than one and seventy-five/one hundredths to one (1.75:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve both ratios) Borrower shall be entitled to incur or make Non-Maintenance Capital Expenditures not to exceed Ninety Million Dollars ($90,000,000) in the aggregate from and after the Closing Date;

          (g) If and at such time as the quarterly financial statements provided by Borrower to Agent after December 31, 1996 pursuant to Section 6.1(c) (subject to adjustment if a subsequently delivered annual financial statement differs from the quarterly statement), indicate that Borrower has both (i) achieved a Consolidated Funded Debt to Consolidated EBITDA Ratio of less than three to one (3.0:1) as of the end of the particular Fiscal Quarter, and (ii) achieved a Consolidated Debt Coverage Ratio of not less than one and eight tenths to one (1.80:1) for the period of four Fiscal Quarters ending as of the end of the particular Fiscal Quarter, then (but only so long as Borrower continues each quarter to achieve both ratios and subject to the last sentence of this Section 8.18) there shall be no further restrictions on Borrower's incurring or making Non-Maintenance Capital Expenditures under this
Section 8.18.

Notwithstanding the foregoing, if the cumulative amount of permitted Non-Maintenance Capital Expenditures shall be increased because of Borrower's achieving both applicable ratio requirements but, as of the end of a subsequent Fiscal Quarter, Borrower shall fail to achieve both applicable ratio requirements, then the cumulative amount of permitted Non-Maintenance Capital Expenditures shall be immediately reduced to the greater of (i) the cumulative amount of Non-Maintenance Capital Expenditures for which Borrower qualifies based on such subsequent financial statement, or (ii) the cumulative amount of Non-Maintenance Capital Expenditures actually incurred or made by Borrower prior to the end of such Fiscal Quarter. Similarly, if the cumulative amount of permitted Non-Maintenance Capital Expenditures shall be increased because of Borrower's achieving both applicable ratio requirements as of the end of a Fiscal Quarter ending on December 31 of any year but the annual audited financial statement subsequently delivered to Agent for such Fiscal Year indicates that Borrower has failed to achieve both applicable ratio requirements as of the end of such Fiscal Quarter, then the cumulative amount of permitted Non-Maintenance Capital Expenditures shall be immediately reduced to the greater of (i) the cumulative amount of Non-Maintenance Capital Expenditures for which Borrower qualifies based on such annual audited financial statement, or (ii) the cumulative amount of Non-Maintenance Capital Expenditures actually incurred by Borrower prior to delivery of such annual audited financial statement.

     8.19 Hazardous Materials.  Except as set forth in Part (X) of the
          -------------------
Disclosure Schedule, Borrower shall not and shall not knowingly permit any other Person within the control of Borrower to cause or permit the presence, use, generation, manufacture, installation, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such presence, use, generation, manufacture, installation, release, discharge, storage or disposal would violate any Environmental Laws, the violation of which would have a Material Adverse Effect.

     8.20 PACA License.  Borrower shall not obtain or attempt to obtain a dealer
          ------------
license under the provisions of Section 499c of PACA.

     8.21 Financial Covenants.
          -------------------

          (a) Current Ratio.  Borrower shall not permit the ratio of (i)
              -------------
Consolidated Current Assets to (ii) Consolidated Current Liabilities, as of the last day of each Fiscal Quarter during the respective measurement periods listed below, to be less than the correlative levels for such periods shown below:


           Measurement                       Minimum
             Period                           Ratio
           -----------                       -------

Closing Date through December 31, 1997        1.20:1
January 1, 1998 through December 31, 1999     1.25:1
January 1, 2000 through Termination Date      1.30:1

          (b) Leverage Ratio.  Borrower shall not permit the ratio of (i)
              --------------
Consolidated Total Liabilities, adjusted to exclude (w) all Subordinated Debt, and (x) all Deferred Taxes, to (ii) the sum of (y) Consolidated Net Worth, plus
(z) all Subordinated Debt, as of the last day of each Fiscal Quarter during the respective measurement periods listed below, to be greater than the correlative levels for such periods shown below:


           Measurement                        Maximum
             Period                            Ratio
           -----------                        -------

Closing Date through November 30, 1998         3.50:1
December 1, 1998 through November 30, 1999     3.15:1
December 1, 1999 through November 30, 2000     2.95:1
December 1, 2000 through Termination Date      2.75:1

          (c) Minimum Net Worth.  Borrower shall not permit its Consolidated Net
              -----------------
Worth, as of the last day of each Fiscal Quarter, to be less than the applicable "Minimum Net Worth Amount." The Minimum Net Worth Amount from the period commencing on the Closing Date and continuing through September 30, 1996 shall be Sixty-Five Million Dollars ($65,000,000). The Minimum Net Worth Amount shall increase as of December 31, 1996 by an amount equal to eighty percent (80%) of Consolidated Net Income for the Fiscal Year ending December 31, 1996. The Minimum Net Worth Amount shall further increase by Five Million Dollars ($5,000,000) (which would be Seventy Million Dollars ($70,000,000) plus the amount, if any, by which the Minimum Net Worth Amount was increased as of December 31, 1996 due to the previous sentence) commencing on the Fiscal Quarter ending March 31, 1997. The Minimum Net Worth Amount shall further increase as of December 31, 1997 by an amount equal to eighty percent (80%) of Consolidated Net Income for the Fiscal Year ending December 31, 1997 and shall further increase each December 31 thereafter, through and including December 31, 2000, by an amount equal to eighty percent (80%) of Consolidated Net Income for the particular Fiscal Year. The Minimum Net Worth Amount as of December 31, 2001 shall increase as of December 31, 2001 by an amount equal to fifty percent (50%) of Consolidated Net Income for the Fiscal Year ending December 31, 2001 and shall further increase each December 31 thereafter up to the Termination Date, by an amount equal to fifty percent (50%) of Consolidated Net Income for the particular Fiscal Year. If in any particular year, there shall be a Consolidated Net Loss rather than Consolidated Net Income, the amount of such Consolidated Net Loss shall not reduce or otherwise affect the calculation of the Minimum Net Worth Amount.

          (d) Debt Coverage Ratio.  Borrower shall not permit the Consolidated
              -------------------
Debt Coverage Ratio for the four Fiscal Quarters immediately preceding each measurement date, as of the last day of each Fiscal Quarter during the respective measurement periods listed below, to be less than the correlative levels for such periods shown below:


           Measurement                         Minimum
             Period                             Ratio
           -----------                         -------

December 31, 1996 through December 30, 1998     1.50:1
December 31, 1998 through December 30, 2000     1.60:1
December 31, 2000 through Termination Date      1.75:1

     8.22 Compliance With Subordinated Debt Documents.  Borrower shall not
          -------------------------------------------
breach, and shall not fail to observe or comply with, any provision of any document governing any portion of any Subordinated Debt if such breach or failure would, with the passage of time or the giving of notice or both, constitute an event of default with respect to such Subordinated Debt, unless the event of default that could arise from such breach or failure has been waived in writing by the holders of the Subordinated Debt.

     8.22 No Purchase of Newhall Property Without Term Lenders' Making Newhall
          --------------------------------------------------------------------
Advance.  Borrower shall not acquire the Newhall Property unless Term Lenders'
-------
shall have made the Newhall Advance to Borrower.

                                  ARTICLE IX.

                                   INDEMNITY
                                   ---------

     9.1  Indemnification.  Borrower shall indemnify and hold Agent and Lenders
          ---------------
and Agent and Lenders' respective Affiliates, Subsidiaries, officers, directors, employees, attorneys, and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements (including allocated costs of internal counsel)
and other costs of investigations or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by such Indemnified Person as a result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, including any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage, or expense (including reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), directly or indirectly resulting from, arising out of, or based upon
(i) the presence, release, use, manufacture, installation, generation, discharge, storage, or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any real property (the "Subject Property") owned, leased or operated by Borrower or any Subsidiary of Borrower or any Guarantor, or (ii) the violation or alleged violation by Borrower or any Subsidiary of Borrower or any Guarantor of any law, statute, ordinance, order, rule, regulation, permit, judgment, or license relating to the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials to or from the Subject Property; which indemnity shall include, (A) any damage, liability, fine, penalty, punitive damage, cost, or expense arising from or out of any claim, action, suit, or proceeding for personal injury (including sickness, disease, death, pain, or suffering), tangible or intangible property damage, compensation for lost wages, business income, profits, or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release, or other adverse effect on the environment, and (B) the cost of any required or necessary repair, cleanup, treatment, remediation, or detoxification of the Subject Property and the preparation and implementation of any closure, disposal, remedial, or other required actions in connection with the Subject Property; provided, that Borrower shall not be liable for any
                      --------
indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense was the result of any action by such Indemnified Person or results from such Indemnified Person's gross negligence or willful misconduct. NEITHER AGENT NOR ANY LENDER OR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE, OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS.

     9.2  No Control.  Borrower hereby acknowledges and agrees that neither
          ----------
Agent nor any Lender (a) is now nor has ever been in control of the Subject Property or Borrower's affairs, and (b) has the capacity through the provisions of the Loan Documents to influence Borrower's conduct with respect to the ownership, operation, or management of the Subject Property.

                                   ARTICLE X.

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES
                     --------------------------------------

     10.1 Events of Default.  The occurrence of any one or more of the following
          -----------------
events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a)    Failure to Pay Principal.
                 ------------------------

                 (i) Borrower shall fail to make any payment of principal owing with respect to the Revolving Loan (including failure to pay any Letter of Credit Obligations) or any regularly scheduled payment of principal owing with respect to the Term Loan when due and payable and such failure shall remain uncured for a period of two (2) Business Days; provided that the failure to make
                                               --------
such payment may only be cured by paying the amount due together with interest on such amount at the Default Rate.

                 (ii) Borrower shall fail to make any mandatory prepayment of principal owing with respect to the Revolving Loan or the Term Loan when due and payable.

          (b)    Failure to Pay Interest or Other Amounts Other than Expenses.
                 ------------------------------------------------------------
Borrower shall fail to make any payment of interest on the Revolving Loan, the Term Loan, or any other amount (other than expenses payable under any Loan Document) owing with respect to the Revolving Loan, the Term Loan or any of the other Obligations when due and payable or declared due and payable and such failure shall remain uncured for a period of two (2) Business Days; provided
                                                                    --------
that the failure to make such payment may only be cured by paying the amount due together with interest on such amount at the Default Rate.

          (c)    Failure to Pay Expenses. Borrower shall fail to make any
                 -----------------------
payment of any expenses payable under any Loan Document, and such failure shall have remained uncured for a period of ten (10) days after Borrower has received notice of such failure from Agent; provided that the failure to make such
                                   --------
payment may only be cured by paying the amount due together with interest on such amount at the Default Rate.

          (d)    Failure to Deliver Monthly Borrowing Base Certificate. Borrower
                 -----------------------------------------------------
shall fail or neglect to deliver any Borrowing Base Certificate when required pursuant to Section 6.1(a), and such failure shall remain uncured for a period of ten (10) Business Days; provided, that such failure shall be curable only
                           --------
four (4) times during any calendar year and there shall be no cure period for a fifth (5th) or any subsequent failure in any calendar year.

          (e)    Breach of Covenants or Other Provisions of This Agreement.
                 ---------------------------------------------------------
Borrower shall fail or neglect to perform, keep, or observe any other provision of this Agreement or of any of the other Loan Documents, and the same is by its nature incapable of being cured or shall remain unremedied for a period ending on the first to occur of twenty (20) days after Borrower shall receive written notice of any such failure from Agent or thirty (30) days after Borrower shall become aware thereof. A breach by Borrower of the financial covenants set forth in Section 8.21 are incapable of being cured.

          (f)    Default Under Other Indebtedness.
                 --------------------------------

                 (i) A default shall occur under any other agreement, document, or instrument to which Borrower is a party or by which Borrower or Borrower's property is bound and such default involves the failure to make any payment (whether of principal, interest, or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but only after expiration of any cure periods provided by the underlying agreement, document, or instrument) in respect of any Indebtedness of Borrower in excess of One Million Dollars ($1,000,000).

                 (ii) A default shall occur under or with respect to the Subordinated Debt consisting of Thirty Five Million Dollars ($35,000,000) in 12 1/2% Senior Subordinated Notes (as the same may be amended, modified, or reconstituted from time to time) or any document evidencing such portion of Subordinated Debt, whether or not such default involves the failure to make any payment, if the occurrence of such default entitles any holder thereof to demand payment of all or any portion of the principal portion of such Subordinated Debt.

          (g)    Breach of Representation or Warranty. Any material
                 ------------------------------------
representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement, or certificate made or delivered to any Lender by Borrower shall be untrue or incorrect, as of the date when made or deemed made (including those made or deemed made pursuant to Section 4.2) and the same is by its nature incapable of being cured or shall remain unremedied for a period ending on the first to occur of twenty (20) days after Borrower shall receive written notice of any such failure from Agent or thirty (30) days after Borrower shall become aware thereof.

          (h) Loss of Assets.  (i) Any of the assets of Borrower shall be
              --------------
attached, seized, levied upon, or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of Borrower and shall remain unstayed or undismissed for thirty (30) consecutive days, (ii) any Person other than Borrower shall apply for the appointment of a receiver, trustee or custodian for any of Borrower's assets and such application shall remain unstayed or undismissed for thirty (30) consecutive days, or (iii) Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law, in each case only to the extent any of the events set forth in clauses (i), (ii) or
(iii) would, individually or in the aggregate, have a Material Adverse Effect.

          (i)    Involuntary Insolvency Actions. A case or proceeding shall have
                 ------------------------------
been commenced against Borrower in a court having competent jurisdiction seeking a decree or order (i) under the Bankruptcy Code, or any other applicable federal, state, or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Borrower and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (j)    Voluntary Insolvency Actions. Borrower shall (i) file a
                 ----------------------------
petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Borrower or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

          (k)    Judgments. Final judgment or judgments for the payment of money
                 ---------
in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be rendered against Borrower and the same shall not be (i) fully covered by insurance in accordance with Section 7.6, or (ii) vacated, stayed, bonded, paid, or discharged for a period of thirty (30) days.

          (l)    Change in Stockholders.  BWEH shall fail to be the legal and
                 ----------------------
beneficial owner of all of the issued and outstanding shares of common stock of Borrower, or Texas Pacific Group shall, prior to an initial public offering for BWEH, fail to control at least fifty-one percent (51%) of the voting shares of BWEH, or after an initial public offering for BWEH, either (i) Texas Pacific Group shall fail to control at least thirty-five percent (35%) of the voting shares of BWEH, or (ii) any other Person and such Person's Affiliates shall control more of the voting shares of BWEH than are controlled by Texas Pacific Group.

          (m)    Acquisitions by BWEH.  BWEH shall acquire (by purchase,
                 --------------------
consolidation, merger or otherwise) any assets other than the stock of Borrower.

          (n)    ERISA.  (i) With respect to any Plan, a prohibited transaction
                 -----
within the meaning of Section 4975 of the IRC or Section 406 of ERISA occurs which in the reasonable determination of Agent could result in direct or indirect liability to Borrower, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, Borrower or any ERISA Affiliate shall incur any Withdrawal Liability, (iv) with respect to any Qualified Plan, Borrower or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (ii) - (iv) hereof, in the reasonable determination of Agent there is a reasonable likelihood for termination of any such plan by the PBGC; provided, that the events listed in clauses (i) - (v) hereof shall
      --------
constitute Events of Default only if the liability, deficiency, or waiver request of Borrower or any ERISA Affiliate, whether or not assessed, exceeds Fifty Thousand Dollars ($50,000) in any case set forth in (i) - (v) above, or exceeds One Hundred Thousand Dollars ($100,000) in the aggregate for all such cases.

          (o)    Guaranties. There shall occur an Event of Default or an Event
                 ----------
of Guaranty Default under and as defined in any guaranty of all or any part of the Obligations by any Person or any such guarantor shall renounce, repudiate, or terminate such guaranty.

          (p)    Payment of Principal With Respect to Subordinated Debt. Except
                 ------------------------------------------------------
as approved by Agent in writing, Borrower shall make any payment of principal on account of any Subordinated Debt or tender any payment of principal to any holder of any Subordinated Debt.

     10.2 Acceleration; Remedies.
          ----------------------

          (a)    Automatic Acceleration; Notice of Acceleration and Exercise of
                 --------------------------------------------------------------
Remedies.  If an Event of Default shall occur and be continuing: (i) all
--------
Obligations and any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lenders' option and without notice be accelerated and become immediately due and payable without presentment, demand, protest, or notice of dishonor, all of which are hereby expressly waived by Borrower; (ii) the obligation, if any, of Lenders to make further Revolving Advances or incur further Letter of Credit Obligations shall immediately cease and terminate; and (iii) Agent may require that all Letter of Credit Obligations be fully cash collateralized in accordance with the terms of
Section 2.2. Upon and after an Event of Default, Agent may send Borrower a notice that all of the Obligations have been accelerated and are due in full (a "Notice of Acceleration"), which Notice of Acceleration may be included in any notice from Agent to Borrower that an Event of Default has occurred. Upon and after sending Borrower the Notice of Acceleration, Agent and Lenders shall have all rights, powers, and remedies available under each of the Loan Documents, and including the right to resort to any or all Collateral for any Obligations and to exercise any or all of the rights of a beneficiary or secured party with respect to the Collateral pursuant to applicable law. All rights, powers and remedies of Agent and Lenders in connection with each of the Loan Documents (x) may be exercised at any time by them and from time to time after the occurrence and during the continuation of an Event of Default, and after the sending of the Notice of Acceleration, (y) are cumulative and not exclusive, and (z) shall be in addition to any other rights, powers or remedies provided by law or equity.

          (b)    Payments to Third Parties. At its sole discretion and without
                 -------------------------
any obligation to do so, Agent may pay any amount to any Person as Agent deems reasonably necessary to preserve the value of, avoid loss of or damage to, or prevent foreclosure, sale, or forfeiture of any of the Collateral, including bidding at or redeeming from any sale of Collateral; provided that Agent may
                                                     --------
make such payment no sooner than ten (10) calendar days before the date first set for the event which could result in such loss, damage, sale, foreclosure, or forfeiture; and provided further that Agent shall notify Borrower at least two
                -------- -------
(2) calendar days in advance of making such payment of its intent to make such payment, but such notice shall not obligate Agent to make such payment; and

provided further, the failure of Agent to give such advance notice shall not
-------- -------
impair Agent's ability to make such payment and the legal effect thereof with regard to such Person or the Collateral and Borrower's remedy with respect to breach of the foregoing proviso shall be limited to monetary damages. Any amounts paid or expended by Agent in connection herewith shall constitute Obligations which shall be payable on demand and which shall bear interest at the Default Rate from the date paid by Agent.

          (c)    Appointment of Receiver. After the occurrence of an Event of
                 -----------------------
Default and delivery of a Notice of Acceleration, Agent may (but shall not be obligated to) seek to obtain the appointment of a receiver who shall be vested with any and all such powers and rights as Agent may request of the court, including the right (i) to sell the Collateral at one or more private or public sales, (ii) to undertake cultivation, harvest, purchasing, processing, sales, collections, or other work in connection with any Collateral (or any portion thereof) in accordance with this Agreement and the other Loan Documents (or any other plan of cultivation, harvest, processing, preservation or maintenance approved by Agent and the receiver or the court), and (iii) to exercise any or all such rights, powers or privileges as Borrower or Agent might exercise on its own behalf.

     10.3 Distribution and Application of Amounts Received After an Event of
          ------------------------------------------------------------------
Default.
-------

          (a)    Distribution of Amounts Received After an Event of Default. Any
                 ----------------------------------------------------------
amounts received by Agent on account of the Obligations after an Event of Default, whether from voluntary payment by Borrower, from a foreclosure sale, or from some other source shall be distributed as follows: First, Agent may, but shall not be obligated to, retain such amounts as are necessary to cover payment of any fees, costs, or expenses due to Agent. Second, amounts shall be distributed to Term Lenders and Revolving Lenders based on their Percentages of the Obligations until each Lender has received payment of all interest then due and owing to such Lender. Third, amounts shall be distributed to Term Lenders and Revolving Lenders as follows: (i) if the source of such amount was the sale or other disposition of a Fixed Asset, then such amount shall be distributed to Term Lenders based on their Percentages of the Term Loan until such time as the Obligations to the Term Lenders have been paid in full and any excess shall be distributed to Revolving Lenders based on their Percentages of the Revolving Loan, and (ii) if the source of such amount was from any source other than sale or other disposition of a Fixed Asset, then such amount shall be distributed to Revolving Lenders based on their Percentages of the Revolving Loan until such time as the Revolving Loan has been paid in full and, if any Letter of Credit Obligations remain outstanding, the Cash Collateral Account shall have been funded in an amount equal to the Letter of Credit Obligations, and any excess shall be distributed to Term Lenders based on their Percentages of the Term Loan. Notwithstanding the foregoing, if a payment made after an Event of Default is in an amount that would be sufficient to cure such Event of Default or is believed by Agent to be intended by Borrower to cure such Event of Default, then Agent may distribute the payment as necessary to permit cure of such an Event of Default.

          (b)    Determining the Source of Funds; Resolution of Dispute Over
                 -----------------------------------------------------------
Source of Funds.  In determining the source of funds used to make a payment,
---------------
Agent shall make an initial determination and shall distribute such funds as are payable to each Lender in accordance with such determination. Within ten (10) days after making a distribution, Agent shall deliver to each Lender a report setting forth the basis for Agent's determination as to the source and allocation of funds. Agent's determination shall be final and conclusive to the extent described in the report delivered to each Lender unless any Lender shall deliver written notice to Agent and all other Lenders that it disputes such determination within thirty (30) days of Agent's delivery of the report referred to in the previous sentence. Following the delivery of such a notice, Agent and all Lenders shall negotiate in good faith to try and resolve the dispute. If the dispute cannot be resolved within thirty (30) days after delivery of the notice, then the dispute may be submitted by any Lender to arbitration. Arbitration shall be conducted by one arbitrator appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitrator shall consider the dispute in San Francisco, California. The parties hereto agree that the decision of the arbitrator shall be final, conclusive, and binding upon the parties. In such arbitration, the Agent shall be neutral (although Pacific Coast may participate in its role as a Lender if it so chooses). The arbitrator shall not be authorized to award the fees, costs, or expenses incurred by a Lender against another Lender, although such fees, costs, and expenses may by charged by such Lender to the Borrower.

          (c)    Application of Payments. Borrower irrevocably waives the right
                 -----------------------
to direct the application of any and all payments at any time or times hereafter received by Agent or Lenders from or on behalf of Borrower, and Borrower irrevocably agrees that Agent and Lenders shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower as Agent and Lenders may deem advisable.

          (d)    Allocation of Payments among Lenders.  Amounts distributed by
                 ------------------------------------
Agent to Term Lenders shall be allocated in accordance with each Term Lender's respective Percentage of the Term Loan. Amounts distributed by Agent to Revolving Lenders shall be allocated in accordance with each Revolving Lender's respective Percentage of the Revolving Loan. Amounts distributed by Agent to all Lenders shall be allocated in accordance with each Lender's respective Percentage of the Obligations. Notwithstanding the foregoing, if any Term Lender's or Revolving Lender's pro rata share of the aggregate outstanding principal amount of the Term Loan or the Revolving Loan or the Obligations is greater than such Lender's Percentage, then payments shall be allocated to such Lender until its pro rata share of the aggregate outstanding Term Loan, Revolving Loan or Obligations, as the case may be, is equal to such Lender's Percentage.

     10.4 Waivers by Borrower.  Except as otherwise provided for in this
          -------------------
Agreement, Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension, or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by any Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever any Lender may do in this regard, (ii) all rights to notice and a hearing prior to any Lender's taking possession or control of, or to any Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing such Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal, and exemption laws.

                                  ARTICLE XI.

                                    AGENCY
                                    ------

     11.1 Appointment.  Each Lender hereby (a) irrevocably appoints Pacific
          -----------
Coast as the agent of such Lender under this Agreement and the other Loan Documents and as agent for the lending syndicate in the event any portion of the Revolving Loan or Term Loan is hereafter syndicated, and (b) irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary herein, Agent shall have no duties, responsibilities, or fiduciary relationships with any Lender, except those expressly set forth in this Agreement and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against Agent.

     11.2 Delegation of Duties.  Agent may exercise any of its powers or execute
          --------------------
any of its duties under this Agreement and the other Loan Documents by or through one or more agents or attorneys-in-fact and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. Agent may utilize the services of such agents and attorneys-in-fact as Agent in its sole discretion reasonably determines, and all reasonable fees and expenses of such agents and attorneys-in-fact shall be paid by Borrower on demand. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by Agent with reasonable care.

     11.3 Limitation of Liability.  Neither Agent nor its officers, directors,
          -----------------------
employees, agents, attorneys, or Affiliates shall be (a) liable for any waiver, consent, or approval given or any action taken or omitted to be given or taken by them or by such Person under or in connection with this Agreement or the other Loan Documents, or (b) responsible for the consequences of any oversight or error in judgment by them or such Person whatsoever, except for their or such Person's own gross negligence or willful misconduct. Agent shall not be responsible for (v) the execution, validity, enforceability, effectiveness, or genuineness of this Agreement or the other Loan Documents, (w) the collectibility of any amounts owing under this Agreement or the other Loan Documents, (x) the value, sufficiency, enforceability, or collectibility of any collateral security therefor, (y) the failure by Borrower to perform its obligations hereunder, or (z) the truth, accuracy, and completeness of the recitals, statements, representations, or warranties made by Borrower or any officer or agent thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent in connection with, this Agreement or the other Loan Documents.

     11.4 Reliance by Agent.  Agent shall not have any obligation (a) to
          -----------------
ascertain or to inquire as to the observance or performance of any of the conditions, covenants, or agreements in this Agreement or the other Loan Documents or in any document, instrument, or agreement at any time constituting, or intended to constitute, collateral security therefor, (b) to ascertain or inquire as to whether any notice, consent, waiver, or request delivered to it shall have been duly authorized or is genuine, accurate and complete, or (c) to inspect the properties, books, or records of Borrower. Agent shall be entitled to rely, and shall be fully protected in relying, (x) upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, teletype, or telephonic message, statement, order, or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, or (y) upon advice and statements of legal counsel (including counsel to Borrower), independent accountants, and other experts selected by Agent. Agent may deem and treat the Lenders party hereto or to any Assignment and Acceptance as a Lender for all purposes unless a written notice of the assignment, negotiation, or transfer thereof, in accordance with the provisions of this Agreement, shall have been delivered to Agent identifying the name of any successor or assignee Lender. Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action under this Agreement or the other Loan Documents unless (a) it first shall receive such advice or concurrence of the Lenders as it deems appropriate, or (b) it first shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases Agent shall be fully protected in acting, or in refraining from acting, under this Agreement or the other Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future Lenders.

     11.5 Notice of Default.  Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default unless Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default." If Agent receives such a notice or if the officers of Agent administering the Revolving Loan and the Term Loan have actual knowledge of the occurrence of a Default or an Event of Default, Agent promptly shall give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default (unless such Default or Event of Default is waived in accordance with the provisions of Section 13.1) as shall be directed by the Requisite Lenders; provided, that if the Requisite
                                            --------
Lenders do not provide directions to Agent within a reasonable period of time after the occurrence of an Event of Default, then Agent shall notify Borrower that the Obligations have been accelerated and unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such additional action, or refrain from taking such additional action, with respect to such Default or Event of Default as it deems advisable in the best interests of Lenders.

     11.6 Non-Reliance on Agent and the Other Lenders.  Each Lender expressly
          -------------------------------------------
acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys, or Affiliates has made any representations or warranties to it. Agent shall have no obligation or liability to any of the Lenders regarding the creditworthiness or financial condition of Borrower. No act by Agent hereinafter taken, including any review of Borrower, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial, and other condition and creditworthiness of Borrower and has made its own decision to make its Revolving Advances, the Term Loan and to incur Letter of Credit Obligations hereunder and to enter into this Agreement. Each Lender also represents that, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of either of Agent or any of its officers, directors, employees, agents, attorneys-in-fact, or Affiliates.

     11.7 Indemnification.  Each of the Lenders shall indemnify, defend, and
          ---------------
hold harmless Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Percentages, from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses, or disbursements of any kind whatsoever, including interest, penalties, and reasonable attorneys' fees and costs, whether direct, indirect, consequential or incidental, which at any time (including at any time following the payment of the Revolving Notes and Term Notes and all other amounts payable hereunder or thereunder) may be imposed on, incurred by, or asserted against Agent in any way relating to, resulting from or arising out of this Agreement or the other Loan Documents, the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no
                                                               --------
Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses, or disbursements to the extent such result from Agent's gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Revolving Notes and all other amounts payable hereunder and thereunder and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Loan Documents.

     11.8 Payments.  If, in the opinion of Agent, the distribution of any amount
          --------
received by Agent in such capacity under this Agreement or the other Loan Documents might result in liability for Agent, Agent may refrain from making the distribution thereof until Agent's right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If Agent so refrains from making any distribution, the amount thereof shall be held in an interest bearing account for the benefit of the Person or Persons ultimately determined to be entitled to such distribution. If a court of competent jurisdiction shall adjudge that any amount received from and distributed by Agent in such capacity as Agent is to be repaid, each Person to whom any such distribution shall have been made either (a) shall repay to Agent its proportionate share of the amount so adjudged to be repaid or (b) shall repay the same in such manner and to such Persons as shall be determined by such court.

     11.9 Agent in Its Individual Capacity.  The Agent in its individual
          --------------------------------
capacity, and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with Borrower as though Agent was not the Agent hereunder, subject only to such restrictions as are generally applicable to all Lenders. With respect to the portion of the Revolving Loan and Term Loan made by it and the Letter of Credit Obligations incurred by it and its Revolving Note and Term Note, the Agent in its individual capacity shall have the same benefits, rights, powers, and privileges under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Agent, and the terms "Lender," "Lenders," "Revolving Lender," "Revolving Lenders," "Term Lender" and "Term Lenders" shall include the Agent in its individual capacity.

    11.10 Successor Agent.  Agent may resign as such upon ten (10) days' prior
          ---------------
written notice to the Lenders or the Requisite Lenders may terminate Agent upon ten (10) days' written notice. If Agent shall resign or be terminated as such under this Agreement, then the Requisite Lenders shall appoint from among Lenders a successor agent for Lenders. Upon acceptance of its appointment as successor agent, (a) such successor agent shall succeed to the rights, powers, privileges, and duties of Agent, (b) the retiring Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement and the other Loan Documents, (c) the term "Agent" shall mean such successor agent effective upon its appointment, and (d) the retiring Agent's rights, powers, and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation or termination hereunder as Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

    11.11 Applicability of this Article to Borrower.    Notwithstanding any
          -----------------------------------------
other provision contained in this Article XI, the rights and obligations of Borrower under this Agreement shall not be affected by any provision otherwise included in this Article XI. The Borrower shall be permitted to rely on communications from Agent which it reasonably believes are made on behalf of Agent and, if specified therein, Lenders or the Requisite Lenders, and except as otherwise set forth specifically herein, all notices and payments to be made by Borrower hereunder shall be made to Agent. Further, if any Lender shall be in default hereunder, such default shall not affect the right and obligations of Borrower hereunder.


                                 ARTICLE XII.

                        ASSIGNMENTS AND PARTICIPATIONS
                        ------------------------------

     12.1 Successors and Assigns.  This Agreement and the other Loan Documents
          ----------------------
shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate, or otherwise convey its rights, benefits, obligations, or duties hereunder or thereunder without the prior express written consent of Lenders. Any purported assignment, transfer, hypothecation, or other conveyance by Borrower without the prior express written consent of all of the Lenders shall be void. Neither Agent nor any of Lender may sell, assign, transfer, grant a participation in, or otherwise dispose of all or any portion of its interest in this Agreement, the Revolving Notes, the Term Notes or the other Loan Documents except as expressly provided herein.

     12.2 Assignments.
          -----------

          (a)    Conditions for Assignment.  Each Lender may assign all or a
                 -------------------------
portion of its right, title, and interest under this Agreement and the other Loan Documents (including all or a portion of the Revolving Loan or the Term Loan at the time owing to it) to one or more banks or other financial institutions; provided, that (a)
                                                             --------
the assignees shall execute and deliver to the Agent an "Assignment and Acceptance" in a form reasonably satisfactory to Agent, (b) a Lender may not assign any interest without the prior approval of Agent and Borrower, which approval shall not be unreasonably withheld, (c) the assignment shall be for an amount not less than the lesser of (i) all of such Lender's Revolving Advances,
(ii) all of such Lender's Term Loan or (iii) Ten Million Seven Hundred Fourteen Thousand Three Hundred Dollars ($10,714,300), (d) after giving effect to such assignment, such Lender shall continue to hold an interest in the Revolving Loan or the Term Loan, as the case may be, of not less than Ten Million Seven Hundred Fourteen Thousand Three Hundred Dollars ($10,714,300) unless such assignment is an assignment of all of such Lender's interest, (e) Pacific Coast shall not assign any portion of the Term Loan held by it if as a result of such assignment the aggregate Percentage held by Pacific Coast (including that portion of the Term Loan participated by Pacific Coast to CoBank) shall be less than the amount necessary to constitute the Requisite Lenders with respect to the Term Loan, (f) Pacific Coast shall not assign any portion of the Revolving Loans held by it (except for participations granted by Pacific Coast to CoBank) if such assignment would cause the aggregate Percentage of the Revolving Loan held by Pacific Coast and CoBank to be less than thirty three and one-third percent (33 1/3%), and (g) Bank of America shall not assign any portion of the Revolving Loans held by it if such assignment would cause the aggregate Percentage of the Revolving Loan held by Bank of America to be less than thirty three and one-third percent (33 1/3%).

          (b)    Replacement of Transferor Lender by Assignee.  Upon the sale,
                 --------------------------------------------
assignment, transfer or other disposition (other than the sale of a participation) of any of a Lender's right, title, and interest under this Agreement and the other Loan Documents to any assignee in accordance with this
Section 12.2, then upon the execution, delivery, and acceptance of the Assignment and Acceptance, from and after the effective date specified therein,
(a) the transferor Lender no longer shall be a party to this Agreement and the other Loan Documents, or have the rights, benefits, and obligations under this Agreement or the other Loan Documents to the extent of the interest transferred (except for such rights, benefits, and obligations that such Lender would retain under this Agreement or the other Loan Documents upon payment in full of the Obligations) and (b) the assignee shall become a Lender, shall succeed to the rights and benefits and assume the obligations of such transferor Lender hereunder and thereunder to the extent of the interest transferred.

          (c)    Borrower's Cooperation. Borrower hereby agrees that it shall
                 ----------------------
(i) execute and deliver, at the reasonable request of Agent, any amendment to any Loan Document to effectuate the provisions of this Section 12.2 and (ii) use reasonable efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participations in or assignments of any of the Loan Documents or of any portion thereof or interest therein, including assistance in the preparation of appropriate disclosure documents or placement memoranda and provision of complete and correct information describing Borrower and its affairs to potential participants and assignees. Borrower will not be obligated to incur or reimburse Lender for any direct out-of-pocket costs or expenses in connection with any such assignment, resale, syndication, or participation except for expenses incurred by Pacific Coast in selling participations on or about the Closing Date to CoBank, Agribank, FCB, and other entities that are part of the Farm Credit System, all of which shall be payable on the same terms and in the same manner as other expenses incurred by Pacific Coast.

          (d)  Pledge of Rights.  Notwithstanding any other provision in this
               ----------------
Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any entity to which all loans of this type are secured or pledged, including any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR (S) 203.14, and such entity or Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     12.3 Participations.  Any Lender may grant one or more participations in
          --------------
its interest in the Revolving Loan and Term Loan; provided, that (a) such Lender
                                                  --------
shall remain a "Lender" for all purposes under this Agreement and such Lender shall not be relieved of any of its duties under this Agreement, (b) any such grant of a participation will be made in compliance with all applicable state or federal laws, rules, and regulations, and (c) the participation shall be for an amount not less than Five Million Dollars ($5,000,000), (d) after giving effect to such participation, such Lender shall continue to hold an interest in the Revolving Loan or the Term Loan, as the case may be, of not less than Five Million Dollars ($5,000,000), and (e) except for the participation being granted by Pacific Coast to CoBank which shall not be subject to any restrictions, no Lender shall grant any participation under which the participant shall have rights to approve any amendment to, waiver of, or consent under this Agreement or the Loan Documents, except for those that require approval of all Lenders as provided in Section 13.1. Except for CoBank which is a Lender and shall have all of the rights of a Lender, the participant shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the participant's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the participant relating thereto) and all amounts payable to any Lender hereunder shall be determined as if such Lender had not sold such participation. In no event shall any participant grant a participation in its participation interest in a Revolving Advance or in the Term Loan without the prior written consent of Agent.

     12.4 Disclosure.  In connection with any assignments, participations, or
          ----------
offers therefor pursuant to this Article XII, each Lender shall be entitled to provide to any assignee or participant or prospective assignee or participant such information pertaining to Borrower as such Lender may deem appropriate or such assignee or participant or prospective assignee or participant may request; provided, that such assignee or participant or prospective assignee or
--------
participant shall agree (a) to treat in confidence such information, (b) not to disclose such information to any third party, and (c) not to make use of such information for purposes of transactions other than contemplated by such assignment or participation.


                                 ARTICLE XIII.

                                 MISCELLANEOUS
                                 -------------

     13.1 Complete Agreement; Modification of Agreement.  The Loan Documents
          ----------------------------------------------
constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered, or amended except by an agreement in writing signed by Borrower and the Requisite Lenders, except as provided below. No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders; provided, that to the extent such amendment, consent, or
                   --------
waiver would do any of the following, it shall not be effective unless signed by all of the Lenders: (i) extend the final maturity date for payment of the Revolving Loan or the Term Loan or the due date for any installment payment of principal with respect to the Term Loan; (ii) reduce the interest rate or extend the time of payment of interest (other than interest payable in connection with mandatory prepayments under Section 2.3) or Fees payable under this Agreement or reduce the amount of principal or Fees payable under this Agreement; (iii) change the amount of the Maximum Revolving Loan; (iv) change the definitions of Borrowing Base or Fixed Assets (or any defined term used therein) or make any change in Sections 2.3 or 10.3; (v) release all or a substantial portion of the Collateral; (vi) change the definition of "Requisite Lenders" or change this
Section 13.1; (vii) subordinate the priority of any lien or security interest covering a material portion of collateral; (viii) make a material change in any indemnity provided to any Lender; and (ix) increase the interest rate or fees under, accelerate the payment of any portion of, or modify or waive the subordination provisions with respect to, the Subordinated Debt.
Notwithstanding the foregoing, (i) any amendment that would result in a change in the duties, rights, or obligations of Agent shall not be effective unless signed by Agent, and (ii) any provision of this Agreement setting forth rights and duties of Lenders vis-a-vis each other or the rights and duties of Lenders vis-a-vis Agent may be modified by Lenders and Agent without the consent of Borrower.

     13.2 Fees and Expenses.  Borrower shall reimburse Agent and Lenders (but in
          -----------------
the case of Lenders, except for clauses (a) and (b) below, only to the extent such are incurred after the occurrence of a Default or Event of Default) for all reasonable fees, costs, and expenses incurred in connection with:

          (a) the preparation and negotiation of the Loan Documents (including the reasonable fees and expenses of internal counsel and, with respect to Bank of America, the cost of conducting a pre-closing audit of Borrower, and, with respect to Agent only, appraisers and consultants, retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith); or

          (b) any amendment, modification, or waiver of, or consent with respect to, any of the Loan Documents; or

          (c) in the case of Agent only, any advice in connection with the administration of the Revolving Loan, the Term Loan, this Agreement, any Loan Document, or the Collateral, or the performance of Agent's duties under the Loan Documents; or

          (d) any litigation, contest, dispute, suit, proceeding, or action (whether instituted by any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to any Lender by virtue of this Agreement, or the other Loan Documents, under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law (including the seeking of relief from the automatic stay or proposal of opposition to a plan of reorganization); or

          (e) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person that may be obligated to any Lender by virtue of any of the Loan Documents; or

          (f) any attempt to (i) monitor the Revolving Loan or Term Loan, (ii) evaluate, observe, assess Borrower or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral, including environmental and field inspections;

then, in any such event, the reasonable attorneys' and other professional and service providers' fees (including internally-allocated costs of in-house counsel) arising from such services, including those of any appellate proceedings, and all expenses, costs, charges, and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 13.2, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations secured under this Agreement and the other Loan Documents by all of the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants', environmental advisors', appraisers' and investment bankers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     13.3 Access and Annual Audit.
          -----------------------

          (a)  Access.  Borrower shall provide access to Agent (and if requested
               ------
by Agent, to any Lender as well) and any of its officers, employees, and agents, or cause to be provided access to Agent and any of its officers, employees and/or agents, exercisable as frequently as Agent reasonably determines to be appropriate, upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times), during normal business hours (or at such other times as may reasonably be requested by Agent), to inspect the properties and facilities of Borrower and to inspect, audit, and make extracts from all of Borrower's records, files, and books of account. Borrower shall make available to Agent and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Agent may request. Borrower shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time request, to obtain records from any service bureau maintaining records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Prior to the occurrence of a Default or Event of Default, upon the request of Agent and approval of such request by Borrower, which approval shall not unreasonably be withheld, Borrower shall instruct any banking or other financial institution to make available to Agent such information and records as Agent may reasonably request. Following the occurrence of a Default or Event of Default, Borrower shall instruct all of its banking and other financial institutions to make available to Agent such information and records as Agent may reasonably request. Without limiting the generality of the foregoing, Borrower will permit Agent and/or any industry consultant acceptable to Agent to inspect, review and evaluate Borrower's wine inventory, at Borrower's locations and at premises not owned by or leased to Borrower upon request by Agent.

          (b) Annual Audit.  Borrower shall cooperate with Agent in Agent's
              ------------
performance of an annual audit concerning Borrower's business. In addition to other Fees payable to Agent hereunder, Borrower shall reimburse Agent for the cost of performing such audit (which may included internally-allocated costs of Agent or any Lender) in an amount not to exceed Twenty Thousand Dollars ($20,000) per audit. In conducting such audit, Agent may utilize the services of and be accompanied by one or more Lenders.

     13.4 Set-off; Sharing.
          ----------------

          (a) In addition to any rights and remedies of Agent and any Lender provided by law, each Lender shall have a security interest in any and all deposits of Borrower (general or special, time or demand, provisional or final) at any time held by any Lender which security interest shall secure the Obligations. Upon the occurrence and during the continuance of an Event of Default, provided that it has first received the written consent of Agent, without prior notice to Borrower (any such notice being specifically waived by Borrower to the fullest extent permitted by applicable law), each Lender may set off and apply against any Obligations, whether matured or unmatured, of Borrower to such Lender, any amount owing from the Lender to Borrower. No Lender shall exercise any right of set-off it may have against any Borrower or any Guarantor in connection with the Obligations without the prior written consent of Agent. Each Lender promptly shall notify Borrower and Agent after any such setoff and application made by any such Lender; provided, that failure to give such notice
                                     --------
shall not affect the validity of such setoff and application.

          (b) Each Lender agrees that:

              (i) to the extent that it shall receive or shall have received or collected, in respect of any of the Obligations, any payment or distribution of any cash or other property of Borrower or any Guarantor at any time, including by payment or distribution from Borrower or any Guarantor, by exercise of any right of set-off or counterclaim, by liquidation of Collateral, as a distribution in a bankruptcy, insolvency, or similar proceeding or otherwise, and any such payment or distribution results in such Lender's receiving or having received more than it would otherwise be entitled to receive under this Agreement such Lender shall promptly deliver the same to Agent in cash or the form received (except for the endorsement or the assignment of or by such Lender where necessary), and

Agent shall promptly distribute the same to all Lenders in the same manner as if it were a payment to be distributed pursuant to this Agreement, and until so delivered, the same shall be held in trust by such Lender as property of all Lenders; and

              (ii) to the extent that any payment or other transfer made under this Agreement on account of the principal portion of any Obligations shall be recovered (a "Returned Payment") from any Lender pursuant to any preference, fraudulent transfer, or similar provision under any bankruptcy, insolvency, or similar law or otherwise, each other Lender shall purchase from such Lender a participation in its Percentage of such Returned Payment;

          (c) To the extent that any Lender is required by the provisions of
Section 13.4(b) to purchase a participation from one or more other Lenders, such purchase shall be effected by (i) the payment to Agent by the Lender making such purchase of the amount required to be paid, and (ii) Agent's distribution of the amount or amounts required to be paid to the respective Lender or Lenders from whom such purchase is required to be made. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise any rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation.

     13.5 No Waiver by Agent or Lenders.  Agent's or Lenders' failure, at any
          -----------------------------
time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect, or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or Lenders of an Event of Default by Borrower under the Loan Documents shall not suspend, waive, or affect any other Event of Default by Borrower under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants, and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower under this Agreement and no defaults by Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by Agent or Lenders, unless such suspension or waiver is by an instrument in writing signed by an officer of Agent or Lenders, as the case may be, and directed to Borrower specifying such suspension or waiver.

     13.6 Remedies.  Agents and Lenders' rights and remedies under this
          --------
Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     13.7 Severability.  Wherever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.8 Parties.  This Agreement and the other Loan Documents  shall be
          -------
binding upon, and inure to the benefit of, the successors of Borrower, each Lender and the assigns, transferees and endorsees of each Lender.

     13.9 Conflict of Terms.  Except as otherwise provided in this  Agreement or
          -----------------
any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     13.10 Authorized Signature.  Unless Agent shall be notified by Borrower the
           --------------------
contrary, the signature upon any document or instrument delivered pursuant hereto by any officer or Authorized Financial Representative of Borrower shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

     13.11 GOVERNING LAW.   EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE
           -------------
LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURTS OF SAN FRANCISCO COUNTY, CALIFORNIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR
----- --- ----------
EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, AND OTHER PROCESS

ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 13.12 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER OR BORROWER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

     13.12 Notices.  Except as otherwise provided herein, whenever it is
           -------
provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given or delivered to or served upon any of the parties by another, or whenever any of the parties desires to give or deliver or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing, shall be addressed to the addresses set forth below, or such other or additional address as the parties may notify each other of in writing, and shall be deemed to have been sent, delivered, or given and received upon the earlier of: (a) if by facsimile, upon transmission if transmission occurs between 8:00 a.m. and 5:00 p.m. on any Business Day; (b) if by Federal Express or other overnight or one-day mail or delivery service, on the next Business Day following deposit with such delivery service; (c) if by personal delivery, upon completion of delivery; or (d) if by mail, three (3) Business Days after deposit in the U.S. Mail, first class, postage prepaid:

           (a) If to Pacific Coast, as a Lender or as Agent, at:

               Pacific Coast Farm Credit Services
               5560 South Broadway
               Eureka, California  95503
               Attention:  Mr. Sean P. O'Day
               Facsimile:  (707) 442-1268

               Pacific Coast Farm Credit Services
               595 Arthur Road
               Watsonville, California  95077
               Attention:  Mr. James G. Cooper
               Facsimile:  (408) 761-8695

               Pacific Coast Farm Credit Services
               8471 Brooks Road
               Windsor, California  94592
               Attention:  Account Executive for Beringer Wine
                             Estates Company
               Facsimile:  (707) 838-3456

               With copies to:

               Murphy, Weir & Butler
               101 California Street, 39th Floor
               San Francisco, California  94111
               Attention:  Randy Rogers, Esq.
               Facsimile:  (415) 421-7879

           (b) If to CoBank:

               CoBank
               P.O. Box 5110
               Denver, Colorado 80217
               Attention:  Mr. James M. Papai
               Facsimile:  (303) 694-5830

           (c) If to Bank of America, at

               Bank of America NT&SA
               Santa Rosa Commercial Banking Group 1498
               10 Santa Rosa Avenue
               Santa Rosa, California 95404
               Attention:  Mr. David M. Meddaugh
               Facsimile:  (707) 525-2287

           (d) If to GE Capital, at:

               General Electric Capital Corporation
               105 W. Madison St., Suite 1600
               Chicago, Illinois 60602
               Attention:  Mr. Woodrow Broaders
               Facsimile:  (312) 419-5977

               With copies to:

               General Electric Capital Corporation
               201 High Ridge Road
               Stamford, CT 06927-5100
               Attention:  John A. Sirico, Esq.
               Facsimile:  (203) 316-7889

           (e) If to Rabobank, at:

               Rabobank Nederland
               245 Park Avenue
               New York, New York  10167
               Attention:  Corporate Services
               Facsimile:  (212) 916-7880

               With copies to:

               Rabobank Nederland
               3 Embarcadero Center, Suite 930
               San Francisco, California  94111
               Attention:  Ms. Jessalyn W. Peters
               Facsimile:  (415) 986-8349

           (f) If to Bank of Boston, at:

               The First National Bank of Boston
               100 Federal Street
               Mail Stop 01-09-01
               Boston, MA 02106
               Attention:  Ms. Diane Exter
               Facsimile:  (617) 434-4929

           (g) If to Borrower, at:

               Beringer Wine Estates Company
               2000 Main Street
               P.O. Box 111
               St. Helena, California  94574
               Attention:  Walter T. Klenz, President
               Facsimile:  (707) 963-7248

               With copies to:

               Texas Pacific Group
               201 Main Street, No. 2420
               Fort Worth, Texas 76102
               Attention:  James J. O'Brien
               Facsimile:  (817) 871-4010

               Texas Pacific Group
               600 California Street, Suite 1850
               San Francisco, California  94108
               Attention:  James G. Coulter
               Facsimile:  (415) 616-0420

               and

               Pillsbury Madison & Sutro LLP
               235 Montgomery Street, Suite 1653
               San Francisco, California 94104
               Attention:  James Brown, Esq.
               Facsimile:  (415) 983-1200

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     13.13 Survival.  The representations and warranties of Borrower in this
           --------
Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

     13.14 Section Titles.  The Section titles and Table of Contents contained
           --------------
in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     13.15 Counterparts.  This Agreement may be executed in any number of
           ------------
separate counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

     13.16 Performance Always Due on Business Day.  To the extent that any date
           --------------------------------------
under this Agreement is not a Business Day, then the payment or performance due on such day shall be due on the next Business Day.

     13.17 MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION
           ---------------------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     13.18 Revival of Obligations.
           ----------------------

     (a) Revival of Obligations.  If any payment received by Agent or Lenders
         ----------------------
from any source on account of the Obligations, or any portion of Agent's or any Lender's interest in any Collateral which has been applied by Agent or Lender in satisfaction of any Obligations (a "Contested Payment"), is (before or after the Revolving Loan Maturity Date or the Term Loan Maturity Date and regardless of whether payment has been made hereunder) held to be invalid, set aside, void or avoidable, or subject to any setoff, recoupment, or counterclaim, due to any cause of action asserted by Borrower or Borrower's creditors or trustee in bankruptcy for any reason, including preference, fraudulent conveyance, breach of contract, or tort, or any portion of such Contested Payment is rescinded, returned, assigned, or reconveyed by Agent or any Lender due to any such holding, then the Obligations shall be revived, and continued in effect without reduction or discharge for the Contested Payment to the extent of such rescission, return, assignment, or reconveyance by Agent or Lender, until payment in full of the Obligations.

     (b) Contested Payments.  The determination whether any Contested Payment is
         ------------------
or should be rescinded, returned, assigned, or reconveyed shall be made by Agent and Lenders in their sole discretion, provided, that if Agent and Lenders choose
                                      --------
not to contest any such rescission, return, assignment, or reconveyance, Agent shall so notify Borrower in writing and any guarantor of the Obligations (but only such obligors as are not then a debtor under any case under the Bankruptcy
Code) and such obligor may, in its sole discretion, accept tender of defense of such rescission, return, assignment, or reconveyance, upon the following terms and conditions:

          (i) within thirty (30) days after receipt of such notice from Agent, the obligor shall notify Agent in writing of acceptance of tender of defense of such rescission, return, assignment, or reconveyance (upon such notice to Agent, the obligor shall become a "Contesting Obligor");

          (ii) the Contesting Obligor shall, at its own cost, expense, and risk, institute and diligently prosecute any legal action or proceeding as may be necessary to contest such rescission, return, assignment, or reconveyance, and shall pay and or satisfy any money judgment that may be entered against Agent or Lenders in connection therewith;

          (iii) the Contesting Obligor shall indemnify and hold Agent and Lenders harmless from and against all costs and expenses, including reasonable fees and expenses of attorneys, accountants, appraisers, and other professionals which are expended or incurred by Agent in connection with such contest, including in any litigation with respect thereto; and

          (iv) the Contesting Obligor shall provide Agent with adequate assurance of its financial and legal ability to perform under this Section 13.18(b).

If no obligor timely accepts tender of defense as a Contesting Obligor, or upon the failure of any of the other terms and conditions set forth above, Agent and Lenders may, in their sole discretion, rescind, return, assign, or reconvey such Contested Payment. Any rescission, return, assignment, or reconveyance by Agent or Lenders whether or not in connection with any action, proceeding, settlement, or determination pursuant to this Section 13.18(b) shall cause the Obligations to be revived as provided by Section 13.18(a).

     13.19 Time of the Essence.  Time is of the essence in every provision of
           -------------------
this Agreement.

     13.20 No Third Party Beneficiaries.  This Agreement is made and entered
           ----------------------------
into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other Person shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

     13.21 Payments in Immediately Available Funds.  All payments required to
           ---------------------------------------
made under this Agreement shall be made in immediately available funds.

     13.22 Waivers of Events of Default.  If an Event of Default has been waived
           ----------------------------
by Lenders in accordance with the provisions of this Agreement, then such Event of Default shall no longer continue as an Event of Default.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              BERINGER WINE ESTATES COMPANY, formerly
                              known as Wine World Estates Company, as
                              Borrower

                              By: /s/ Douglas W. Roberts
                                 ----------------------------------------
                              Name: Douglas W. Roberts
                                   --------------------------------------
                              Title: Secretary
                                    -------------------------------------


                              PACIFIC COAST FARM CREDIT SERVICES, ACA, as a Lender and as Agent

                              By: /s/ James Cooper
                                 ----------------------------------------
                              Name: James Cooper
                                   --------------------------------------
                              Title: Vice President
                                    -------------------------------------

                              CoBANK, ACB
                              as a Lender

                              By: /s/ James M. Papai
                                 ----------------------------------------
                              Name: James M. Papai
                                   --------------------------------------
                              Title: Vice President
                                    -------------------------------------

                              BANK OF AMERICA NT&SA,
                              as a Lender

                              By: /s/ David M. Meddaugh
                                 ----------------------------------------
                              Name: David M. Meddaugh
                                   --------------------------------------
                              Title: Vice President
                                    -------------------------------------

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              as a Lender

                              By: /s/ Shaun Pettit
                                 ----------------------------------------
                              Name: Shaun Pettit
                                   --------------------------------------
                              Title: Duly Authorized Signatory
                                    -------------------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK B.A., RABOBANK NEDERLAND,
                              NEW YORK BRANCH, as a Lender

                              By:    /s/ Michel De Konkoly Thege
                                    -------------------------------------
                              Name:  Michel De Konkoly Thege
                                    -------------------------------------
                              Title: Deputy General Manager
                                    -------------------------------------

                              By:    /s/ Dana W. Hemenway
                                    -------------------------------------
                              Name:  Dana W. Hemenway
                                    -------------------------------------
                              Title: Vice President
                                    -------------------------------------

                              THE FIRST NATIONAL BANK OF BOSTON,
                              as a Lender

                              By:    /s/ Timothy M. Barns
                                    -------------------------------------
                              Name:  Timothy M. Barns
                                    -------------------------------------
                              Title: Division Executive
                                    -------------------------------------

                               GUARANTOR CONSENTS
                               ------------------

          Beringer Wine Estates Holdings, Inc., a Delaware corporation, successor by merger to Silverado Partners Acquisition Corp., a California corporation, a Guarantor under an Amended and Restated Guaranty dated June 7, 1996, and Cork Processors, Inc., a Delaware corporation, a Guarantor under a Guaranty dated as of January 16, 1996, hereby each (i) ratify and reaffirm, as of the date hereof, all of the provisions of its Amended and Restated Guaranty, or its Guaranty, as the case may be, and its Amended and Restated Security Agreement or Security Agreement, as the case may be, (ii) acknowledges receipt of a copy of the Second Amended and Restated Credit Agreement dated as of February 28, 1997 and (iii) consents to all of the provisions of the Second Amended and Restated Credit Agreement.

                              BERINGER WINE ESTATES HOLDINGS, INC.,
                              a Delaware corporation, successor by
                              merger to Silverado Partners Acquisition
                              Corp.

                              By: /s/ Douglas W. Roberts
                                 ----------------------------------------
                              Name: Douglas W. Roberts
                                   --------------------------------------
                              Title: Secretary
                                    -------------------------------------

                              CORK PROCESSORS, INC., a Delaware
                              corporation

                              By: /s/ Douglas W. Roberts
                                 ----------------------------------------
                              Name: Douglas W. Roberts
                                   --------------------------------------
                              Title: Secretary
                                    -------------------------------------